UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Tetra Tech, Inc.
(Name of Registrant as Specified In Its Charter)

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January 19, 2016

Dear Tetra Tech Stockholders:

              You are cordially invited to attend the Annual Meeting of Stockholders of Tetra Tech, Inc., which will be held at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101, on Thursday, March 3, 2016, at 10:00 a.m. Pacific Time.

              Details of the business to be conducted at the Annual Meeting are given in the Notice of Annual Meeting of Stockholders and the proxy statement.

              We use the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. Internet transmission and voting are designed to be efficient, minimize cost and conserve natural resources.

              Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting.

              Thank you for your continued support of Tetra Tech. We look forward to seeing you at the Annual Meeting.

Dan L. Batrack Chairman and Chief Executive Officer

Pasadena, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you may submit your proxy and voting instructions via the Internet, by telephone or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope. Please refer to the section entitled "Voting Your Shares" in the Meeting and Voting Information section of this proxy statement for a description of these voting methods. If your shares are held by a bank or brokerage firm (your record holder) and you have not given your record holder instructions to do so, your broker will NOT be able to vote your shares with respect to any matter other than ratification of the appointment of the independent registered public accounting firm. We strongly encourage you to vote.

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

              You are cordially invited to attend our 2016 Annual Meeting of Stockholders to be held on Thursday, March 3, 2016, at 10:00 a.m. Pacific Time, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101. At the meeting, stockholders will vote on the following items of business:

  1.
  Election of the nine directors nominated by our Board to serve a one-year term;

  2.
  Approval, on an advisory basis, of our executive compensation;

  3.
  Approval of an amendment to our Employee Stock Purchase Plan (ESPP) to increase by 1,000,000 the number of shares of common stock authorized for issuance under the ESPP;

  4.
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2016; and

  5.
  Transaction of any other business properly brought before the meeting or any adjournment or postponement thereof.

               Our Board recommends that stockholders vote FOR each of the director nominees nominated by our Board, and FOR Items 2, 3 and 4. After considering these items of business at the meeting, Dan Batrack, our Chairman and Chief Executive Officer, will review our fiscal 2015 performance and answer your questions.

              The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof is January 8, 2016.

               Even if you cannot attend the Annual Meeting, it is important that your shares be represented and voted. You may vote as follows:

By Telephone In the U.S. or Canada, you can vote your shares by calling 1.800.690-6903 before 11:59 p.m. Eastern Time on March 2, 2016.
On the Internet
You can vote your shares online at
 www.proxyvote.com
before 11:59 p.m. Eastern Time on March 2, 2016. You will need the 12-digit control number on your Notice of Internet Availability or proxy card.
By Mail
		You can vote by mail by completing, dating and signing your proxy card and returning it in the postage-paid envelope provided or sending it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	In Person You can vote in person at the Annual Meeting. Beneficial holders must contact their broker or other nominee if they wish to vote in person.

On behalf of the Board of Directors, management and employees of Tetra Tech, thank you for your continued support.

BY ORDER OF THE BOARD OF DIRECTORS

Janis B. Salin Senior Vice President, General Counsel and Secretary

Pasadena, California
January 19, 2016

PROXY STATEMENT FOR TETRA TECH, INC.
2016 ANNUAL MEETING OF STOCKHOLDERS

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PROXY SUMMARY

              This section contains summary information described in greater detail in other parts of this proxy statement and does not contain all the information you should consider before voting. Stockholders are urged to read the entire proxy statement before voting.

ANNUAL MEETING INFORMATION

Time And Date	10:00 a.m. Pacific Time on Thursday, March 3, 2016

Place	Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101

Record Date	Stockholders as of the close of business on January 8, 2016

Attending the Meeting	Please follow the instructions described under "Annual Meeting Procedures" in the Meeting and Voting Information section of this proxy statement

ITEMS BEING VOTED ON AT ANNUAL MEETING

Item		Board Recommendation	Vote Required	Discretionary Broker Voting

1.	Election of directors	FOR	Majority of votes cast	No

2.	Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote	No

3.	Approval of amendment to Employee Stock Purchase Plan (ESPP) to increase by 1,000,000 the number of shares of common stock authorized for issuance	FOR	Majority of shares represented and entitled to vote	No

4.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2016	FOR	Majority of shares represented and entitled to vote	Yes

FISCAL 2015 PERFORMANCE HIGHLIGHTS

              General.    Fiscal 2015 was a year of solid progress for our company. We continued our focus on the delivery of differentiated water, environmental, infrastructure, resource management and energy services in our ongoing operations, which consist of our Water, Environment and Infrastructure (WEI) and Resource Management and Energy (RME) business groups. On revenue from ongoing operations of approximately $2.2 billion, WEI/RME delivered operating income of $154 million, diluted earnings per share (EPS) of $1.63 and operating cash of $134 million. The wind-down of non-core construction activities in our Remediation and Construction Management segment is proceeding well, with remaining work to be substantially complete by the end of fiscal 2016.

Results of Ongoing Operations: FY 2015 vs. FY 2014

              These financial measures, which are not in accordance with generally accepted accounting principles in the United States of America (GAAP), are reconciled to GAAP in Appendix A to this proxy statement.

              Capital Discipline.    We are committed to maintaining capital discipline, as demonstrated through our return of cash to stockholders in fiscal 2015. We paid dividends each fiscal quarter, and also executed our share repurchase program. Our fiscal 2015 return to stockholders consisted of $18 million in dividends and $100 million in share repurchases. Accordingly, we have $100 million remaining in the $200 million repurchase plan authorized by our Board in fiscal 2015.

CORPORATE GOVERNANCE HIGHLIGHTS

              Our corporate governance policies and practices reflect our values, and allow our Board to effectively oversee our company in the interest of creating long-term value. The key elements of our program and the related benefits to our stockholders are set forth below:

Our Practice or Policy	Description and Benefit to Our Stockholders

STOCKHOLDER RIGHTS

Annual Election of Directors	Our directors are elected annually, reinforcing their accountability to our stockholders.

Single Class of Outstanding Voting Stock	We have no class of preferred stock outstanding, which means that our common stockholders together control our company with equal voting rights.

Majority Voting for Director Elections	We have a majority vote standard for uncontested director elections, which increases Board accountability to stockholders.

Mandatory Director Resignation Policy	Incumbent directors who receive more "AGAINST" votes than "FOR" votes must tender their resignation to the Board for consideration.

No Poison Pill	We do not have a stockholder rights plan (commonly referred to as a "poison pill").

Stockholder Calls for Special Meetings	Our Bylaws allow stockholders owning 20% or more of our shares to call a special meeting of stockholders.

BOARD STRUCTURE

Governance Policies	Our Corporate Governance Policies provide stockholders with information regarding the best practice principles of our corporate governance program and Board framework.

90% Independent	All of our current directors, except our Chairman/CEO, are independent, ensuring that our directors oversee our company without undue influence from management.

Robust Presiding Director Role	Our Presiding Director is selected annually by our independent directors to perform clearly delineated duties, such as presiding at executive session of our Board and serving as principal liaison between the independent directors and the CEO.

Committee Governance	Our Board Committees have written charters that clearly establish their respective roles and responsibilities, and are comprised exclusively of independent directors. Committee composition and charters are reviewed annually by our Board.

Director Tenure	Our Board's Nominating and Corporate Governance Committee annually reviews our Board composition, which helps ensure we have the right balance between continuity and fresh perspectives. We added two new directors in 2013 who remain on our Board today, reducing the average tenure of the Board from 15 years to just over 11 years.

Annual Performance Evaluations	Our Board's Nominating and Corporate Governance Committee oversees an annual performance evaluation of our Board, and its Committees and leadership, to ensure they continue to serve the best interests of stockholders.

Access to Management and Experts	Our Board and Committees have complete access to all levels of management and can engage advisors at our expense, giving them access to employees with direct responsibility for managing our company and experts to help them fulfill their oversight responsibilities on behalf of our stockholders.

Succession Planning	Our Board's Nominating and Corporate Governance Committee and/or our full Board reviews potential CEO and other senior executive successors annually to develop our future leaders and ensure we can sustain business continuity if any of these key employees were to leave our company.

EXECUTIVE COMPENSATION

Stock Ownership Guidelines	All of our directors and executive officers have met our stock ownership guidelines, helping ensure the alignment of their interests with those of our stockholders.

Annual Say-on-Pay Vote	Stockholders have the opportunity annually to cast an advisory vote on our executive compensation.

Best Practices	Our executive compensation program reflects a number of best practices that are summarized on the last page of this proxy summary and in the executive summary of the Compensation Discussion and Analysis section of our proxy statement.

2016 DIRECTOR NOMINEES

              During fiscal 2015, our Board has overseen a significant transformation or our company, including the realignment of our business to focus on our ongoing, front-end consulting and engineering business. We reorganized these operations to better align them with our markets, and began the wind-down of our non-core construction activities. Further, the Board oversaw the continuation of our capital allocation plan, which included a return to stockholders consisting of share repurchases ($100 million) and cash dividends ($18 million). Our Board members have demonstrated commitment to diligently and effectively executing their fiduciary duties on behalf of our stockholders, and we recommend that each of the following currently serving directors be re-elected at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent	AC	CC	GC	SC

Dan L. Batrack	57	2005	Chairman and CEO, Tetra Tech, Inc.	No

Hugh M. Grant	79	2003	Retired Vice Chair & Regional Managing Partner, Ernst & Young LLP	Yes	C		M

Patrick C. Haden	62	1992	Athletic Director, University of Southern California	Yes		M	C

J. Christopher Lewis (PD)	59	1988	Managing Director, Riordan, Lewis & Haden	Yes	M		M

Kimberly E. Ritrievi	57	2013	President, The Ritrievi Group LLC	Yes	M			M

Albert E. Smith	66	2005	Retired Executive Vice President, Lockheed Martin	Yes		M		C

J. Kenneth Thompson	64	2007	President and CEO, Pacific Star Energy, LLC	Yes		C		M

Richard H. Truly	78	2003	Retired Vice Admiral, U.S. Navy and former NASA Administrator	Yes			M	M

Kirsten M. Volpi	51	2013	EVP for Finance and Administration, CFO and Treasurer, Colorado School of Mines	Yes	M	M

AC = Audit Committee	CC = Compensation Committee	GC = Nominating and Corporate Governance Committee

SC = Strategic Planning and Enterprise Risk Committee	M = Member	C = Chairman	PD = Presiding Director

EXECUTIVE COMPENSATION HIGHLIGHTS

              Our Board's Compensation Committee designs our executive compensation program to motivate our executives to execute our business strategies and deliver long-term stockholder value. The program delivers pay for performance, with compensation dependent on our achieving annual and long-term financial and business performance objectives that advance the interests of our stockholders.

              We value our stockholders' opinions about our governance and compensation practices, and we actively solicit input through our stockholder outreach program. In advance of the 2016 Annual Meeting, we engaged in telephonic and/or in-person discussions with stockholders representing more than 50% of our outstanding shares. Based on stockholders' feedback and on the Compensation Committee's further review of certain "best practices," the Committee made a number of changes to the executive compensation program for fiscal years 2015 and 2016 as summarized on pages 41 to 42 in the Compensation Discussion and Analysis section of this proxy statement

              Total direct compensation to our executives is comprised of the following three components:

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Base salary;

•
Performance-based cash incentive under our annual incentive plan (AIP) award; and

•
Long-term performance-based incentives (LTIs) delivered in equity: consists 50% of performance share units (PSUs) with cliff vesting after a three-year performance period based on EPS growth and relative TSR, 25% of stock options vesting over four years, and 25% of restricted stock units (RSUs) vesting over four years.

              We target our Named Executive Officers' (NEOs') total direct compensation at the market median and, for fiscal 2015, each of our NEOs' target total direct compensation fell at or around the median of the market data utilized by the Compensation Committee. The majority of this compensation is at risk, meaning that if we fail to deliver on our financial objectives and create stockholder value, our executives may ultimately not realize some or all of these performance-based components of compensation. In fiscal 2015, 68% of our Chief Executive Officer's (CEO's) total direct compensation, and an average of 55% of our other current NEOs' total direct compensation, was performance-based.

Fiscal 2015 CEO Total Direct Compensation (TDC) Mix

CEO 2015 PERFORMANCE-BASED TDC: 68%

Fiscal 2015 Average Other Current NEOs TDC Mix

AVERAGE OTHER CURRENT NEOS' 2015 PERFORMANCE- BASED TDC: 55%

              As summarized below and described in further detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is aligned with our goals and strategies and reflects best practices.

What We Do

• Pay for performance – in fiscal 2015, 68% of our CEO's total direct compensation was tied to company performance

• Emphasize long-term performance – in fiscal 2015, 64% of our CEO's total direct compensation was equity-based and thereby tied to creating stockholder value

• Use double-trigger change of control vesting provisions – vesting of equity following a change of control requires termination of employment within two years

• Maintain stock ownership guidelines

• Maintain clawback policy

• Use an independent compensation consultant retained directly by the Compensation Committee, in its sole discretion

• Regularly assess potential risks relating to our compensation policies and practices

What We Don't Do

• Have employment agreements with our NEOs

• Gross up change of control severance benefits

• Provide gross-ups to cover tax liabilities associated with executive perquisites

• Permit directors or officers to hedge or pledge company stock

• Grant stock options with an exercise price less than the fair market value on the date of grant

• Re-price or exchange stock options without stockholder approval

• Promise multi-year guarantees for salary increases

 AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

              Our Board has approved an amendment to our Employee Stock Purchase Plan (ESPP) to increase the maximum number of shares of common stock authorized for issuance over the term of the ESPP by 1,000,000 shares. We are seeking stockholder approval of this amendment.

              The purpose of the amendment is to ensure that we will have a sufficient reserve of common stock available under the ESPP to provide eligible employees with the continuing opportunity to acquire a proprietary interest in us through participation in a payroll deduction-based employee stock purchase plan. As of December 31, 2015, employees had purchased 2,194,821 shares of our common stock under the ESPP, and only 259,281 shares remained for purchase. At that date, approximately 9,800 employees were eligible to participate in the ESPP, including 10 executive officers.

RATIFICATION OF APPOINTMENT OF PWC

              Our Board's Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the 2016 fiscal year, and our Board is seeking stockholder ratification of the appointment. PwC is knowledgeable about our operations and accounting practices, and is well qualified to act as our independent registered public accounting firm. The Audit Committee considered the qualifications, performance and independence of PwC, the quality of its discussions with PwC, and the fees charged by PwC for the level and quality of services provided during fiscal 2015, and has determined that the reappointment of PwC is in the best interest of our company and its stockholders.

CORPORATE GOVERNANCE AND ETHICS

              Under the oversight of our Board of Directors, we have designed our corporate governance program to ensure continued compliance with applicable laws and regulations, the rules of the Securities and Exchange Commission (SEC) and the listing standards of the Nasdaq Stock Market (Nasdaq), and to reflect best practices as informed by the recommendations of our outside advisors, the voting guidelines of our stockholders, the policies of proxy advisory firm, and the policies of other public companies.

              We are committed to operating with honesty and integrity, and maintaining the highest level of ethical conduct. We encourage stockholders to visit the Corporate Governance section of our website, which includes the following corporate governance documents:

    •
    Code of Business Conduct;

    •
    Finance Code of Professional Conduct, which applies to our CEO and all members of our finance department, including our chief financial officer and principal accounting officer;

    •
    Corporate Governance Policies;

    •
    Charters for our Board's Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Strategic Planning and Enterprise Risk Committee; and

    •
    Stock Ownership Guidelines.

              You can access these documents by going to our website at www.tetratech.com/en/corporate-governance, but should note that information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. You can also receive copies of these documents, without charge, by written request mailed to our Corporate Secretary at Tetra Tech, Inc., 3475 E. Foothill Blvd., Pasadena, California 91107.

              We maintain a hotline that is available to all employees for the anonymous submission of employee complaints. All complaints go directly to our General Counsel, and all complaints relating to accounting, internal controls or auditing matters also go directly to the Chairman of our Audit Committee. We also maintain an internal audit control function that provides critical oversight over the key areas of our business and financial processes and controls, and reports directly to the Audit Committee. Our Board has also adopted a written related person transactions policy. Under the policy, the Audit Committee (or other committee designated by the Nominating and Corporate Governance Committee) reviews transactions between us and "related persons."

CODE OF CONDUCT

              Our company conducts its business on the bases of the quality of its services and the integrity of its association with its clients and others. Our Code of Conduct demonstrates our commitment to ascribe to the highest standards of ethical conduct in the pursuit of our business, and applies to all of our directors, officers and employees. It has been translated into five languages, and our employees are trained on it and affirm their commitment to comply with it when they first join our company and periodically thereafter.

The core ethical matters discussed in our Code of Conduct, and the related guidance we provide to members of our team throughout the world, are summarized below.

Ethical Matter	Our Policy

Dealing with Each Other	We work to create an atmosphere of mutual trust and respect by being honest, fair and consistent. We treat all employees fairly and impartially.

Employee Development	Employee initiative is the primary driver of career development, and we offer opportunities for training and development.

Non-Discrimination and Sexual Harassment	We are committed to non-discrimination. We provide a workplace free of sexual harassment. Verbal or physical harassment or behavior that creates a hostile work environment will not be tolerated.

Health and Safety	We maintain a workplace free of recognized safety and health hazards. We have developed a comprehensive health and safety program.

Conflict of Interest	Employees must avoid situations in which their private interests or those of the members of their family conflict with our interests.

Confidential and Proprietary Information	Employees must maintain the confidentiality of our trade secrets and proprietary information.

Insider Trading	Employees must ensure that inside information is not misused, and may not buy or sell our securities when they have inside information of a material nature.

Dealing with Clients	We accurately represent services in our marketing efforts.

Dealing with Suppliers	We are committed to the fair treatment of suppliers, and will select those who provide the best value for us and our clients.

Proprietary Information of Others	We prohibit the wrongful possession or use of any proprietary information of any supplier, customer, business partner or competitor.

Gifts, Meals and Entertainment	We prohibit the giving and receiving of gifts of significant value, while customary business entertainment is proper (determined by frequency, nature or value).

Improper Payments	We prohibit payments made by, or anything of value given, on our behalf either directly or indirectly to government officials or political candidates that violate applicable laws.

Accurate Records and Reporting	We prohibit false or misleading entries in our records for any reason.

Legal Compliance	We prohibit the use of our funds or resources for an unlawful or improper purpose.

Antitrust Laws	We prohibit activities in restraint of trade, including price-fixing or bid-rigging.

Business with the U.S. Government	We must comply with the Federal Acquisition Regulation (FAR), and the related rules and regulations, including the Truth in Negotiations Act and the Anti-Kickback Act.

OUR BOARD OF DIRECTORS

OVERVIEW

              Our Board of Directors is responsible for overseeing, counseling and directing management in serving the long-term interests of our company and stockholders, with the goal of building long-term stockholder value and ensuring the strength of our company for our clients, employees and other stakeholders. In this capacity, the Board's primary responsibilities include establishing an effective corporate governance program, with a Board and Committee structure that ensures independent oversight; overseeing our business, strategies and risks; maintaining the integrity of our financial statements; evaluating the performance of our senior executives and determining their compensation; undertaking succession planning for our CEO and other senior executives; and reviewing our annual operating plan and significant strategic and operational objectives and actions.

BOARD COMPOSITION

              Our Bylaws provide that our Board consist of between five and nine directors, with the exact number fixed from time to time by Board resolution. Our Board has nine members. We believe a limited number of directors helps maintain personal and group accountability. Our Board is independent in composition and outlook, and comprised of independent directors, other than the CEO. Each of the nine current directors has been nominated for election by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee and has decided to stand for election.

Name	Director Since	Principal Occupation	Independent	AC	CC	GC	SC

Dan L. Batrack	2005	Chairman and CEO, Tetra Tech, Inc.	No

Hugh M. Grant	2003	Retired Vice Chair & Regional Managing Partner, Ernst & Young LLP	Yes	C		M

Patrick C. Haden	1992	Athletic Director, University of Southern California	Yes		M	C

J. Christopher Lewis (PD)	1988	Managing Director, Riordan, Lewis & Haden	Yes	M		M

Kimberly E. Ritrievi	2013	President, The Ritrievi Group LLC	Yes	M			M

Albert E. Smith	2005	Retired Executive Vice President, Lockheed Martin	Yes		M		C

J. Kenneth Thompson	2007	President and CEO, Pacific Star Energy, LLC	Yes		C		M

Richard H. Truly	2003	Retired Vice Admiral, U.S. Navy and former NASA Administrator	Yes			M	M

Kirsten M. Volpi	2013	Executive Vice President for Finance and Administration, Chief Financial Officer and Treasurer, Colorado School of Mines	Yes	M	M

AC = Audit Committee	CC = Compensation Committee	GC = Nominating and Corporate Governance Committee

SC = Strategic Planning and Enterprise Risk Committee	M = Member	C = Chairman	PD = Presiding Director

BOARD MEETINGS AND ATTENDANCE

              During fiscal 2015, our Board of Directors held seven meetings. During this period, all of the incumbent directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served, during the period for which each such director served. Our directors are strongly encouraged to attend the annual meeting of stockholders, and all of our directors attended last year's annual meeting.

CORPORATE GOVERNANCE POLICIES

              Our Corporate Governance Policies, as updated in November 2015, provide the corporate governance framework for our company and reflect the beliefs of our Board with respect to the matters described below:

Matter	Description

Board Composition

Reasonable Size.    Our Board should be between five and nine directors.

No Over-Boarded Directors.    Our directors should sit on three or fewer other public company boards.

Mandatory Retirement; Term Limits.    Our Board has fixed the retirement age for directors at 75; however, Mr. Grant and Admiral Truly have been "grandfathered" because of their special qualifications and experience, and the Board has waived this mandatory retirement requirement solely for them. There are no established term limits on service.

Director Independence

Majority Independent.    A majority of our directors should satisfy the Nasdaq independence standards.

Regular Executive Sessions.    Our independent directors should meet in executive session following each meeting of the Board.

Board Leadership Structure

Robust Presiding Director Role.    Since our CEO is also Chairman, our independent directors should select one of themselves to serve as Presiding Director, with established roles and responsibilities.

Annual Review.    The Board appoints a Chair and determines whether the positions of Chair and CEO will be held by one individual or separated.

Board Committees

Independence.    Board Committees should be comprised only of independent directors.

Governance.    Board Committees should act under charters setting forth their purposes and responsibilities, which charters are evaluated annually. The charters allow for the engagement, at our expense, of independent legal, financial or other advisors as the directors deem necessary or appropriate.

Attendance.    Directors should prepare for and attend all meeting of our Board and its Committees on which they serve, and are strongly encouraged to attend all annual stockholder meetings.

Director Qualifications

Diverse and Relevant Experience.    The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills and experiences for the directors. We are committed to selecting candidates regardless of gender, ethnicity and national origin.

Board Duties

Management Succession Planning.    Our Board will review with the CEO succession and development plans for senior executive officers.

Financial Reporting, Legal Compliance and Ethical Conduct.    Our Board maintains governance and oversight functions, but our executive management maintains primary responsibility.

Stock Ownership Guidelines.    To align the interests of stockholders with the directors and executive officers, our Board has established stock ownership guidelines.

Continuous Board Improvement

New Director Orientation.    All new directors participate in an orientation program to familiarize themselves with our company.

Continuing Education.    Directors continue their education through meetings with executive management and other managers to enhance the flow of meaningful financial and business information. They also receive presentations to assist with their continuing education.

Annual Performance Evaluations.    The Nominating and Corporate Governance Committee oversees an annual self-assessment process to ensure our Board and Committees are functioning effectively.

DIRECTOR INDEPENDENCE

              Upon recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has determined that, as of the date of this proxy statement, each member of the Board of Directors other than Mr. Batrack is independent under the criteria established by Nasdaq for director independence. The Nasdaq criteria include various objective standards and a subjective test. A member of the Board of Directors is not considered independent under the objective standards if, for example, he or she is, or at any time during the past three years was, employed by us. Mr. Batrack is not independent because he is an employee.

              In connection with the assessment of Mr. Thompson's independence, we reviewed the facts and circumstances of his role as an independent director of Coeur Mining, Inc. and Pioneer Natural Resources Company, two of our clients, and Alaska Air Group, Inc., one of our vendors. We concluded that Mr. Thompson is an independent director because his role at each of these companies is limited to that of an independent director, each of the companies is a large public company, and the amount of business done with each of the companies is immaterial to us (less than 1% of our fiscal 2015 net revenue) and each such company.

              All members of each of our Audit, Compensation, Nominating and Corporate Governance, and Strategic Planning and Enterprise Risk committees are independent directors. In addition, upon recommendation of the Nominating and Corporate Governance Committee, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable Nasdaq listing standards.

              The subjective test under Nasdaq criteria for director independence requires that each independent director not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board of Directors was made in the context of the objective standards referenced above. In making its independence determinations, the Board of Directors considers the transactions and other relationships between us and each director and his or her family members and affiliated entities. The Board of Directors determined that there were no transactions or other relationships that exceeded Nasdaq objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

BOARD LEADERSHIP STRUCTURE

              We currently have a combined Chairman/CEO role and an independent Presiding Director. We believe that the combined Chairman/CEO role is appropriate because it allows for one individual to lead our company with a cohesive vision, the ability to execute that vision, and the understanding of the significant enterprise risks that need to be mitigated or overcome to achieve that vision. It also fosters clear accountability, effective decision-making and alignment on corporate strategy. Combined leadership at the top also provides the necessary flexibility for us to rapidly address the changing needs of our business.

              Balancing our combined Chairman/CEO is our Presiding Director, elected by and from the independent directors, who has critical duties in the boardroom to ensure effective and independent oversight of Board decision-making. Mr. Lewis currently serves as our Presiding Director. Our Governance Policies describe these duties, which delineate clear responsibilities to ensure independent stewardship of our Board, as summarized below.

Presiding Director Roles and Responsibilities:

•

scheduling meetings of the independent directors;

•

chairing the separate meetings of the independent directors;

•

serving as principal liaison between the independent directors and the Chairman/ CEO on sensitive issues;

•

communicating from time to time with the Chairman/CEO, and disseminating information to the rest of the Board of Directors as appropriate;

•

providing leadership to the Board of Directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict; and

•

being available, as appropriate, for communication with stockholders.

              In November 2015, the Board determined that the role of Presiding Director would rotate and the term would be four years. Accordingly, at a meeting in January 2016, the independent directors will elect a successor to Mr. Lewis to serve as Presiding Director for a four-year term.

              Supplementing the Presiding Director are our Committee Chairs and members, all of whom are independent. With the Compensation Committee conducting a rigorous annual evaluation of the CEO's performance that is discussed by all independent directors during executive sessions, we believe our Board leadership structure provides independent oversight of our company.

BOARD COMMITTEES

              Each of our Board committees has a written charter that describes its purposes, membership and meeting structure, and authority and responsibilities. These charters, which may be found in the "Corporate Governance" section of our website at www.tetratech.com/en/corporate-governance, are reviewed by the respective committee on an annual basis, with any recommended changes adopted upon approval by our Board. Updated charters are promptly posted on our website.

              We have four standing committees composed solely of independent directors, each with a different independent director serving as chairperson of the committee. Our Board committees are: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee,

and the Strategic Planning and Enterprise Risk Committee. We hold our Board committee meetings sequentially (i.e., committee meetings do not overlap with one another). As a result of holding sequential meetings, each of our Board members is given the opportunity to attend each committee meeting. We believe this practice is highly beneficial to our Board as a whole and the company in general because each of our Board members is aware of the detailed work conducted by each Board committee. This practice also affords each of our Board members the opportunity to provide input to the committee members before any conclusions are reached.

              The primary responsibilities, membership and meeting information for our four standing committees are summarized below.

Audit Committee

Members:

    Hugh M. Grant (Chair)
    J. Christopher Lewis
    Kirsten M. Volpi
    Kimberly E. Ritrievi

Meetings in Fiscal 2015: 6

Average Attendance in Fiscal 2015: 100%

All members satisfy the audit committee experience and independence standards required by Nasdaq, and have been determined to be financially literate.

Each of Mr. Grant and Ms. Volpi has been determined to be an "audit committee financial expert" under applicable SEC regulations.

Responsibilities:

•

reviewing our significant accounting principles, policies and practices in reporting our financial results under generally accepted accounting principles;

•

reviewing our annual audited financial statements and related disclosures;

•

reviewing management letters or internal control reports, and reviewing our internal controls over financial reporting;

•

reviewing the effectiveness of the independent audit effort;

•

appointing, retaining and overseeing the work of the independent accountants;

•

pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm;

•

reviewing our interim financial results for each of the first three fiscal quarters;

•

reviewing the reports of our internal Management Audit Department;

•

reviewing and discussing financial, liquidity, tax and treasury, litigation and Sarbanes-Oxley compliance matters in accordance with our enterprise risk management (ERM) responsibility matrix;

•

reviewing and overseeing related party transactions;

•

reviewing complaints regarding accounting, internal controls or auditing matters; and

•

preparing the annual Audit Committee Report to be included in the proxy statement.

Compensation Committee

Members:

    J. Kenneth Thompson (Chair)
    Patrick C. Haden
    Albert E. Smith
    Kirsten M. Volpi

Meetings in Fiscal 2015: 5

Average Attendance in Fiscal 2015: 100%

All members satisfy the independence standards required by Nasdaq.

All members qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" under Section 162(m) of the Internal Revenue Code.

Responsibilities:

•

reviewing and approving the annual base salaries and annual incentive opportunities of the CEO and other executive officers, including an evaluation of the performance of the executive officers in light of our performance goals and objectives;

•

reviewing and approving, as they affect the executive officers, all other incentive awards and opportunities, any employment agreements and severance arrangements, any change-in-control agreements, and any special or supplemental compensation and benefits;

•

reviewing and discussing comments provided by stockholders and proxy advisory firms regarding our executive compensation;

•

overseeing our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters;

•

reviewing director and executive officer stock ownership under our Stock Ownership Guidelines;

•

reviewing and discussing incentives and rewards in accordance with our ERM responsibility matrix;

•

making recommendations to the Board with respect to incentive-based compensation plans, equity-based plans and executive benefits;

•

reviewing and approving all grants of equity awards; and

•

reviewing and discussing the annual Compensation Discussion and Analysis and Compensation Committee Report to be included in the proxy statement;

Nominating and Corporate Governance Committee

Members:

    Patrick C. Haden (Chair)
    Hugh M. Grant
    J. Christopher Lewis
    Richard H. Truly

Meetings in Fiscal 2015: 4

Average Attendance in Fiscal 2015: 100%

All members satisfy the independence standards required by Nasdaq.

Responsibilities:

•

developing criteria for nominating and appointing directors, including Board size and composition, corporate governance policies, and individual director expertise, attributes and skills;

•

recommending to the Board the individuals to be nominated as directors;

•

recommending to the Board the appointees to be selected for service on the Board committees;

•

overseeing an annual review of the performance of the Board and each committee;

•

reviewing annually the adequacy of the committee charters and recommending proposed changes to the Board;

•

making recommendations to the Board on changes in the compensation of non-employee directors;

•

reviewing the succession plans relating to the positions held by executive officers;

•

reviewing our Code of Conduct and anti-fraud policies in accordance with our ERM responsibility matrix; and

•

considering any conflict of interest issues between us and directors or executive officers.

Strategic Planning and Enterprise Risk Committee

Members:

    Albert E. Smith (Chair)
    Kimberly E. Ritrievi
    J. Kenneth Thompson
    Richard H. Truly

Meetings in Fiscal 2015: 2

Average Attendance in Fiscal 2015: 100%

All members satisfy the independence standards required by Nasdaq.

Responsibilities:

•

overseeing our strategic planning process, and working with management to plan the annual offsite Strategic Planning and Enterprise Risk meeting;

•

reviewing and recommending to the Board certain strategic decisions regarding our exit from existing lines of business, entry into new lines of business, acquisitions, joint ventures, investments in or dispositions of businesses, and reviewing and approving our capital allocation strategy;

•

reviewing, as requested by management, our bid and proposal strategy for high risk contracts;

•

overseeing our enterprise risk management (ERM) policies and procedures, and working with our Risk Management Officer on ERM reports to the Board; and

•

reviewing, as determined by management, any changes in technology and regulatory trends to assess the impact of technology and regulatory changes on business strategy and resource allocation.

EXECUTIVE SESSIONS

              Our Board believes it is important to have executive sessions without our CEO being present, which are scheduled after every regular meeting of the Board. Our independent directors have robust and candid discussions at these executive sessions during which they can critically evaluate the performance of our company, CEO and management. Mr. Lewis presided as Presiding Director at each of the six executive sessions of independent directors.

              In addition, executive sessions of the Audit Committee are scheduled following each regular meeting of the Audit Committee (one with PwC and one with the head of our Management Audit Department), and an executive session of the Compensation Committee is scheduled following the Compensation Committee meeting each November at which executive compensation determinations are made.

RISK OVERSIGHT

ENTERPRISE RISK MANAGEMENT AND STRATEGIC RISKS

              We believe that risk is inherent in the pursuit of long-term growth opportunities. Our management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of our risk management. With this oversight, we have implemented an ERM program with practices and policies designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value.

              The Strategic Planning and Enterprise Risk Committee is responsible for the oversight of the ERM. Our Corporate Risk Management Officer reports the status of the ERM to this committee on a semi-annual basis. The reports address our risk management effectiveness, those projects that may significantly impact our financial condition, and any new risk issues and mitigation measures that have been implemented.

              As part of the overall risk oversight framework, other committees of the Board also oversee certain categories of risk associated with their respective areas of responsibility to better coordinate with management and serve the long-term interests of our stockholders. Our Board receives reports from the committees regarding topics discussed at the committee meetings, which include the areas of risk overseen primarily by the committees.

              In addition, the Board participates in regular discussions among the directors and with our senior management with respect to several core subjects in which risk oversight is an inherent element, including strategy, operations, finance, mergers and acquisitions, and legal matters. The Board believes that the leadership structure described above under "Board Leadership Structure" facilitates the Board's oversight of risk management because it allows the Board, with leadership from the Presiding Director and working through its committees, to participate actively in the oversight of management's actions.

 OVERSIGHT OF RISK

Board or Committee	Major Areas of Responsibility

Board of Directors	• Annual operating plan; • Corporate governance; • Major initiatives; mergers and acquisitions; • Business development; • Project execution; and • Major markets and clients

Audit Committee	• Financial metrics and measures; • Liquidity and cash flow; • Tax and treasury strategy; • Fiscal discipline; • Litigation and claims; and • Sarbanes-Oxley compliance

Compensation Committee	• Management incentives and awards

Nominating and Corporate Governance Committee	• Code of Conduct; and • Anti-fraud policies

Strategic Planning and Enterprise Risk Committee	• Business planning and performance; • Risk appetite and tolerance; • Bids and proposals; • Capital structure; • Technology risk; and • Corporate ERM

RISKS ASSOCIATED WITH COMPENSATION POLICIES AND PRACTICES

              As described in the Compensation Discussion and Analysis section of this proxy statement, we maintain best practices in compensation and corporate governance that collectively encourage ongoing risk assessment and mitigation. The Compensation Committee periodically reviews our executive compensation program to ensure that it does not provide incentives that encourage our employees to take excessive risks in managing their respective businesses or functional areas. Our compensation program includes the following safeguards:

    •
    the program balances executive retention with rewarding stockholder value creation;

    •
    the majority of executive compensation is variable, with a mix that is consistent with market practices and primarily equity-based to promote long-term performance and sustainable growth;

    •
    the incentive mix is balanced, with short- and long-term performance metrics that do not overlap, cover different time periods and are balanced among annual financial objectives and long-term economic and stockholder value creation;

    •
    our annual incentive plan (AIP) and long-term incentives (LTIs) appropriately balance profitable growth in the near term with sustainable long-term financial success, use multiple performance metrics, measure performance at multiple levels (corporate, business group and individual), and provide realized compensation based primarily on our performance;

    •
    the Compensation Committee may exercise downward discretion to adjust AIP awards based on individual performance;

    •
    AIP awards are not guaranteed, with below threshold performance yielding zero payout, and payments subject to caps;

    •
    our performance share unit (PSU) equity awards are performance based, use multiple performance metrics, are subject to maximum payout opportunities to encourage appropriate performance focus and limit potential risk-taking, and cliff vest at the end of three years;

    •
    our change of control plans are reasonable and appropriate, with change of control benefits provided on a double-trigger basis and not grossed up for excise taxes; and

    •
    our clawback policy and stock ownership guidelines are consistent with market practices.

              Based upon its review, the Compensation Committee has concluded that our compensation policies and practices strike an appropriate compensation-risk balance, do not encourage excessive risk-taking and do not as a whole create risks that are reasonably likely to have a material adverse effect on our company.

SUCCESSION PLANNING

              Our Board is involved in the identification and cultivation of our future leaders. We maintain an annual performance review process and leadership development program for our key employees. Management develops leadership at lower levels of our organization by identifying core talent, cultivating the skills and capabilities that will allow identified individuals to become our future leaders, assessing their development, and identifying gaps and developmental needs in skills and experience. At its meetings, the Board has the opportunity to meet with leaders of our company, including business group leaders and leaders in finance, law, information technology, risk management and human resources. In addition, Board members have freedom of access to key employees.

              The Nominating and Corporate Governance Committee conducts executive succession planning annually, including progress in current job position and career development in terms of strategy, leadership and execution. During this review, the CEO and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments.

BOARD AND COMMITTEE EVALUATIONS

              The Nominating and Corporate Governance Committee oversees and conducts an annual evaluation of our Board and Board committees. Many of the improvements in our corporate governance practices and Board processes have resulted from the annual evaluation process. Our Board views the annual evaluation process as an integral part of its commitment to cultivating excellence and best practices in its performance.

ACTIVE STOCKHOLDER ENGAGEMENT AND COMMUNICATIONS POLICY

GOVERNANCE ENGAGEMENT

              We value our stockholders' opinions about our governance policies and practices, and we actively solicit input through our stockholder engagement program. In advance of the 2016 Annual Meeting, we proactively contacted our largest institutional stockholders, representing a majority of our then-outstanding shares, to solicit their views on our corporate governance and executive compensation programs. We welcome feedback on our corporate governance program that this active and ongoing engagement with stockholders provides.

CONTACTING THE BOARD

              Stockholders may contact our Board, Chairman, Presiding Director, any Committee or Committee Chair, or any other individual director concerning business-related matters by writing to: Board of Directors (or a particular subgroup or individual director), c/o Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Blvd., Pasadena, California 91107.

ITEM 1 – ELECTION OF DIRECTORS

              Our Bylaws currently provide for a Board of between five and nine directors, with the exact number fixed from time to time by a resolution of our Board. There are currently nine directors on our Board, all of whom are nominated for election at the Annual Meeting. All directors are being nominated for a one-year term. Each of the nine nominees has consented to being named in this proxy statement and continue serving if elected.

MAJORITY VOTING STANDARD

              Our Bylaws provide for the majority voting of directors in uncontested elections like this one. Consequently, in order to be elected, a nominee must receive more votes "for" than "against" and the number of votes "for" must be at least a majority of the required quorum. Should any of the nominees fail to receive the vote required to be elected in accordance with our bylaws, that director must promptly tender his or her resignation to the Board of Directors. In that event, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee's recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results.

              In voting for the election of directors, each share has one vote for each position to be filled and there is no cumulative voting.

RECOMMENDATION OF BOARD OF DIRECTORS

               Your Board of Directors recommends that you vote FOR each of the director nominees. The persons named as proxies will vote for the election of each of the nine nominees unless you specify otherwise. If any director nominee were to become unavailable prior to the Annual Meeting, your proxy would be voted for a substitute nominee designated by our Board or we would reduce the size of the Board.

SELECTION OF DIRECTOR NOMINEES

              Director nominees are generally recommended by the Nominating and Corporate Governance Committee for nomination by our Board and election by our stockholders. Director nominees may also be recommended by the Nominating and Corporate Governance Committee for appointment to our Board, with election by stockholders to follow at the next Annual Meeting. Our Board believes that the backgrounds and qualifications of our directors, considered as a group, provide a mix of complementary experience, knowledge and abilities that allows our directors to effectively fulfill their oversight responsibilities.

              In considering whether to recommend a candidate as a director nominee, the Nominating and Corporate Governance Committee applies the criteria described in our Governance Policies, including independence, integrity, high personal and professional ethics, sound business judgment, integrity, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account many factors, including a general understanding of business development and strategy, risk management, finance, financial reporting and other disciplines relevant to the success of a publicly-traded company in the then-current business environment; understanding of our business and the issues affecting that business; education and professional background; personal accomplishment; and diversity. The Nominating and Corporate Governance Committee does not assign specific weights to the criteria, and no particular criterion is necessarily applicable to all nominees.

              In recommending candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee considers nominees recommended by directors, officers and others, using the same criteria to evaluate all candidates. The committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board. The committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

STOCKHOLDER SUBMISSION OF DIRECTOR NOMINEES

              Stockholders may recommend director candidates by submitting the candidate's name, together with his or her biographical information, professional experience and written consent to nomination, to Nominating and Corporate Governance Committee Chair, c/o Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Blvd., Pasadena, CA 91107.

              To be considered at the 2017 Annual Meeting, stockholder nominations must comply with the requirements described in the last section of this proxy statement under Submission of Stockholder Items for 2017 Annual Meeting. The Nominating and Corporate Governance Committee considers stockholder nominees on the same basis as it considers all other nominees.

DIRECTOR QUALIFICATIONS

              The qualifications that are particularly desirable for our directors to possess to provide oversight and stewardship of our company include the following:

Qualification	Description	Value to Our Board and Stockholders

Senior Leadership Experience	Service in a senior executive position	Provides us valuable external perspectives with which to assess our operations, execute our strategies, mitigate related risks, and improve our policies and procedures.

Industry and Technical Expertise	Experience in consulting, engineering, program management and construction management services that focus on water, the environment, infrastructure, resource management and energy.	Allows us to better understand the needs of our clients in developing our business strategies, as well as evaluate acquisition and divestiture opportunities.

Government Expertise	Service in a government position	Provides us experience and insight into working constructively with government agencies and administrators, and addressing significant public policy issues in areas related to our business and operations.

Qualification	Description	Value to Our Board and Stockholders

Business Development and Mergers and Acquisitions (M&A) Experience	Background in business development and in the analysis of proposed M&A transactions	Provides us insight into developing and implementing strategies for growing our business through combinations with other organizations, including analyses of the "fit" of a proposed acquisition with our company's strategy, the valuation of transaction, and the management plan for integration with existing operations.

Financial Sophistication	Understanding of accounting, auditing, tax, banking, insurance or investments	Helps us oversee our accounting, financial reporting and internal control processes, manage our capital structure, optimize stockholder distributions, and undertake significant transactions.

Board Experience	Prior or concurrent service on other SEC-reporting company boards	Demonstrates understanding of the extensive and complex oversight responsibilities of directors and helps reinforce management accountability for maximizing long-term stockholder value. Also provides insights into a variety of strategic planning, compensation, finance and governance practices.

BOARD REFRESHMENT

              Our Governance Policies reflect our belief that directors should not be subject to term limits. While term limits could help bring fresh ideas and viewpoints to the Board, we believe they are outweighed by the disadvantage of causing the loss of a director who over a period of time has developed insight into our strategies, operations and risks, and continues to provide valuable contributions to Board deliberations. We recognize that certain governance stakeholders have suggested that longer-serving directors may have decreased independence and objectivity; therefore, we have adopted the policies shown in the following chart to facilitate refreshment of our Board and ensure that it continues to appropriately challenge our management.

POLICIES SUPPORTING BOARD REFRESHMENT

Policy	Description

Mandatory Resignation	Incumbent directors who are not elected by a majority vote of our stockholders must tender their resignation.

Retirement	The Board has fixed the retirement age for directors at 75 (determined as of the Annual Meeting following the director's birthday). However, Mr. Grant and Admiral Truly have been "grandfathered" because of their special qualifications and experience, and the Board has waived this mandatory retirement requirement solely for them. There are no established term limits on service.

Resignation Tendered Upon Retirement or Change in Principal Employment	Directors who retire or change their principal occupation or business association must offer to tender his/her resignation so that there is an opportunity for the Board, through the Nominating and Corporate Governance Committee, to review the continued appropriateness of Board membership under the new circumstances.

Over-Boarding	Without specific approval from the Board, no director may serve on more than three other public company boards.

DIRECTOR DIVERSITY

              As provided in our Governance Policies, we are committed to considering candidates for the Board regardless of gender, ethnicity and national origin. While diversity is a consideration, nominees are not chosen or excluded solely or primarily based on such basis. Rather, the Nominating and Corporate Governance Committee focuses on skills, expertise and background to complement the existing Board in light of the diverse and global nature of our businesses and operations. Both of the two new independent directors appointed to our Board in 2013 are women.

2016 DIRECTOR NOMINEES

              The following pages provide information on each nominee for election at the Annual Meeting, including his or her age, board leadership roles held, and business experience during at least the past five years. We also indicate the name of any other public company for which each nominee currently serves as a director.

              In addition to the information presented below regarding each nominee's experience and qualifications that led our Board to the conclusion that he or she should serve as a director, which includes senior leadership experience, industry and technical expertise, government expertise, business development and M&A experience, financial sophistication and board experience, we believe that each of these nominees has the utmost integrity and adheres to our high ethical standards. In addition, each nominee has demonstrated the ability to exercise sound judgment, as well as a commitment to serving the long-term interests of our stockholders.

DAN L. BATRACK

Age 57 Director since November 2005 Attendance at Fiscal 2015 Board Meetings: 100%	Select Business Experience

Tetra Tech, Inc.

•

Chief Executive Officer and a director from November 2005 to present

•

Chairman from January 2008 to present

•

President from October 2008 to present

•

Joined Tetra Tech's predecessor in 1980; served in numerous capacities over the last 35 years, including project scientist, project manager, operations manager, senior vice president and president of an operating unit

•

Managed complex programs for many small and Fortune 500 clients, both in the U.S. and internationally

Select Skills and Qualifications

Senior leadership experience; industry and technical experience

•

Seven years leading our company as Chairman, ten years as Chief Executive Officer and seven years as President

Current Board Leadership Role

Chairman of the Board

HUGH M. GRANT

Age 79 Director since January 2003 Independent Attendance at Fiscal 2015 Board Meetings: 100%	Select Business Experience

38 years with Ernst & Young LLP (and its predecessor, Arthur Young & Company)

•

Vice–Chairman and Regional Managing Partner of the Western United States

•

Served as the audit partner in charge of several large public companies, including those in the engineering and construction and defense industries

•

Served on Ernst & Young's Management Committee for ten years

Select Skills and Qualifications

Senior leadership experience

•

Service on the Management Committee of Ernst & Young, and as the Vice-Chairman and Regional Managing Partner of the Western United States, which had 2,000 employees

Financial expertise

•

38 years of financial and risk management expertise gained through auditing public companies

•

"Audit committee financial expert" under SEC rules

•

Certified Public Accountant

Current Board Leadership Roles

Chairman, Audit Committee

Member, Nominating and Corporate Governance Committee

PATRICK C. HADEN

Age 62 Director since December 1992 Independent Attendance at Fiscal 2015 Board Meetings: 86%	Select Business Experience

•

Athletic Director, University of Southern California, from August 2010 to present

•

Director of TCW Funds, TCW Strategic Income Fund (a closed end mutual fund listed on the NYSE 2), TCW Liquid Alternative Fund and Met West Funds

•

General Partner of Riordan, Lewis & Haden (RLH), a Los Angeles-based private equity firm, from 1987 to August 2010

•

Director of several portfolio companies during his tenure at RLH

•

Serves on several foundation Boards: Rose Hills, Fletcher Jones, Unihealth and Mayr.

Select Skills and Qualifications

Senior leadership experience

•

Service as the Athletic Director of a major university for the last five years provides significant senior leadership and management experience

Business development and M&A experience; financial sophistication; board experience

•

Leadership at a private equity firm provides significant experience in finance and investment and in M&A transactions

•

Director roles at several TCW funds

•

Service on other boards

Current Board Leadership Roles

Chairman, Nominating and Corporate Governance Committee

Member, Compensation Committee

J. CHRISTOPHER LEWIS

Age 59 Director since February 1988 Independent Attendance at Fiscal 2015 Board Meetings: 100%	Select Business Experience

•

Managing Director (and co-founder) of RLH since 1982

•

Director of several privately-held companies: The Chartis Group, RGM Group, Bluewolf Group and Silverado Senior Living

Select Skills and Qualifications

Substantial leadership experience; board experience

•

Leadership of a private equity firm and service as a director of several companies provides significant senior leadership, management, operational and financial experience

Business development and M&A experience; financial sophistication

•

Leadership of a private equity firm provides significant experience in finance and investment, in evaluating new business opportunities, and in M&A transactions

Current Board Leadership Roles

Presiding Director

Member, Audit Committee

Member, Nominating and Corporate Governance Committee

KIMBERLY E. RITRIEVI

Age 57 Director since November 2013 Independent Attendance at Fiscal 2015 Board Meetings: 100%	Select Business Experience

•

President, The Ritrievi Group LLC, advising technology and chemical companies on financial strategies

•

Co-Director of Americas Investment Research at Goldman, Sachs & Co. from 2001 to 2004

•

Former Specialty Chemical Analyst at Goldman, Sachs & Co., Credit Suisse First Boston, Lehman Brothers and Paine Webber (now UBS Wealth Management)

•

Process development engineer at ARCO Chemical

•

Serves as Vice Chair of the Harvard School of Dental Medicine

•

Served on the board of Princeton University from 2005 to 2009

Select Skills and Qualifications

Senior leadership experience; business development and M&A experience; financial sophistication; industry and technical expertise

•

Over 20 years of executive, management, analytical and operational experience at The Ritrievi Group and major investment banks

•

Master's degree in Management from the Massachusetts Institute of Technology (MIT) Sloan School of Management

•

Doctorate in Chemical Engineering from MIT

Current Board Leadership Roles

Member, Audit Committee

Member, Strategic Planning and Enterprise Risk Committee

ALBERT E. SMITH

Age 66 Director since May 2005 Independent Other Public Company Boards: Curtiss-Wright Corporation CDI Corporation Attendance at Fiscal 2015 Board Meetings: 100%	Select Business Experience

•

Chairman of the Board of Tetra Tech, Inc. from March 2006 to January 2008, and Vice Chairman from September 2005 to March 2006

•

Executive Vice President of Lockheed Martin and head of its Integrated Systems & Solutions business from 2003 to 2004

•

Executive Vice President of Lockheed Martin's Space Systems Company from 1999 to 2003

•

Member of the U.S. Secretary of Defense's Defense Science Board from 2002 to 2005

•

Served on the Board of Trustees of Aerospace Corporation from 2005 to 2007

•

Worked for the U.S. Central Intelligence Agency, and received the Intelligence Medal of Merit

Select Skills and Qualifications

Senior leadership experience; financial sophistication

•

Over 20 years of executive, management and operational experience, including leadership roles with Tetra Tech and at Lockheed Martin

Industry and technical expertise; public board experience

•

Engineering degree

•

Concurrent service on two other public boards

Current Board Leadership Roles

Chair, Strategic Planning and Enterprise Risk Committee

Member, Compensation Committee

J. KENNETH THOMPSON

Age 64 Director since April 2007 Independent Other Public Company Boards: Alaska Air Group Coeur Mining, Inc. Pioneer Natural Resources Attendance at Fiscal 2015 Board Meetings: 100%	Select Business Experience

•

President/CEO and co-owner of Pacific Star Energy, LLC, a private energy investment firm in Alaska, since 2000

•

Managing Director of the Alaska Venture Capital Group LLC, a private oil and gas exploration firm, from 2004 to 2012

•

Executive Vice President of ARCO's Asia-Pacific Region, leading the Asia-Pacific operating companies, from 1998 to 2000

•

Served in various technical and management roles at ARCO from 1974 to 2000, including head of ARCO's oil and gas research and technology center, and responsible for global technology strategy and energy technology transfer to more than 20 countries

Select Skills and Qualifications

Senior leadership experience

•

Various executive positions, including the role of CEO, provide leadership, risk management operations, strategic planning, engineering, environmental, safety and regulatory experience.

Industry and technical expertise; public board experience

•

Expertise in mining and in oil and gas

•

Engineering degree

•

Concurrent service on three other public boards; Lead Director of Pioneer Natural Resources Company

Current Board Leadership Roles

Chair, Compensation Committee

Member, Strategic Planning and Enterprise Risk Committee

RICHARD H. TRULY

Age 78 Director since April 2003 Independent Attendance at Fiscal 2015 Board Meetings: 100%	Select Business Experience

•

Former Executive Vice President of Midwest Research Institute

•

Vice President of the Georgia Institute of Technology and Director of the Georgia Tech Research Institute, from 1992 to 1997

•

Administrator of the National Aeronautics and Space Administration (NASA), from 1989 to 1992

•

Distinguished career in the U.S. Navy and NASA, retiring from the Navy as Vice Admiral

•

Astronaut with NASA: piloted the Columbia, commanded the Challenger, and in 1986 led the investigation of the Challenger accident

•

Awarded the Presidential Citizens Medal, served on the Defense Policy Board and Army Science Board, and serves on the governing board of the National Academy of Engineering

•

Served as a director of Xcel Energy, Inc., a public electric power and natural gas utility, from 2005 to 2010

•

Served as a director of Suntricity Corporation since 2011

Select Skills and Qualifications

Substantial leadership experience

•

Various senior executive positions provide leadership, risk management operations, strategic planning, engineering and regulatory experience.

Industry and technical expertise

•

Extensive knowledge of the federal government, particularly the U.S. Department of Defense

•

Broad understanding of NASA's structure, goals and procedures

•

Engineering degree and extensive background in the engineering services business

Current Board Leadership Roles

Member, Nominating and Corporate Governance Committee

Member, Strategic Planning and Enterprise Risk Committee

KIRSTEN M. VOLPI

Age 51 Director since July 2013 Independent Attendance at Fiscal 2015 Board Meetings: 100%	Select Business Experience

•

Executive Vice President for Finance and Administration, Chief Financial Officer and Treasurer, Colorado School of Mines from July 2013 to present, and Senior Vice President for Finance and Administration, Chief Financial Officer and Treasurer from August 2005 to August 2011

•

Chief Administrative Officer, U.S. Olympic Committee from August 2011 to July 2013

•

Various financial management roles for Rensselaer Polytechnic Institute, the University of Colorado Foundation and the American Water Works Association

Select Skills and Qualifications

Senior leadership experience

•

Various executive positions provide leadership in financial and administrative matters

Financial expertise

•

Extensive understanding of the preparation and analysis of financial statements

•

"Audit committee financial expert" under SEC rules

•

Certified Public Accountant

Current Board Leadership Roles

Member, Audit Committee

Member, Compensation Committee

CHAIRMAN EMERITUS

              Dr. Li-San Hwang has served as our Chairman Emeritus since March 2006. As Chairman Emeritus, Dr. Hwang is invited to attend Board and Board committee meetings, but he does not have voting rights. Chairman Emeritus is an unpaid position; however, we reimburse Dr. Hwang for his attendance-related expenses. Dr. Hwang joined our predecessor in 1967 and led our acquisition of the Water Management Group of Tetra Tech, Inc. from Honeywell Inc. in March 1988. He served as our Chief Executive Officer from our formation until November 2005. Dr. Hwang has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. He is a graduate of the National Taiwan University, Michigan State University and the California Institute of Technology, holding B.S., M.S. and Ph.D. degrees, respectively, in Civil Engineering, specializing in water resources.

DIRECTOR COMPENSATION

              The Nominating and Corporate Governance Committee targets director compensation at the median of our peer companies to support the recruitment and retention of our non-employee directors. In addition, the Nominating and Corporate Governance Committee provides the majority of director compensation in equity, to align director interests with those of our stockholders.

FISCAL 2015 CASH COMPENSATION

              During fiscal 2015, our non-employee director cash compensation program consisted of the following:

ANNUAL NON-EMPLOYEE DIRECTOR CASH COMPENSATION

Cash retainer	$65,000

Additional cash retainer for Presiding Director	$15,000

Additional cash retainer for Audit Committee Chair	$15,000

Additional cash retainer for Compensation Committee Chair	$ 5,000

Additional cash retainer for Nominating and Corporate Governance Committee Chair	$ 5,000

Additional cash retainer for Strategic Planning and Enterprise Risk Committee Chair	$ 5,000

Additional fee per in-person or telephonic Board meeting attended	$ 2,000

Additional fee per in-person or telephonic Audit Committee meeting attended	$ 2,000

Additional fee per in-person or telephonic Compensation Committee, Nominating and Corporate Governance Committee, or Strategic Planning and Enterprise Risk Committee meeting attended	$ 1,500

              This program was not changed for fiscal 2016.

FISCAL 2015 EQUITY COMPENSATION

              During fiscal 2015, our non-employee director equity compensation program consisted of the following. All awards were granted on November 21, 2014:

Type of Award	Number of Shares Underlying Award	Description

Stock Option	4,200	Exercise price of $27.26 per share, the fair market value (closing price) on the grant date; vests in full on the first anniversary of the grant date if the director has not ceased to be a director prior to such date; eight-year term, and vests immediately upon change in control or the director's death, disability or retirement while a member of the Board.

Performance Share Units (PSUs)	1,800	Eligible for cliff-vesting on the third anniversary of the award date on the same terms as the PSUs awarded to our executive officers; all unvested PSUs are forfeited. For additional information concerning the vesting of PSUs, refer to the "Compensation Discussion and Analysis" section of this proxy statement.

Restricted Stock Units (RSUs)	900	Vest on the first anniversary of the award date if the director has not ceased to be a director prior to such date.

              This program was not changed for fiscal 2016.

DIRECTOR COMPENSATION TABLE

              The following table provides information concerning the compensation for services of our non-employee directors during fiscal 2015:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid In Cash ($)(1)	Option Awards ($)(2)	PSU Awards ($)(3)	RSU Awards ($)(4)	Total ($)
Hugh M. Grant	112,000	34,776	57,123	24,633	228,532
Patrick C. Haden	95,500	34,776	57,123	24,633	212,032
J. Christopher Lewis	112,000	34,776	57,123	24,633	228,532
Kimberly E. Ritrievi	94,000	34,776	57,123	24,633	210,532
Albert E. Smith	94,500	34,776	57,123	24,633	211,032
J. Kenneth Thompson	94,500	34,776	57,123	24,633	211,032
Richard H. Truly	88,000	34,776	57,123	24,633	204,532
Kirsten M. Volpi	98,500	34,776	57,123	24,633	215,032

(1)
Mr. Batrack does not appear in the table because he receives compensation as our CEO and does not receive any additional compensation as director. Amounts represent retainers earned as set forth in the following table:

Name	Board Leadership Roles During Fiscal 2015	Board Retainer ($)	Presiding Director/Committee Chair Retainer ($)

Mr. Grant	Audit Committee Chair	65,000	15,000

Mr. Haden	Nominating and Corporate Governance Committee Chair	65,000	5,000

Mr. Lewis	Presiding Director	65,000	15,000

Dr. Ritrievi	—	65,000	—

Mr. Smith	Strategic Planning and Enterprise Risk Committee Chair	65,000	5,000

Mr. Thompson	Compensation Committee Chair	65,000	5,000

Admiral Truly	—	65,000	—

Ms. Volpi	—	65,000	—

(2)
The amounts in the Option Awards column represent the aggregate grant date fair values, without adjustment for forfeitures, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), of stock option awards. The grant date fair value of the stock option awards granted on November 21, 2014 to each non-employee director on that date was $8.28 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of stock options held by each non-employee director as of September 27, 2015, see the column "Stock Options Outstanding" in the table below.

(3)
The amounts in the PSU Awards column represent the aggregate grant date fair values, without adjustment for forfeitures, which are payable at the end of a three-year period provided that the performance objectives are achieved as of the end of the period. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The performance objectives that determine the number of shares that may be earned for the PSUs were (i) as to 50% of the award, growth in earnings per share, which is a performance condition under FASB ASC Topic 718, and (ii) as to 50% of the award, total shareholder return (TSR), which is a market condition under FASB ASC Topic 718, relative to the TSR of (A) 17 companies objectively determined based on GICS code and revenue size (25% of award) and (B) the S&P 1000 (25% of award), in each case computed over the three-year performance period. The performance condition component of the fair value of PSUs was determined based on the fair market value of our common stock on the date of grant. The market condition component of the fair value of the PSUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price and other assumptions appropriate for determining fair value. Based on these computations, the grant date fair values of the performance condition-based PSU awards and the market condition-based PSU awards granted on November 21, 2014 to each non-employee director on that date were $27.37 and $36.10 per share, respectively. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested performance shares and PSUs held by each non-employee director as of September 27, 2015, see the column "Unvested Performance Shares and PSUs Outstanding" in the table below.

(4)
The amounts in the RSU Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of RSU awards. The grant date fair value of these awards is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. The grant date fair value of the performance share awards granted on November 21, 2014 to each non-employee director was $27.37 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested RSUs held by each non-employee director as of September 21, 2015, see the column "Unvested RSUs Outstanding" in the table below.

              Each of the non-employee directors owned the following number of stock options, unvested performance shares and PSUs, and unvested RSUs as of September 27, 2015:

Name	Stock Options Outstanding (#)	Unvested Performance Shares and PSUs Outstanding (#)	Unvested RSUs Outstanding (#)
Mr. Grant	68,600	3,600	1,350
Mr. Haden	44,600	3,600	1,350
Mr. Lewis	68,600	3,600	1,350
Dr. Ritrievi	16,400	3,000	900
Mr. Smith	52,600	3,600	1,350
Mr. Thompson	55,100	3,600	1,350
Admiral Truly	60,600	3,600	1,350
Ms. Volpi	16,400	3,000	900

ITEM 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

              Our Board has determined to hold annual say-on-pay votes, at least until the next advisory vote on the frequency of our say-on-pay vote (which will occur no later than our 2017 Annual Meeting). Our stockholders are being asked to vote on the following resolution:

    RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis and Executive Compensation Tables section of our 2016 proxy statement.

RECOMMENDATION OF BOARD OF DIRECTORS

              The Compensation Committee considered feedback from stockholders regarding our executive compensation program and made significant changes to our program for fiscal 2015 both to address stockholder concerns and more closely align our compensation program with our current financial position and business strategies. These changes are described in the Compensation Discussion and Analysis (CD&A) section of this proxy statement.

              In advance of the 2016 Annual Meeting, we proactively contacted our largest institutional stockholders, representing a majority of our then-outstanding shares, to solicit their views on our corporate governance and executive compensation programs. We welcome feedback on our corporate governance program that this active and ongoing engagement with stockholders provides.

               Your Board of Directors recommends that you vote FOR approval, on an advisory basis, of our executive compensation. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

MEANING OF ADVISORY VOTE

              The advisory vote is a vote to approve the compensation of our Named Executive Officers (NEOs), as described in the CD&A and Executive Compensation Tables sections of this proxy statement. It is not a vote on our general compensation policies or any specific element thereof, the compensation of our non-employee directors, or our program features designed to prevent excessive risk-taking as described in Risks Associated with Compensation Policies and Practices.

              The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose the extent to which it takes into account the results of the vote in the CD&A in our 2017 proxy statement. We remain committed to continued engagement with our stockholders to solicit and consider their viewpoints, and discuss why we believe our executive compensation program properly aligns with our strategies and incents our executives to achieve strong long-term operating and financial performance for our stockholders.

COMPENSATION DISCUSSION AND ANALYSIS[1]

              This CD&A provides an overview and analysis of the principles and practices underlying our executive compensation program and the decisions made by the Compensation Committee related to fiscal 2015 compensation. This CD&A is organized into the following sections:

    •
    Executive Summary

Fiscal 2015 Performance Highlights
Say-on-Pay Vote and Stockholder Engagement
Fiscal 2015 and Fiscal 2016 Executive Compensation Program and Disclosure Changes
Overview of Pay Philosophy and Executive Compensation Components
Strong Compensation Governance Practices
Pay for Performance Alignment
    •
    Summary of Compensation Decisions for Fiscal 2015

    •
    Discussion of Compensation Components and Decisions Impacting Fiscal 2015 Compensation

Fiscal 2015 Base Salary
Fiscal 2015 AIP Awards
Fiscal 2015 Grants of LTI Awards
Fiscal 2015 Vesting of Previously Granted LTI Awards
Deferred Compensation Plan
Change in Control Benefits
    •
    Compensation-Setting Tools and Process

    •
    Independent Oversight and Expertise

    •
    Other Considerations

1
This CD&A contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks, see Part I, Item 1A. "Risk Factors" and Part II, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our fiscal year 2015 Annual Report on Form 10-K, filed on November 20, 2015 with the SEC (2015 Annual Report). Stockholders should note that statements contained in this CD&A regarding our company and business group performance targets and goals should not be interpreted as management's expectations, estimates of results or other guidance.

              In this CD&A and the Executive Compensation Tables section of this proxy statement, we provide compensation information for our NEOs for fiscal 2015, who are identified below:

FISCAL 2015 NAMED EXECUTIVE OFFICERS

Name	Title	Employment History at Our Company

Dan L. Batrack	Chairman, Chief Executive Officer and President	Joined our predecessor in 1980 and was named Chairman in January 2008. Served as Chief Executive Officer and a director since November 2005, and as President since October 2008. He has served in numerous capacities over the last 35 years, including project scientist, project manager, operations manager, senior vice president, and president of an operating unit.

Steven M. Burdick	Executive Vice President and Chief Financial Officer	Joined in April 2003 as Vice President, Management Audit. Served as our Senior Vice President and Corporate Controller from January 2004 to March 2011. Served as our Executive Vice President and Chief Financial Officer since April 2011.

Ronald J. Chu	Executive Vice President and President of Resource Management and Energy (RME)	Has served as President of RME since June 2007. He has more than 17 years of experience with us, and has served in various technical and management capacities, including project and program manager, office, manager, regional manager and business group chief operating officer. He was named a Vice President in 2001, and has served as president of several subsidiary companies.

Leslie R. Shoemaker	Executive Vice President and President of Water, Environment and Infrastructure (WEI)	Has served as President of WEI since April 8, 2015. In November 2014, she was named Senior Vice President, Chief Strategy Officer and Infrastructure Group President. She served as Senior Vice President of Strategic Initiatives from 2008 to April 2015. She joined us in 1991, and has previously served in various management capacities, including project and program manager and water resources manager.

James R. Pagenkopf	Executive Vice President and President of WEI	Effective April 8, 2015, Mr. Pagenkopf retired from his role as President of WEI. From April 8 through September 24, 2015, he served as Executive Vice President, Federal Programs.

Janis B. Salin	Senior Vice President, General Counsel and Secretary	Joined us in February 2002. Prior to joining us, she served as our outside counsel from the time of our formation in 1988.

              The NEOs who served at the end of our 2015 fiscal year (which excludes Mr. Pagenkopf) are collectively referred to in this CD&A as our "Current NEOs."

EXECUTIVE SUMMARY

              We have undertaken a significant review of our compensation programs since our 2014 stockholder meeting. These changes were made as a result of direct feedback from our stockholders, and every compensation decision for this past fiscal year was made in light of fiscal 2015 actual results. We are confident these changes and recent compensation decisions demonstrate our strong commitment to our pay for performance philosophy and high standards of corporate governance. Pay decisions are described throughout this CD&A.

              The Compensation Committee's philosophy is to closely tie our executive compensation program to our performance. The objective of this strategy is to motivate our executives to achieve our annual and long-term financial goals, and recognize their contributions in delivering strong corporate and/or business group performance. The compensation awarded to our NEOs in fiscal 2015 reflects that philosophy. For fiscal 2015, 68% of our CEO's and 55% of our other NEOs' total direct compensation (TDC) (base salary + annual cash incentive opportunity + long-term equity incentive opportunity) was tied to performance. Base salary, the only portion of the NEOs' compensation that does not depend on our performance and/or NEOs' continued service, comprised less than one-third of our NEOs' cumulative TDC for fiscal 2015, and only 17% of our CEO's compensation.

              Our incentive compensation for fiscal 2015 consisted of an award under our annual incentive plan and long-term incentive awards. The AIP awards have payouts based on our performance against goals established by the Board in November 2014 in the areas of gross revenue, operating income, cash flow and backlog. The Compensation Committee structures AIP compensation to reward NEOs based on corporate and/or business group performance, as well as their individual contributions, to motivate them and align their compensation with stockholder interests. Our long-term incentive awards provide upside opportunity for exceeding performance targets and downside risk, including forfeiture or cancellation, for failing to achieve performance targets.

FISCAL 2015 PERFORMANCE HIGHLIGHTS2

              We remain focused on assisting our public and private clients address their challenges regarding water, the environment, resource management and energy by providing them with the technical studies, planning, engineering, design and construction management services that respond to their needs. We were ranked by Engineering News-Record, the leading trade journal for our industry, as the number one firm in each of the following areas in 2015: water services, water treatment/desalination, water treatment and supply, environmental management, environmental science, consulting studies and solid waste. We were ranked among the largest 10 firm in numerous other services lines, including engineering/design, chemical and soil remediation, site assessment and compliance, hazardous waste, industrial processes and manufacturing.

              2015 was a challenging year for many of our clients. In particular, the mining sector continued to contract in response to lower global growth expectations driven in large part by China's actual and projected slower economic growth, resulting in the curtailment of capital spending (and the need for our consulting services) by our mining customers. Similarly, demand for oil and gas plummeted in 2015, reducing the demand for our services among our energy customers.

              Despite these challenges, we had solid performance in fiscal 2015 from our ongoing operations in the WEI and RME business groups, and concluded the year firmly focused on our differentiated water

2
For complete information regarding our fiscal 2015 performance, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and notes thereto contained in our fiscal 2015 Annual Report on Form 10-K.

and environmental services. We also experienced progress in the wind-down of our non-core construction activities in the RCM segment. Although revenue and net revenue from our ongoing operations were essentially flat from the prior year, our operating income was up 12% from fiscal 2014, which resulted in a year-over-year increase in diluted EPS of 30%. Backlog, one of the key indicators of our future performance, was up 4% from last year, while operating cash from ongoing operations was up 5% from fiscal 2014.

Results of Ongoing Operations* (in thousands except EPS data)

	Fiscal 2015	Fiscal 2014	Fiscal 2015 vs. Fiscal 2014

Revenue	$2,212,746	$2,262,706	+1%

Net Revenue**	$1,695.440	$1,780,421	-1%

Operating Income	$153,951	$140,290	+12%

Diluted EPS	$1.63	$1.28	+30%

Operating Cash	$133,745	$127,376	+5%

Backlog**	$1,840,712	$1,838,807	+4%

    *Excludes contribution from RCM.

    **Non-GAAP financial measure. Reconciled to GAAP in Appendix A to this proxy statement.

    Note: Excludes purchase accounting adjustments. FY 2015 vs. FY 2014 on a constant currency basis.

SAY ON PAY VOTE AND STOCKHOLDER ENGAGEMENT

              In fiscal 2015, our management enhanced its practice of open dialogue with stockholders. During fiscal 2014, we began to make significant changes to our executive compensation program, and we made further changes during fiscal 2015 in response to direct feedback from our stockholders, particularly with respect to our long-term incentives. These changes demonstrate the Compensation Committee's commitment to paying for performance and following best practices.

              At the 2015 Annual Meeting, approximately 60% of our stockholders approved our fiscal 2014 executive compensation. Accordingly, we embarked on a substantial stockholder outreach effort, both during the proxy season and in the off-season. These teleconferences were attended by members of management in our law, investor relations and executive compensation functions. In addition, upon an investor request, the Chair of our Compensation Committee also participated in a call.

              We enhanced this outreach program in order to have a broad discussion about our executive compensation program and seek feedback on our practices. This feedback was subsequently reported to the Compensation Committee. Overall, the directional changes made to our incentive program, which began during fiscal 2014, were positively received. Our Compensation Committee also instituted further changes in response to the feedback received from our stockholders during fiscal 2015, which are described in further detail in this CD&A.

FISCAL 2015 AND FISCAL 2016 EXECUTIVE COMPENSATION PROGRAM AND DISCLOSURE CHANGES

              During fiscal 2015, the Compensation Committee reviewed best practices for executive compensation, evaluated the vote results at the 2015 Annual Meeting, and took several actions to address stockholder concerns. These changes, which are described in the chart below, demonstrate the Compensation Committee's ongoing evaluation of our executive compensation program and willingness to make adjustments to reflect feedback received from stockholders. The Compensation Committee, looking to improve our governance practices, had already taken action in November 2014 to adjust the mix of long-term incentive compensation and the length of the PSU performance cycle prior to the 2015 Annual Meeting. All of the changes were effective for purposes of fiscal 2015 executive compensation decisions.

CHANGES MADE IN FISCAL 2015

Issue	Stockholder Concern	Actions Taken By Committee
Mix of Long-Term Incentive (LTI) Awards	At least 50% of the overall equity award should be performance-based Program includes stock options, which some stockholders and proxy advisory firms do not view as performance-based

•

Increased allocation of performance share units (PSUs) from 40% of LTI to 50%

•

Decreased allocation of stock options from 40% of LTI to 25%

•

Modified allocation of time-based restricted stock units (RSUs) from 20% to 25%

PSU Vesting	Performance shares awarded through fiscal 2014 vest in three equal annual installments based on annual EPS growth, which is not considered a long-term measure

•

PSUs have a three-year performance period with cliff vesting at the end of this period

•

Vesting is determined 50% by EPS growth and 50% by relative TSR. For the TSR comparison, equal weight is given to an industry peer group and the S&P 1000

Equity Vesting Upon Change in Control	Vesting should be based on a "double trigger" rather than a "single trigger"

•

Double trigger implemented. Change in control agreements were amended and accelerated vesting will only occur if (1) there has been a change in control and (2) within two years thereafter the officer's employment is terminated "other than for cause" or for "good reason" for awards granted after November 3, 2014

AIP Individual Modifier; Additional Disclosure	Committee's evaluation of NEO performance through the individual performance factor (IPF) could increase AIP awards in a seemingly discretionary manner

Additional disclosure required concerning financial results and calculation or AIP award

•

The corporate performance factor (CPF) for the AIP is the primary determinant of the cash incentive award

•

The IPF may modify the AIP award, up or down, by no more than 20%

•

Committed to providing greater transparency of IPF for NEOs with explanations of performance

•

Additional disclosure provided regarding fiscal 2015 financial results in Corporate, WEI and RME, and resulting calculation of award

              In November 2015, the Compensation Committee continued its review of best practices and stockholder comments on our executive compensation program, and the following changes were made, effective for purposes of fiscal 2016 executive compensation decisions:

CHANGES MADE IN FISCAL 2016

Issue	Stockholder Concern	Actions Taken By Committee
AIP Performance Metrics	Best practice is to establish more specific criteria for payouts for each performance metric

•

Minimum (threshold), target and maximum performance criteria and payout were established for each metric (gross revenue, operating income, cash flow and backlog).

•

Payout established at 50% of target at threshold and 200% at maximum, with a straight line interpolation from minimum to target, and from target to maximum

•

Committee may use its discretion each year to adjust the weighting of metrics to emphasize performance in a specific metric. For fiscal 2016, the weighting will be as follows:

Operating Income: 40% Gross Revenue: 20% Cash Flow: 20% Backlog: 20%

OVERVIEW OF PAY PHILOSOPHY AND EXECUTIVE COMPENSATION COMPONENTS

              Our Compensation Committee has designed our executive compensation program to reflect its philosophy that a majority of compensation should be tied to our success in meeting predetermined performance objectives and positively influencing stock price appreciation. The objective of this strategy is to motivate our executives to achieve our annual and long-term financial goals, and recognize their contributions in delivering strong corporate and/or business group performance.

              Our incentive compensation for fiscal 2015 consisted of awards under our annual incentive plan and long-term incentive awards. The AIP awards have payouts determined based on our performance against goals established by the Committee in November 2014 in the areas of gross revenue, operating income, cash flow and backlog. The Committee structures AIP compensation to reward NEOs based on corporate and/or business group performance, as well as their individual contributions, to motivate them and align their compensation with stockholder interests. Our incentive compensation awards provide upside opportunity for exceeding performance targets and downside risk, including forfeiture or cancellation, for failing to achieve performance targets. As shown in the following chart, the majority of our NEOs' total direct compensation in fiscal 2015 was performance-based and at risk.

CEO 2015 PERFORMANCE-BASED TDC: 68% AVERAGE OTHER CURRENT NEOS' 2015 PERFORMANCE-BASED TDC: 55%

STRONG COMPENSATION GOVERNANCE PRACTICES

              Our executive compensation program incorporates the following best practices, which we believe ensure that the program serves the long-term interests of our stockholders.

Policy or Best Practice	Description and Benefit to Our Stockholders
PAY FOR PERFORMANCE
Median Targeting	Total direct compensation (base salary + annual cash incentive opportunity + long-term equity incentive opportunity) is targeted at the median of peer companies.
Majority of Compensation Performance-Based	For fiscal 2015, 68% of our CEO's and an average of 55% of our other Current NEOs' target total direct compensation was tied to company performance.
Capped Annual Incentive	Annual cash incentive compensation is based primarily on our achievement of performance objectives in the categories of revenue, operating income, cash flow from operating activities and backlog, with awards capped at 200% of target.
Majority Long-Term Equity Incentive Compensation	The majority of our equity-based incentive awards emphasize our long-term performance, with PSUs cliff-vesting at the end of three years. Equity compensation helps ensure alignment of NEO interests with stockholder interests by delivering compensation dependent on our long-term performance and stockholder value creation.

No Employment Agreements	Our NEOs are employed at will, and they have no special severance benefits.
Stock Ownership Guidelines	Our CEO is required to obtain and maintain shares having a value equal to the lesser of at least 3x his base salary or 104,000 shares. All of our NEOs are in compliance with our stock ownership guidelines.
No Hedging or Pledging	Our insider trading policy prohibits our directors and officers from hedging or pledging our common stock and all of our NEOs are in compliance with the policy.
Clawback Policy	AIP compensation is subject to clawback if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws.
No Excise Tax Gross Ups	We do not gross-up payments received in connection with termination following a change of control for excise taxes.
Double Trigger Equity Vesting	Equity awards granted after November 3, 2014 will not be accelerated on change in control unless the NEO experiences a separation of service for specified reasons within two years of the change in control.
No Repricing/Exchange of Underwater Stock Options	Our equity incentive plan prohibits the repricing/exchange of underwater options without stockholder approval.
Limited Perquisites	Our NEOs receive limited capped reimbursements for vehicle use, financial planning, tax planning, memberships and annual physical examinations. These reimbursements are not subject to any tax gross-up.
Reasonable Change of Control Benefits	Change in Control Severance Formula (requires termination within two years of a change in control):

 CEO: $3,960,000 + pro-rata AIP award for the year of termination based on actual performance + cash value of 24 months of health benefits.

Other NEOs: 175% and 150% of base salary for EVPs and SVPs, respectively + pro-rata AIP award for the year of termination based on actual performance + cash value of 12 months of health benefits.
STRONG GOVERNANCE
Independent Oversight	The Committee is comprised solely of independent directors.
Independent Expert Advice	Willis Towers Watson, which has been determined by the Committee to be independent and free of conflicts of interest, provides the Committee with expert executive compensation advice.

PAY FOR PERFORMANCE ALIGNMENT

              The Compensation Committee retained Willis Towers Watson as its independent compensation consultant to analyze our pay for performance alignment with respect to the CEO and the other NEOs. To test this alignment, Willis Towers Watson evaluated:

    •
    the CEO's and other NEOs' realizable pay compared to the realizable pay of their counterparts at the 17 U.S. public peer companies we use for determining relative TSR (see "Use of Peer Group for Relative TSR Analysis" below); and

    •
    our corporate performance compared to the performance of those publicly-traded peers.

              Willis Towers Watson performed its analysis based on the most recently completed three-year period (2012-2014) for both our company and the peers. Executive pay and corporate performance data for 2015 have yet to be disclosed by 13 of the 17 peers. For pay elements (aggregate for fiscal years (2012-2014)), Willis Towers Watson reviewed realizable total direct compensation (TDC), consisting of aggregate salary + aggregate actual bonuses paid + realizable gains of LTI awards granted during the relevant three-year period.

              For performance metrics (using a compound annual growth rate (CAGR) for fiscal years 2012-2014), Willis Towers Watson reviewed a corporate performance composite comprised of: revenue, operating income, free cash flow and TSR.

              Willis Towers Watson found that based on TSR as the sole measurement of corporate performance, the CEO and other NEO pay and performance were strongly aligned (representing a percentile difference between pay and performance of 1% to 15%) during the 2012-2014 period. Specifically:

    •
    our TSR performance was at the 21st percentile;
    •
    the CEO's realizable TDC was at the 30th percentile; and
    •
    other NEOs' TDC was at the 28th percentile.

Peer Group Pay vs. TSR Performance Analysis 3-Yr CEO Realizable Pay	Peer Group Pay vs. TSR Performance Analysis 3-Yr Avg. Other NEOs Realizable Pay

              Willis Towers Watson also found that our corporate performance and both the CEO's and NEOs' pay were aligned (representing a percentile difference between pay and performance of 16% to 25%) during the 2012-2014 period. Specifically:

    •
    our corporate performance was at the 10th percentile;
    •
    the CEO's realizable TDC was at the 30th percentile; and
    •
    other NEOs' TDC was at the 28th percentile.

Peer Group Pay vs. Performance Analysis 3-Yr CEO Realizable Pay	Peer Group Pay vs. Performance Analysis 3-Yr Avg. Other NEOs Realizable Pay

              The tables below includes fiscal years 2012, 2013 and 2014 realizable compensation data for CEOs and other NEOs, as reported in the proxy statements for our 17 peer companies and compiled by Willis Towers Watson. Fiscal year 2015 data has not yet been disclosed for 13 of the 17 peers.

 CEO: Fiscal Year 2012-2014 Performance Period
(3-year total $ in thousands)

	Base Salary	Actual Bonus	Realizable LTI Value	Realizable TDC
Median	$2,495	$2,192	$4,411	$9,511
Average	$2,360	$2,388	$5,868	$10,616
Tetra Tech	$2,576	$2,820	$3,019	$8,415
Percentile Rank	55%	65%	31%	30%

Other NEOs: Fiscal Year 2012-2014 Performance Period
(3-year total $ in thousands)

	Base Salary	Actual Bonus	Realizable LTI Value	Realizable TDC
Median	$1,254	$858	$1,896	$3,927
Average	$1,257	$948	$1,677	$3,879
Tetra Tech	$1,269	$852	$630	$2,754
Percentile Rank	56%	50%	12%	28%

              Further, the Compensation Committee notes that the peers often used by proxy advisory firms to analyze our NEO compensation include numerous firms that engage in general construction services or provide commodity products and services. Our company's highly specialized technical and executive staff have more advanced degrees and technical experience and skills on average than these other firms. The data provided by Willis Towers Watson indicates that the total cash and equity compensation for a highly technical engineering and consulting firm such as ours is and should be higher than that of a general construction or commodity products/services firm. The Committee takes this factor into consideration when determining NEO competitive compensation.

SUMMARY OF COMPENSATION DECISIONS FOR FISCAL 2015

              The Compensation Committee targets TDC for NEOs at the median of companies similar in size, scope and complexity with which we compete for executive talent.

              The Committee believes this positioning is appropriate given our business portfolio mix, the diversity of our services and the global nature of our operations, which require our executives to have a wide range of business leadership experience and skills. For fiscal 2015, each of our NEO's total direct compensation fell around the median of the market data utilized by the Committee.

              The key elements of our fiscal 2015 NEO target total direct compensation are shown in the following table. While we provide consistent, market-competitive total direct compensation opportunities for our NEOs, the actual compensation they realize varies year-to-year based on our performance.

              Our CEO is not involved in the decisions regarding his own compensation, which are determined by the Compensation Committee meeting in executive session with Willis Towers Watson.

 FISCAL 2015 TOTAL DIRECT COMPENSATION (TDC)

Component	Description	Decisions Impacting Fiscal 2015 Executive Compensation
FIXED
Base Salary 17% of TDC for CEO Avg. 36% of TDC for Other Current NEOs	Provides fixed, market competitive monthly income for performing daily responsibilities

•

The Committee provided no increase for the CEO from the fiscal 2014 level

•

The Committee adjusted certain NEO salaries to reflect prior-year performance or position their salary at or around the market median

PERFORMANCE-BASED CASH
Target AIP Award Capped at 168% of Target 19% of TDC for CEO Avg. 24% of TDC for Other Current NEOs

Provides variable, cash-based incentive to motivate our executives annually to grow revenue, increase profitability, deliver strong cash flow and replenish backlog, consistent with our annual operating plan (AOP) financial objectives

AIP opportunity is based on market survey data and advice and recommendation of Willis Towers Watson; financial modifier based on corporate or business group performance; and individual modifier based on defined objectives

•

There was no change in NEO target AIP opportunity for fiscal 2015

•

Maximum bonus opportunity, as a percentage of base salary, remained at 202% for the CEO, 126% for Executive Vice Presidents, and 84% for Senior Vice Presidents

•

The corporate and business group performance factor (CPF) has a range of 0 to 1.4 with a target of 1.0 based on achievement of AOP objectives

•

The individual performance factor (IPF) may modify the award up or down by no more than 20%

LONG-TERM INCENTIVES
50% PSUs 25% RSUs 25% Stock Options 64% of TDC for CEO Avg. 40% of TDC for Other Current NEOs

Provides variable equity-based incentive compensation to enhance the alignment of our executives' interests with stockholder interests and drive long-term value creation

LTI opportunity, including award vehicles, performance criteria and weightings based on market survey data and advice and recommendation of Willis Towers Watson

LTIs Granted in Fiscal 2015

•

There was no change in NEO target LTI opportunities for fiscal 2015 other than the increase in Mr. Batrack's target LTI opportunity from 300% to 350% to reflect the market median based on the compensation data provided by our publicly traded peers

•

PSUs have a three-year performance period with cliff vesting at the end of this period; vesting is determined 50% by EPS growth and 50% by relative TSR

•

RSUs have time-based vesting at the rate of 25% per year

•

Stock options have time-based vesting at the rate of 25% per year

LTI Vesting in Fiscal 2015

•

Prior to fiscal 2015, performance shares were awarded, with vesting dependent on annual EPS growth during the three-year performance period

              In addition to these primary elements of our executive compensation program, we also provide our NEOs with limited perquisites.

DISCUSSION OF COMPENSATION COMPONENTS AND DECISIONS IMPACTING FISCAL 2015 COMPENSATION

              The Compensation Committee aims to have base salaries at or around the market median, with the majority of NEO compensation consisting of incentive compensation to advance the Committee's pay-for-performance philosophy. This methodology drives higher realized compensation when our financial performance is stronger and lower realized compensation when our financial performance is weaker. It provides the Committee with the flexibility to respond to changing business conditions, manage compensation in accordance with career progression, and adjust compensation to reflect differences in executive experience and performance.

FISCAL 2015 BASE SALARY

              In November 2014, the Compensation Committee approved the base salary adjustments, if any, shown in the following table for our NEOs, and the adjustments were not retroactive to the beginning of fiscal 2015. Accordingly, these amounts do not necessarily conform to the amounts contained in the Summary Compensation Table, which reflect the salary actually earned during fiscal 2015. Increases are generally driven by industry and peer benchmark data, subject to increase or decrease based on the NEO's performance and the market median for positions with similar scope and responsibility.

FISCAL 2015 NEO BASE SALARIES

Name	Prior Base Salary ($)	% Increase	New Base Salary ($)	Rationale
Mr. Batrack	900,000	0	900,000	Fiscal 2014 performance
Mr. Burdick	430,000	4.7	450,000	Position salary around market median
Mr. Chu	430,000	7.0	460,000	Fiscal 2014 performance and position salary around market median
Dr. Shoemaker	325,000	10.0	357,000*	Fiscal 2014 performance and position salary around market median
Mr. Pagenkopf	430,000	0	430,000	Fiscal 2014 performance
Ms. Salin	337,000	10.0	370,000	Fiscal 2014 performance and position salary around market median

*    Dr. Shoemaker's base salary was increased to $400,000 following her appointment as President of WEI in April 2015.

FISCAL 2015 AIP AWARDS

              The AIP awards are used to motivate NEOs to meet and exceed annual company objectives. These incentive are paid to reward the achievement of specified operating, financial, strategic and individual measures, and goals that are expected to contribute to stockholder value creation.

              Performance measures and goals for determining the AIP awards for fiscal 2015 were pre-established, and were based on the achievement of the fiscal 2015 objectives contained in our annual operating plan (AOP) for the corporation as a whole, and for each of our WEI and RME business groups (CPF). The AOP was approved by the Board of Directors in November 2014. Each NEO's individual contribution is also evaluated (IPF).

              NEO AIP awards are determined using the following formula:

Fiscal 2015 Target AIP Opportunities

              The following table sets forth the target award percentage and the maximum award possible as a percentage of fiscal 2015 base salary for each NEO.

Name	Minimum Bonus as a % of Base Salary	Target Award (%)	Maximum Bonus as a % of Base Salary (%)
Mr. Batrack	0	120	240
Mr. Burdick	0	75	150
Mr. Chu	0	75	150
Dr. Shoemaker	0	75	150
Mr. Pagenkopf	0	75	150
Ms. Salin	0	50	100

              The target AIP opportunities for the NEOs are derived in part from peer group and competitive survey analysis data, and in part by the Compensation Committee's judgment on the internal equity of the positions and scope of job responsibilities. Potential adjustments to the annual AIP target for the NEOs are considered by the Compensation Committee on an annual basis. The Committee did not adjust the fiscal 2015 target opportunity for any of the NEOs because it believed they were appropriate and commensurate with the responsibilities of those executives.

Fiscal 2015 AIP Performance Objectives and Weightings

              The following performance objectives and weightings for the fiscal 2015 AIP were established and weighted by the Compensation Committee, following approval of the AOP, as set forth below. In setting the targets for these goals, the Committee aimed to ensure consistency with our long-term financial goals and the drivers of our long-term stockholder value.

              These were the same incentive and weightings used for purposes of the fiscal 2014 AIP to continue incenting our NEOs to increase revenue, improve profitability, generate strong cash flow and replenish backlog.

Performance Objective	Weighting	Reason for Objective

Gross Revenue	25%	Measures the growth of our business and serves as a leading driver of stockholder value creation

•

Aligns with our growth and durable competitive advantage drivers

•

Tied to our total company for corporate NEOs

•

Tied to their respective business group for business group NEOs

Operating Income	25%	Primary measure used by stockholders and analysts to evaluate our profitability

•

Aligns with our margin, durable competitive advantage and enterprise risk management drivers

•

Tied to our total company for corporate NEOs

•

Tied to their respective business group for business group NEOs

Cash Flow	25%	Demonstrates our ability to collect on receivables billed to clients, and allows us to invest in our business and return funds to stockholders through dividends and share repurchases

•

Aligns with our capital allocation driver

•

Tied to our total company for corporate NEOs

•

Tied to their respective business group for business group NEOs

Backlog	25%	Positions us for growth going forward based upon authorized and funded projects

•

Aligns with our growth and durable competitive advantage drivers

•

Tied to our total company for corporate NEOs

•

Tied to their respective business group for business group NEOs

              The CPF has a range of 0 to 1.4 with a target of 1.0 based on achievement of the AOP performance objectives set forth in the AOP. For each objective, actual fiscal 2015 performance was compared to the fiscal 2015 target. The minimum performance threshold for the CPF is 0.6. Accordingly, the achievement of less than 60% would result in the elimination of the NEO's bonus. However, the Compensation Committee may elect to "zero" the CPF if results are significantly below expected targets or a manageable event negatively and severely impacted stockholder value.

              Specifically, for each of the four objectives, the Compensation Committee reviewed fiscal 2015 performance as a percentage of the target and determined an award percentage (from 0 to 1.4). The results were then averaged to determine the preliminary CPF. The CPF was then increased or decreased depending upon the growth level of the applicable AOP targets from the prior fiscal year as indicated in the following table. The purpose of the growth factor is to reward goals that are difficult to reach, while reducing payout for the establishment of goals that could be more easily attained.

Growth % of AOP Target From Prior Fiscal Year	Growth Factor

Less than 5%	0.9

5% to 10%	1.0

10% to 15%	1.1

Greater than 15%	1.2

              For fiscal 2015, the growth factor was determined by comparing the fiscal 2014 actual results to the fiscal 2015 targets, as a percentage of the fiscal 2014 actual results. The Compensation Committee then applied the growth factor for each objective, and the results were averaged to determine the final CPF.

Fiscal 2015 Financial Modifiers

              The following tables show the AIP financial modifiers for our NEOs for fiscal 2015. Our corporate and business group performance resulted in AIP financial modifiers of 0.971% for our corporate NEOs (Mr. Batrack, Mr. Burdick and Ms. Salin), 0.896% for Mr. Chu based on performance of the RME group, and 0.929% for Dr. Shoemaker based on performance of the WEI group. As a result of his retirement as an executive officer prior to the end of fiscal year 2015, Mr. Pagenkopf did not participate in the AIP.

CORPORATE PERFORMANCE(1)

Objective	Actual FY 2014	Actual FY 2015		Target FY 2015	Actual FY 2015 as a % of Target FY 2015	Preliminary CPF % (0-1.4)	Growth %	Factor Applied	Final CPF % (0-1.4)
Gross Revenue	2,483,813	2,299,321		2,405,000	95.6	0.956	–3	0.9	0.860
Operating Income	153,832	145,334	(2)	168,000	86.5	0.865	9	1.0	0.865
Cash Flow	127,376	162,847		150,000	108.6	1.086	18	1.2	1.303
Backlog	2,011,292	1,901,712		2,000,000	95.1	0.951	–1	0.9	0.856

						0.964			0.971

(1)
Includes results of the RCM segment.
(2)
Adjusted upward to reflect the impact of the non-cash goodwill and intangible impairment expense.

 RME PERFORMANCE

Objective	Actual FY 2014	Actual FY 2015		Target FY 2015	Actual FY 2015 as a % of Target FY 2015	Preliminary CPF % (0-1.4)	Growth %	Factor Applied	Final CPF % (0-1.4)
Gross Revenue	1,406,885	1,330,148	(1)	1,356,300	98.1	0.985	–4	0.9	0.887
Operating Income	84,744	92,736	(1)	122,165	75.9	0.763	44	1.2	0.915
Cash Flow	84,923	89,727	(1)	117,014	76.7	0.771	38	1.2	0.925
Backlog	1,107,108	1,040,139		1,090,209	95.4	0.954	–110	0.9	0.859

						0.868			0.896

(1)
Adjusted downward to reflect the impact of an acquisition.

WEI PERFORMANCE

Objective	Actual FY 2014	Actual FY 2015	Target FY 2015	Actual FY 2015 as a % of Target FY 2015	Preliminary CPF % (0-1.4)	Growth %	Factor Applied	Final CPF % (0-1.4)
Gross Revenue	946,849	938,469	1,027,797	91.3	0.913	9	1.0	0.913
Operating Income	93,973	92,920	92,093	100.9	1.009	–2	0.9	0.908
Cash Flow	96,226	93,076	91,998	101.2	1.012	–4	0.9	0.911
Backlog	803,889	819,562	915,678	89.5	0.895	14	1.1	0.985

					0.957			0.929

Fiscal 2015 NEO Performance Evaluations and Individual Modifiers

              Each NEO's preliminary AIP award for fiscal 2015, based on the CPF, may be modified by no more than 20% based upon the NEO's individual performance factor (IPF). The IPF, determined by the Compensation Committee following a recommendation by the CEO (for each NEO other than with respect to himself), has a range of 0.8 to 1.2. Each objective is scored on a scale of 1 to 5, with 3 for expected contribution level. The IPF for the CFO is determined jointly by the Audit Committee and Compensation Committee, giving strong consideration to the Audit Committee's assessment of the strength of our internal financial controls, the accuracy and appropriateness of our financial reporting, and the leadership provided by the CFO. The score translates into an adjustment factor to the CPF as follows:

Score	IPF	Adjustment Factor to CPF (%)

1	0.80	–20

2	0.90	–10

3	1.00	0

4	1.10	+10

5	1.20	+20

              Our CEO's recommendation is based on his assessment of the other NEOs' performance, including contribution to the successful achievement of annual operational goals, leadership at Tetra Tech in such NEO's area of responsibility, strategic planning, and implementation of applicable corporate objectives.

              In fiscal 2015, the operational objectives were as follows:

    •
    maintaining high standards in business ethics;

    •
    maintaining high standards in customer service;

    •
    enhancing our organizational structure;

    •
    developing a three-year strategic plan that achieves value creation objectives;

    •
    further implementing the contract management process to minimize risk and surprises, which aligns with our enterprise risk management driver;

    •
    improving key management metrics and reporting;

    •
    improving corporate-wide marketing functions and processes;

    •
    winning key/targeted program competitions, which aligns with our growth driver;

    •
    further implementing our enterprise resource planning system migration plan;

    •
    identifying succession candidates for all executive positions;

    •
    targeting corporate general and administrative expense to not exceed a specified percentage of gross revenue;

    •
    reducing legal and risk management insurance expenses while maintaining service levels; and

    •
    providing a safe and healthy workplace for employees.

              The Committee reviews and scores our CEO's annual performance on the same basis following an assessment of his performance.

              In determining the IPF and associated adjustment factor for our Current NEOs, the Compensation Committee noted the following highlights of their respective fiscal 2015 performance:

Name	Performance Highlights	IPF	Adjustment to CPF (%)

Mr. Batrack	• Grew cash flow and earnings per share • Continued exit from the low-margin, non-core construction business • Successfully reduced claims exposure • Reduced exposure and risk to the declining mining and upstream oil and gas businesses • Developed financial strategic plan that tied to key drivers to building stockholder value	1.00	0

Mr. Burdick	• Developed a more comprehensive process for preparing the annual operating plan and mid-year forecast • Led the renewal of our annual credit facility, ensuring a low interest rate for the next four years • Worked closely with our independent auditors to improve reporting processes and ensured timely filings and compliance with SEC requirements	1.00	0

Mr. Chu	• Led the higher commodity-exposed RME Business Group and grew it profitability despite the declining mining and oil and gas prices with a focus on the higher risk operating units • Enhanced his organization structure by consolidating upstream oil and gas operations, merging solid waste activities, and closing several mining offices and operating units • Furthered company succession planning by hiring a Chief Operating Officer for RME • Participated in acquisition due diligence	1.10	+10

Dr. Shoemaker	• Led the Corporate Growth Initiatives program and 50% of the WEI Business Group for the first half of fiscal 2015 • Promoted to President of WEI at mid-year • While transitioning into her new position, mentored an individual into her former strategy role • Overall, supported the company in many different operational and corporate capacities in fiscal 2015	1.00	0

Ms. Salin	• Led the preparation of documents relating to our fiscal 2015 U.S. acquisition and the review of all documents related to prospective acquisition opportunities • Worked with international advisors on the off-market tender offer for shares of an Australian public company • Assisted in the preparation of all SEC filings and other filings required for a publicly-traded firm • Took the lead in resolving several new issues facing the company	1.00	0

Fiscal 2015 AIP Awards

              Our Current NEOs received the AIP awards shown in the following table for fiscal 2015, based on their respective base salary at fiscal 2015 year-end, AIP opportunity, financial modifier and individual modifier. Consistent with our pay for performance philosophy, our Compensation Committee did not award an AIP payment for fiscal 2015 to any NEO above his or her targeted amount because AIP targets were largely not achieved.

Name	Fiscal 2015 Base Salary ($)	Target Award Percentage (%)	Financial Modifier (CPF)	Individual Modifier (IPF % Adjustment to CPF)	Calculated AIP Award ($)	Actual AIP Award ($)
Mr. Batrack	900,000	120	0.971	0	1,048,680	1,048,680
Mr. Burdick	450,000	75	0.971	0	327,713	330,000
Mr. Chu	460,000	75	0.896	+10	340,032	340,000
Dr. Shoemaker	400,000	75	0.929	0	278,700	275,000
Ms. Salin	370,000	50	0.971	0	179,635	180,000

              As noted above, for fiscal year 2016, specific minimum (threshold), target and maximum performance criteria and payout have been established for each metric (gross revenue, operating income, cash flow and backlog). Payout in fiscal 2016 is being established at 50% of target at threshold and 200% at maximum, with a straight-line interpolation from minimum to target and from target to maximum. For fiscal 2016, the weighting of the metrics will change and will be as follows: operating income, 40%; gross revenue, 20%; cash flow, 20%; and backlog, 20%.

FISCAL 2015 LTI AWARD PROGRAM

              Our LTI program provides variable incentive compensation to enhance alignment of executive interests with stockholder interests and drive long-term value creation. Unlike the LTI awards granted in fiscal 2014, half of the LTI awards granted in fiscal 2015 were subject to performance-based vesting. 50% of the LTI awards (by value) to the NEOs were PSUs that will be earned based on our performance, and 50% were RSUs and options subject to time-based vesting. As a result, the LTI awards granted in fiscal 2015 were comprised of:

    •
    50% in PSUs that cliff-vest at the end of a three-year period, with vesting determined 50% by EPS growth and 50% by relative TSR;

    •
    25% in RSUs that vest at the rate of 25% per year; and

    •
    25% in stock options that vest at the rate of 25% per year.

              LTI awards are generally granted annually after the close of the fiscal year, shortly after we file our Form 10-K with the SEC. The Compensation Committee's policy is to grant these equity awards following the public release of our fourth quarter and fiscal year financial results, during an open trading window, and to establish grant dates in advance. In November 2014, the Compensation Committee made its fiscal 2015 annual awards to the NEOs. The Compensation Committee does not offset the loss or gain of prior year grants in determining current year grants as doing so would compromise the intended risk/reward nature of these incentives.

Target LTI Opportunity

              As a percentage of fiscal 2014 year-end base salary, the target LTI opportunities for fiscal 2015 for NEOs were as follows:

Name	Target LTI Opportunity (%)

Mr. Batrack	350

Mr. Burdick	125

Mr. Chu	125

Dr. Shoemaker	100*

Mr. Pagenkopf	125

Ms. Salin	100

*Dr. Shoemaker was a Senior Vice President at fiscal 2014 year-end. Senior Vice Presidents have a target LTI opportunity of 100% while Executive Vice Presidents have a target LTI opportunity of 125%.

              Mr. Batrack's target LTI opportunity increased from 300% in the prior year to more closely reflect the market median. Each NEO's targeted opportunity is converted into specific grants by dividing the total targeted value (the targeted percentage of base salary) by the Black-Scholes value of an option and the fair market value of a share of stock immediately prior to the award date.

Performance Share Units (PSUs)

              The Compensation Committee began granting PSUs to our NEOs in November 2014. PSUs cliff-vest in shares of our common stock after the end of a three-year performance period. As described in "Changes Made in Fiscal 2015" above, we did not grant PSUs with a one-year performance period as we did in prior years. Vesting will be based 50% upon our EPS growth and 50% upon relative TSR performance. These PSUs were granted under our 2005 Equity Incentive Plan, and are subject to its terms.

              With respect to the determination of EPS growth, PSUs will vest as follows, based on EPS, as defined below, achieved during the performance period.

Vesting %	EPS Growth
0	less than 5%
60	5 to 9%
100	10 to 14%
120	15 to 20%
140	20 to 24%
160	25 to 29%
180	30 to 34%
200	greater than 35%

              Our GAAP EPS is the fully diluted earnings per share from our continuing operations, as defined by Accounting Standards Codification (ASC) 260 and related interpretations. GAAP EPS is then adjusted to reflect the impacts from the following in order to ensure consistency among the fiscal years:

    •
    goodwill impairment,

    •
    accounting changes requiring current and prior period adjustments due to materiality under relevant SEC Staff Accounting Bulletins and related accounting pronouncements,
    •
    changes in newly issued or existing accounting principles and related interpretations for the vesting years,
    •
    the settlement of tax audits more or less than amounts previously recorded,
    •
    gains and losses from dispositions of subsidiaries and significant business lines, and
    •
    costs incurred in connection with acquisitions, mergers or debt restructurings.

              Further, the Compensation Committee has discretion to make additional adjustments to reflect instances of one-time events and management adjustments.

              Our TSR performance is measured as a percentile-ranking of the TSR peer group, with performance goals and payouts (expressed as a percentage of the target number of PSUs) as listed below. Equal weight will be given to the industry peer group and the S&P 1000.

Performance (Percentile)	Vesting Credit (%)
greater than 90	200
80	175
70	150
60	125
50	100
40	60
30	20
less than 30	0

              Straight line interpolation will determine payouts when TSR performance falls between breakpoints in the above schedule.

Stock Options

              All stock options vest in equal annual installments over four years provided that the NEO remains employed by us. Options granted in November 2014 expire on the eighth anniversary of the grant date, and the exercise price represents the closing selling price per share of our common stock on the grant date. The option grant places a significant portion of the NEOs' total compensation at risk, since the option grant delivers a return only if Tetra Tech's common stock appreciates over the option's exercisable term. Further, the vesting provisions are designed to retain the services of the NEO for an extended duration.

Restricted Stock Units (RSUs)

              The Compensation Committee began granting RSUs to the executive officers in fiscal 2013. All RSUs vest in equal annual installments over four years provided that the executive officer remains employed by us. These vesting provisions are designed to retain the services of the executive officer for an extended duration.

Fiscal 2015 LTI Awards

              Our NEOs were granted the fiscal 2015 LTI awards shown in the following table on November 21, 2014. The number of awards granted was approved by the Compensation Committee based on the NEO's respective base salary at fiscal 2014 year-end and target LTI opportunity, with the number of PSUs, stock options and RSUs based on a grant date fair value equal to the closing price for shares of our common stock on November 21, 2014 (prior to the application of the Monte-Carlo simulation method for valuing 50% of the PSUs with vesting based on relative TSR). As a result of the methodology for determining grant date fair value for PSUs and timing, certain total LTI values awarded exceeded the corresponding target LTI values.

FISCAL 2015 NEO LTI AWARDS

Name	Fiscal 2014 YE Base Salary ($)	Target LTI Opportunity (%)	Target LTI Value ($)	PSUs (#)	PSUs ($)	Stock Options (#)	Stock Options ($)	RSUs (#)	RSUs ($)	Total LTI Value ($)

Mr. Batrack	900,000	350	3,150,000	57,545	1,853,565	95,109	787,503	28,772	787,490	3,428,558

Mr. Burdick	430,000	125	537,500	9,819	311,610	16,229	134,376	4,910	134,387	580,373

Mr. Chu	430,000	125	537,500	9,819	311,610	16,229	134,376	4,910	134,387	580,373

Dr. Shoemaker	325,000	100	325,000	5,937	188,415	9,813	81,252	2,969	81,262	350,929

Mr. Pagenkopf	430,000	125	537,500	9,819	311,610	16,229	134,376	4,910	134,387	580,373

Ms. Salin	337,000	100	337,000	6,156	195,361	6,156	84,249	3,078	84,245	363,855

Vesting of Previously Granted Performance Shares

              Prior to November 2014, the Compensation Committee awarded performance shares for the three-year plan that started in that fiscal year. For example, in November 2013, the Committee authorized the 2014 - 2016 plan. The performance share awards under that plan vest in equal annual installments over the three-year performance period. Vesting is performance-based, dependent on the growth in our Adjusted EPS (as defined above) during the performance period.

              For each three-year plan, the prior year Adjusted EPS is the measure control point to determine the vesting percentage in the succeeding year. Specifically, at the end of each fiscal year, the Adjusted EPS for that fiscal year is determined and compared to the measure control point EPS so that the growth rate may be calculated. For each NEO, the Adjusted EPS growth rate is used to determine the vesting percentage of each installment (as indicated in the table above under "PSUs"). If less than 100% of an installment vests, the balance of that installment is forfeited. Each installment of stock eligible for vesting in a given year is scored based upon the average annual Adjusted EPS growth since the year in which that installment was granted.

              Based upon our fiscal 2015 financial performance:

    •
    the third installment of the performance shares awarded in fiscal 2013 vested at 0% in November 2015 due to less than 5% Adjusted EPS growth, and these shares were forfeited; and

    •
    the second installment of the performance shares awarded in fiscal 2014 vested at 140% in November 2015 due to greater than 20% Adjusted EPS growth.

              The following table reflects for each NEO (1) the value of the forfeited performance shares awarded in fiscal year 2013 that were scheduled to vest in November 2015, (2) the value of the additional performance shares (40%) that vested in November 2015, and (3) the aggregate effect on compensation:

	Forfeited Fiscal 2013 Performance Shares		Additional Vested Fiscal 2014 Performance Shares

Name	Number	Effect on Comp. ($)(1)(3)	Number	Effect on Comp. ($)(2)(3)	Aggregate Reduction in Performance Share Compensation ($)(3)
Mr. Batrack	12,333	(307,338)	5,090	126,843	(180,495)
Mr. Burdick	2,133	(53,154)	1,013	25,244	(27,910)
Mr. Chu	2,783	(69,352)	1,013	25,244	(44,108)
Dr. Shoemaker	1,333	(33,218)	612	15,251	(17,967)
Mr. Pagenkopf	2,866	(71,421)	1,013	25,244	(46,177)
Ms. Salin	1,333	(33,218)	635	15,824	(17,394)

(1)
Grant date fair value of $24.26 per share. Accordingly, of the fiscal 2013 Stock Awards compensation included in the "Summary Compensation Table" in this proxy statement, $299,199, $51,747, $67,516, $32,339, $70,014 and $32,339 was not realized by Mr. Batrack, Mr. Burdick, Mr. Chu, Dr. Shoemaker, Mr. Pagenkopf and Ms. Salin, respectively.

(2)
Grant date fair value of $27.26 per share.

(3)
Calculated by multiplying (i) the aggregate number of shares that were forfeited and (ii) the number of additional shares that vested by $24.92, the closing price of our common stock on September 25, 2015 (the last business day of our fiscal year).

TOTAL REALIZED COMPENSATION

              The following table shows the compensation actually realized by our NEOs in each of the last three fiscal years. This information is not intended as, nor should it be considered as, a substitute for the Summary Compensation Table required by SEC regulations. The primary difference between the two tables arises from the accounting value attributed to equity awards at grant date in the Summary Compensation Table (SCT) while the Total Realized Compensation Table below shows the cash value actually realized by an NEO exercising equity awards or having equity awards vest in a given year (before payment of applicable withholding taxes and brokerage commissions).

              As shown in the table, for fiscal 2015, the total compensation realized by the CEO was 51% of his total compensation reflected in the SCT, and the average total compensation realized by the other Current NEOs was 74% of their average total compensation shown in the SCT. The Compensation Committee believes that the information in the table below demonstrates the implementation of the pay for performance philosophy.

TOTAL REALIZED COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus	Non-Equity Incentive Plan Compensation ($)(2)	Vested Stock Awards ($)(3)	Exercised Option Awards ($)(3)	All Other Compensation ($)(4)	Total Realized Compensation ($)(3)	Total Compensation as Reported in SCT ($)(5)	Difference Between Realized Compensation and Reported Compensation ($)	Difference Between Realized Compensation and Reported Compensation (%)
Dan L. Batrack	2015	900,000	—	1,048,680	740,671	54,600	41,956	2,785,907	5,419,194	–2,633,287	–49
Chairman and Chief	2014	900,000	—	850,000	133,524	759,922	39,840	2,683,286	4,514,582	–1,831,296	–41
Executive Officer	2013	884,615	—	720,000	788,701	29,948	40,395	2,463,659	3,887,290	–1,423,631	–37
Steven M. Burdick	2015	446,154	—	330,000	144,196	30,485	40,414	991,249	1,396,941	–405,692	–29
Executive Vice President	2014	430,000	—	250,000	23,096	400,420	43,237	1,146,753	1,265,667	–118,914	–9
and Chief Financial Officer	2013	425,384	—	215,000	99,150	—	39,132	778,666	1,052,252	–273,586	–26
Ronald J. Chu.	2015	454,231	—	340,000	150,767	—	38,928	983,926	1,413,532	–429,606	–30
Executive Vice President	2014	430,000	—	400,000	30,140	346,718	34,931	1,241,789	1,407,361	–165,572	–12
and President of RME	2013	425,384	—	335,000	170,305	—	30,706	961,395	1,277,395	–316,000	–25
Leslie R. Shoemaker	2015	368,414	—	275,000	87,625	11,200	30,849	773,088	1,025,192	–252,104	–25
Executive Vice President and	2014	325,000	—	150,000	14,435	113,594	29,545	632,574	832,531	–199,957	–24
President of WEI	2013	321,154	—	115,000	85,395	17,445	21,459	560,453	690,573	–130,120	–19
James R. Pagenkopf.	2015	430,000	100,000	—	151,624	—	28,906	710,530	1,139,279	–428,749	–38
Former Executive Vice	2014	430,000	—	280,000	31,035	74,286	29,014	844,335	1,281,444	–437,109	–34
President	2013	425,384	—	205,000	147,210	—	28,909	806,503	1,160,157	–353,654	–30
Janis B. Salin	2015	363,654	—	180,000	90,378	63,985	38,568	736,585	946,077	–209,492	–22
Senior Vice President,	2014	337,000	—	165,000	14,435	696,176	41,913	1,254,524	883,989	370,535	30
General Counsel & Secretary	2013	335,923	—	130,000	85,395	—	41,213	592,531	740,096	–147,565	–20

(1)
Increases in base salary, if any, became effective in November of each year and were not retroactive to the beginning of the fiscal year. Accordingly, for a portion of a fiscal year, the NEO may have received compensation based on his or her prior year base salary.

(2)
Consists of variable cash incentive awards paid to the NEOs.

(3)
Total realized compensation represents the value realized from the exercise of stock options and the vesting of performance shares and RSUs, as applicable (as reflected in the "Options Exercised and Stock Vested" table below for the applicable fiscal year). Total realized compensation also includes "All Other Compensation."

(4)
For components of "All Other Compensation," see footnote (5) of the SCT.

(5)
Reflects total compensation as reported in the SCT in accordance with SEC regulations.

NONQUALIFIED DEFERRED COMPENSATION BENEFITS

              Our NEOs are eligible to participate in our nonqualified deferred compensation plan, which allows eligible employees to defer their base salary, AIP award and PSU/RSU awards. The plan provides NEOs, other eligible employees and non-employee directors with a long-term capital accumulation opportunity because savings accumulate on a pre-tax basis. Participating executives may select from among a number of investment options. The plan does not offer above-market interest rates. Deferrals are 100% vested. We do not make matching contributions under the plan. The Deferred Compensation Plan Committee is the administrator for the plan.

              Please refer to the table entitled "Nonqualified Deferred Compensation—Fiscal 2015" in this proxy statement and the information set forth below that table for additional information regarding the deferred compensation plan.

TERMINATION AND CHANGE IN CONTROL BENEFITS

              None of our NEOs has an employment agreement. The absence of employment agreements reflects our pay-for-performance philosophy. If an NEO is no longer performing at the expected level, he or she can be terminated immediately without receiving a contractually-guaranteed payment.

              Our NEOs are eligible for severance payments upon termination not for "cause" or by the executive for "good reason" within two years of a "change in control" of our company, in accordance with the terms and conditions of each NEO's respective change in control agreement.

              In the event of a qualifying termination following a change in control, our NEOs would be eligible to receive severance pay equal to $3,960,000 (in the case of our CEO), 175% of base salary (in the case of Executive Vice Presidents) or 150% of base salary (in the case of Senior Vice Presidents); a pro-rata target AIP award for the year of termination, based on actual performance and the actual number of days the NEO worked during the year; the bonus the NEO earned for the year preceding the year of termination if such bonus had not yet been paid; and a payment equal to 102% of the cost of providing one year of health benefits (two years in the case of our CEO) to the NEO and his or her dependents.

              Under the change in control agreements, unvested equity awards granted to our NEOs after November 3, 2014 would vest only in the event of termination within two years after the change in control, with time-based equity awards vesting in full, and performance-based equity awards vesting based on actual performance results. All equity awards granted prior to November 3, 2014 will vest in full upon a change in control, regardless of whether any applicable performance targets have been met.

              Our NEOs are not eligible to receive any excise tax gross-up on amounts payable under the change in control agreements. However, if an NEO would otherwise incur excise taxes under Section 4999 of the Code, the NEO's payments may be reduced so that no excise taxes would be due.

              Please refer to the "Potential Payments Upon Termination or Change in Control" section of this proxy statement for additional information regarding change in control events and outstanding awards granted to the NEOs.

COMPENSATION-SETTING TOOLS AND PROCESS

PROCESS

              Each November, following the conclusion of our fiscal year on or about September 30, the Compensation Committee meets to determine the compensation for each executive officer, as follows: (1) the base salary is set for the succeeding fiscal year; (2) the variable AIP award is determined for the prior fiscal year, based upon financial performance in that year; and (3) the LTI awards are granted for the succeeding fiscal year, based on a multiple of salary in the prior fiscal year.

              Accordingly, in November 2014, the Compensation Committee determined the base salaries for fiscal 2015, the AIP awards for fiscal 2014 based on fiscal 2014 performance, and the LTI for fiscal 2015. In November 2015, the Compensation Committee determined the base salaries for fiscal 2016, the AIP awards for fiscal 2015 based on fiscal 2015 performance, and the LTI awards for fiscal 2016.

USE OF MARKET SURVEY DATA AND PEER GROUPS

              The Compensation Committee begins its process of deciding how to compensate our NEOs by considering the competitive market data provided by Willis Towers Watson and our human resources staff. The Committee engaged Willis Towers Watson to provide advice and recommendations on competitive market practices and specific compensation decisions.

              In November 2014, the Compensation Committee utilized Willis Towers Watson's market rates, which were comprised of data from one or both of two sources: proxy data of seven industry peer companies, size-adjusted to Tetra Tech's revenue using regression analysis, and general industry survey data, also size-adjusted, as obtained from the Willis Towers Watson Compensation Data Bank. The purpose of the regression analysis was to predict the 50th percentile of market pay rates at Tetra Tech's level of corporate revenue. The group of peer companies was as follows:

AECOM Technology Corporation	HDR, Inc.
Arcadis US Inc.	Jacobs Engineering Group, Inc.
Black & Veatch Corporation	Parsons Brinckerhoff, Inc.
CDM Smith, Inc.	Parsons Corporation
CH2M Hill Companies Ltd.	URS Corporation
Dycom Industries Inc.	Willbros Group, Inc.
Foster Wheeler AG

              To the extent of available information, the positions and compensation levels of our NEOs were compared to those of their counterpart positions at the peer companies, and the compensation levels for comparable positions at the peer companies were examined for guidance in determining base salaries, variable cash incentive awards, long-term, equity-based incentive awards, and total compensation.

              The Compensation Committee does not benchmark to a particular percentile. Rather it uses the market survey data as a reference point to target TDC at or around the median, also giving consideration to such factors as tenure, individual performance, the individual's responsibilities, market factors, and succession and retention considerations.

              The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although it seeks input and recommendations from the CEO and our human resources staff. Further, the Compensation Committee and the Audit Committee jointly determine the individual performance of the CFO. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting.

USE OF PEER GROUP FOR RELATIVE TSR ANALYSIS

              Some of the peer companies listed above for comparison of base salary and other compensation amounts are private companies that compete with us for business and talent. For determining our relative TSR for purposes of vesting PSUs at the conclusions of the three-year performance period, the Committee uses a different peer group comprised of 17 U.S. public companies satisfying objective criteria for industry classification and revenue size, the names of which are as follows:

ABM Industries, Inc.	MYR Group Inc.
Aegion Corporation	McDermott International, Inc.
Clean Harbors, Inc.	Primoris Services Corporation
Covanta Holding Corporation	Quanta Services, Inc.
Dycom Industries Inc.	Stantec Inc.
EMCOR Group, Inc.	Team, Inc.
KBR, Inc.	Waste Connections, Inc.
MasTec, Inc.	Willbros Group, Inc.
Matrix, Inc.

              These peers were also used for purposes of the analysis in the Pay for Performance Alignment section of this CD&A.

INDEPENDENT OVERSIGHT AND EXPERTISE

              Our Board believes that hiring and retaining effective executives and providing them with market-competitive compensation are essential to the success of our company and advance the interests of our stockholders. The Compensation Committee, which is comprised solely of independent directors, has responsibility for overseeing our executive compensation program.

              Under its charter, the Compensation Committee has the authority, in its sole discretion and at our expense, to obtain advice and assistance from external advisors. The Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve any such advisor's fees and other terms and conditions of the retention. In retaining its advisors, the Committee must consider each advisor's independence from management.

              During fiscal 2015, the Compensation Committee retained Willis Towers Watson as its compensation consultant. Willis Towers Watson assisted the Committee by providing competitive market compensation data for senior executives; conducting periodic reviews of elements of our executive compensation programs; assisting with annual and long-term incentive compensation design, including performance objectives and weightings thereof; and sharing executive compensation trends, issues and regulatory developments.

ADVISOR INDEPENDENCE

              Willis Towers Watson performed no services for our company in fiscal 2015 other than its work undertaken for or at the request of the Compensation Committee.

              Willis Towers Watson and the Compensation Committee have the following protocols in place to ensure Willis Towers Watson's independence from management:

    •
    the Committee has the sole authority to select retain and terminate Willis Towers Watson, as well as authorize the firm's fees and determine the other terms and conditions that govern the engagement;

    •
    the Committee directs Willis Towers Watson on the process for delivery and communication of its work product, including its analyses, findings, conclusions and recommendations;

    •
    in the performance of its duties, Willis Towers Watson is accountable, and reports directly, to the Committee; and

    •
    the Committee may consult with Willis Towers Watson at any time, with or without members of management present, at the Committee's sole discretion.

              In accordance with regulatory requirements, the Compensation Committee evaluated the following six factors to assess independence and conflicts of interest before it engaged Willis Towers Watson to perform work in fiscal 2015:

    •
    the provision of other services to us by Willis Towers Watson;

    •
    the amount of fees received from us by Willis Towers Watson, as a percentage of the firm's total revenues;

    •
    the policies and procedures of Willis Towers Watson that are designed to prevent conflicts of interest;

    •
    any business or personal relationship of a member of the Compensation Committee with the regular members of the Willis Towers Watson executive compensation team serving us;

    •
    any of our stock owned by the regular members of the Willis Towers Watson executive compensation team that serve us; and

    •
    any business or personal relationships between our executive officers and the regular members of the Willis Towers Watson executive compensation team that serve us.

              The Compensation Committee also obtained a representation letter from Willis Towers Watson addressing these six factors and certain other matters related to its independence. Based on the Compensation Committee's evaluation of these factors and the representations from Willis Towers Watson, the Compensation Committee concluded that Willis Towers Watson is an independent adviser and has no conflicts of interest with us.

OTHER CONSIDERATIONS

CLAWBACK POLICY

              If our company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the securities laws, then each NEO must return to us, or forfeit if not yet paid, a specified amount. The amount is any AIP payment received with respect to an award under our Executive Compensation Plan during the three-year period preceding the date on which our company is required to prepare the accounting restatement, based on the erroneous data less what would have been paid to the NEO under the accounting restatement as determined by the Compensation Committee.

TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

              The Compensation Committee's goal is to compensate our NEOs in a manner that is tax effective for our company.

Section 162(m) of the Internal Revenue Code

              Under the 1993 Omnibus Budget Reconciliation Act and Section 162(m) of the Internal Revenue Code (Section 162(m)), our federal income tax deductions for executive compensation are limited to the extent total compensation for certain executive officers exceeds $1 million in any one year, unless it qualifies as "performance-based." To qualify as performance-based, compensation must, among other things, be based solely upon the achievement of objective performance goals and made under a plan that is administered by a compensation committee comprised solely of "outside directors." In addition, the material terms of the plan must be disclosed to and approved by stockholders and the Compensation Committee must certify that the performance goals were achieved before payments can be made.

              Our Executive Compensation Plan was designed to comply with the provisions of Section 162(m) and was last approved by our stockholders in 2013, which constituted approval of the performance-based criteria reflected therein. Under the plan, our NEOs are eligible to receive a maximum annual cash incentive compensation award based on a specified percentage of our net income, in each case as reported on our consolidated statements of operations for the applicable fiscal year. The Compensation

Committee annually reviews the maximum plan awards and may exercise its discretion to decrease, but not increase, such awards. The AIP awards granted to our NEOs are substantially below these maximums.

              In addition to the Executive Compensation Plan, we have designed our PSU long-term compensation program so that PSU awards are intended to comply with Section 162(m). However, due to uncertainties in the application of Section 162(m) and the regulations thereunder, there is no guarantee that deductions claimed under Section 162(m) will not be challenged or disallowed by the IRS. Furthermore, although we believe that deductibility of executive compensation is an important consideration, we reserve the right to pay compensation and/or approve executive compensation arrangements that are not fully tax deductible if we believe that doing so is in the best interests of our company and our stockholders.

COMPENSATION COMMITTEE REPORT

              The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and these discussions, has recommended to the Board of Directors that the CD&A be included or incorporated by reference in our fiscal year 2015 Annual Report on Form 10-K and 2016 proxy statement.

              The Compensation Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Committee by writing to the Compensation Committee Chair, c/o Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Blvd., Pasadena, California 91107.

J. Kenneth Thompson, Chair
Patrick C. Haden
Albert E. Smith
Kirsten M. Volpi

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, unless specifically incorporated by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for fiscal 2015 were Patrick C. Haden, Albert E. Smith, J. Kenneth Thompson and Kirsten M. Volpi. No member of the Compensation Committee was at any time during the 2015 fiscal year one of our officers or employees, and no member had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal 2015, none of our executive officers has served on the board of directors or compensation committee of any other company, which company has or had one or more executive officers who served as a member of our Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

              The following table shows the compensation earned by or awarded to our NEOs during fiscal years 2015, 2014 and 2013 in accordance with SEC regulations. Compensation as shown in the table does not necessarily reflect the compensation actually realized by our NEOs for these years. For example, the amounts set forth under "Stock Awards" in 2015 relating to PSUs do not represent the actual amounts realized by our NEOs; rather, they represent the aggregate grant date fair value for financial reporting purposes of those PSUs, which are subject to cliff vesting (based 50% by EPS growth and 50% by relative TSR) at the end of a three-year period and ultimately may result in no such compensation being realized by the NEO.

Name and Principal Position	Year	Salary(1)	Bonus	Non-Equity Incentive Plan Compensation (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total

Dan L. Batrack	2015	900,000	—	1,048,680	2,641,055	787,503	41,956	5,419,194
Chairman and
Chief	2014	900,000	—	850,000	1,636,605	1,088,137	39,840	4,514,582
Executive
Officer	2013	884,615	—	720,000	1,346,430	895,850	40,395	3,887,290
Steven M. Burdick	2015	446,154	—	330,000	445,997	134,376	40,414	1,396,941
Executive Vice
President	2014	430,000	—	250,000	325,812	216,618	43,237	1,265,667
and Chief
Financial	2013	425,384	—	215,000	232,896	139,840	39,132	1,052,252
Officer
Ronald J. Chu	2015	454,231	—	340,000	445,997	134,376	38,928	1,413,532
Executive Vice
President and	2014	430,000	—	400,000	325,812	216,618	34,931	1,407,361
President of
RME	2013	425,384	—	335,000	303,857	182,448	30,706	1,277,395
Leslie R. Shoemaker(6)	2015	368,414	—	275,000	269,677	81,252	30,849	1,025,192
Executive Vice
President and	2014	325,000	—	150,000	197,002	130,984	29,545	832,531
President of
WEI	2013	321,154	—	115,000	145,560	87,400	21,459	690,573
James R. Pagenkopf(7)	2015	430,000	100,000	—	445,997	134,376	28,906	1,139,279
Former
Executive Vice	2014	430,000	—	280,000	325,812	216,618	29,014	1,281,444
President
	2013	425,384	—	205,000	312,954	187,910	28,909	1,160,157
Janis B. Salin	2015	363,654	—	180,000	279,606	84,249	38,568	946,077
Senior Vice
President	2014	337,000	—	165,000	204,262	135,814	41,913	883,989
General
Counsel and	2013	335,923	—	130,000	145,560	87,400	41,213	740,096
Secretary

(1)
Amounts include any portions of salary deferred under our deferred compensation plan. Increases in base salary, if any, became effective in November of each year and were not retroactive to the beginning of the fiscal year. Accordingly for a portion of a fiscal year, the NEO may have received compensation based on his or her prior year base salary. Effective November 20, 2015, the annual base salaries for the Current NEOs for fiscal 2016 are as follows: Mr. Batrack, $900,000 (no increase); Mr. Burdick, $462,000; Mr. Chu, $472,000; Dr. Shoemaker, $430,000; and Ms. Salin, $380,000.

(2)
The amounts listed in this column for fiscal 2015 reflect the cash awards paid to the Current NEOs for fiscal 2015 performance, as further described in the CD&A section of this proxy statement and the "Grants of Plan-Based Awards—Fiscal 2015" table below. The amounts listed in this column for fiscal 2014 and 2013 reflect the cash awards paid to the NEOs for performance in those fiscal years.

(3)
The amounts in this column reflect the aggregate grant date fair value of stock awards, without adjustment for forfeitures, and do not reflect compensation actually realized by our NEOs. For values actually realized by our NEOs during fiscal 2015, see the "Value Realized on Vesting" column of the Fiscal 2015 Option Exercises and Stock Vested table.

Amounts in 2015 include the grant date fair value of PSUs, without adjustment for forfeitures, which are payable at the end of a three-year period provided that the performance objectives are achieved as of the end of the period. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The performance objectives that determine the number of shares that may be earned for the PSUs were (i) as to 50% of the award, growth in earnings per share, which is a performance condition under FASB ASC Topic 718, and (ii) as to 50% of the award, TSR, which is a market condition under FASB ASC Topic 718, relative to the TSR of (A) 17 companies objectively determined based on GICS code and revenue size (25% of award) and (B) the S&P 1000 (25% of award), in each case computed over the three-year performance period. The performance condition component of the fair value of PSUs was determined based on the fair market value of our common stock on the date of grant. The market condition component of the fair value of the PSUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the volatility of our stock price and other assumptions appropriate for determining fair value. Based on these computations, the grant date fair value of the PSU awards granted on November 21, 2014 to each NEO on that date were $27.37 per share for the performance condition component and $36.10 per share for the market condition component. The maximum grant date fair value of the market-related component of the PSUs granted in fiscal 2015 (200% vesting) was $2,077,410, $354,502, $354,502, $214,362, $354,502 and $222,232 for Mr. Batrack, Mr. Burdick, Mr. Chu, Dr. Shoemaker, Mr. Pagenkopf and Ms. Salin, respectively.

(4)
The amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock options granted during the applicable fiscal year. For information on the valuation assumptions relating to stock option grants, refer to the note on Stockholders' Equity and Stock Compensation Plans in the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year in which the stock option was granted. There can be no assurance that these grant date fair values will ever be realized by the NEOs. See the "Fiscal 2015 Grants of Plan-Based Awards" table below for information on stock option grants made in fiscal 2015.

(5)
Consists of the employer contribution made on behalf of each of the NEOs to our qualified retirement plan, as well as the automobile, membership, estate/financial planning and medical allowances described in the CD&A section of this proxy statement.

(6)
Effective April 8, 2015, Dr. Shoemaker was named to succeed Mr. Pagenkopf as Executive Vice President and President of the WEI business group. In November 2014, she was named Senior Vice President, Chief Strategy Officer and Infrastructure Group President. She served as Senior Vice President of Strategic Initiatives from 2008 through November 2014.

(7)
Effective April 8, 2015, Mr. Pagenkopf retired from his role as Executive Vice President and President of the WEI business group. From April 8 through September 24, 2015, he served as Executive Vice President, Federal Programs. As a result of his retirement, Mr. Pagenkopf did not participate in the AIP.

GRANTS OF PLAN-BASED AWARDS – FISCAL 2015

              The following table provides information regarding grants of plan-based incentive awards made to our NEOs during fiscal 2015.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units(1) (#)	Option Awards: Number of Securities Underlying Options(1)(2) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Mr. Batrack	(3)		0	1,080,000	2,160,000
	11/21/14									95,109	27.37	787,503
	11/21/14	(4)				0	57,545	115,090	0			1,853,565
	11/21/14	(5)							28,772			787,490
Mr. Burdick	(3)		0	337,500	675,000
	11/21/14									16,229	27.37	134,376
	11/21/14	(4)				0	9,819	19,638	0			311,610
	11/21/14	(5)							4,910			134,387
Mr. Chu	(3)		0	345,000	690,000
	11/21/14									16,229	27.37	134,376
	11/21/14	(4)				0	9,819	19,638	0			311,610
	11/21/14	(5)							4,910			134,387
Dr. Shoemaker	(3)		0	300,000	600,000
	11/21/14									9,813	27.37	81,252
	11/21/14	(4)				0	5,937	11,874	0			188,415
	11/21/14	(5)							2,969			81,262
Mr. Pagenkopf	(3)		0	0	0
	11/21/14									16,229	27.37	134,376
	11/21/14	(4)				0	9,819	19,638	0			311,610
	11/21/14	(5)							4,910			134,387
Ms. Salin	(3)		0	185,000	370,000
	11/21/14									10,175	27.37	84,249
	11/21/14	(4)				0	6,156	12,312	0			195,361
	11/21/14	(5)							3,078			84,245

(1)
Equity awards made on and after November 3, 2014 will not automatically vest upon a change in control. Instead, these awards will vest if, during the period commencing on the date of the change in control and ending on the second anniversary of such date, the executive's employment is terminated "other than for cause" or for "good reason." Upon such occurrence, all unvested stock option, restricted stock and RSU awards subject solely to time-based vesting will vest in full, and all equity awards that vest upon the achievement of performance criteria will vest based on actual performance results. Equity awards made prior to November 3, 2014 will automatically vest upon a change in control. We refer you to "Potential Payments upon Termination or Change in Control" tables below for further information.

(2)
These stock option awards were granted under the 2005 Equity Incentive Plan. The options vest as to 25% of the shares subject to the options on each of the first through fourth anniversaries of the grant date. The options have a maximum term of eight years subject to earlier termination upon cessation of service. The exercise price of each option may be paid in cash or in shares of common stock valued at the closing price on the exercise date, or may be paid with the proceeds from a same-day sale of the purchased shares. For additional detail on the grant date fair value of these options, see footnote (4) to the Summary Compensation Table above.

(3)
This row represents the possible AIP awards for fiscal 2015. Additional information about these payments appears above in the CD&A section of this proxy statement. The actual award payments, as determined by the Compensation Committee on November 20, 2015, are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. The target and maximum values are calculated by multiplying: (i) 120% and 240%, respectively, by Mr. Batrack's annual base salary; (ii) 75% and 150%, respectively, by Mr. Burdick, Mr. Chu and Dr. Shoemaker's respective annual base salaries; and (iii) 50% and 100%, respectively, by Ms. Salin's annual base salary, each as in effect at the end of fiscal 2015. Due to his retirement, Mr. Pagenkopf was not eligible to receive an AIP award. Consistent with prior fiscal years, there was no threshold value for fiscal 2015.

(4)
The amounts shown in these rows reflect, in share amounts, the threshold, target and maximum potential awards of PSUs, as further discussed in the CD&A section of this proxy statement. PSUs were granted under the 2005 Equity Incentive Plan and cliff-vest in shares of our common stock after the end of a three-year performance period. Vesting, from 0% to 200% of the award, is completely at risk, and is based 50% upon our EPS growth and 50% upon relative TSR. Accordingly, there is no threshold value. Dividends are payable on the underlying PSU shares. For additional detail on the grant date fair value of these shares, see footnote (3) to the Summary Compensation Table above.

(5)
The amounts shown in these rows reflect the awards of RSUs, as further discussed in the CD&A section of this proxy statement. The RSUs were granted under the 2005 Equity Incentive Plan and vest as to 25% of the award on each of the first through fourth anniversaries of the award date. For additional detail on the grant date fair value of these shares, see footnote (3) to the Summary Compensation Table above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – FISCAL 2015

              The following table provides information regarding NEO equity awards outstanding as of September 27, 2015, the end of our 2015 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)*
Mr. Batrack	50,000	—	16.98	11/14/16	(1)
	70,000	—	25.55	11/13/17	(2)
	100,000	—	23.48	11/12/18	(3)
	112,500	37,500	22.53	11/11/19	(4)
	51,250	51,250	24.26	11/16/20	(5)
	29,064	116,254	28.58	11/22/21	(6)
	—	95,109	27.26	11/21/22	(7)
						12,333	(8)	307,338
						9,250	(5)	230,510
						25,450	(9)	634,214
						14,316	(6)	356,755
						28,772	(7)	716,998
						57,545	(10)	1,434,021
Mr. Burdick	16,750	—	16.98	11/14/16	(1)
	16,750	—	25.55	11/13/17	(2)
	16,750	—	23.48	11/12/18	(3)
	20,625	6,875	22.53	11/11/19	(4)
	8,000	8,000	24.26	11/16/20	(5)
	5,786	17,537	28.58	11/22/21	(6)
	—	16,229	27.26	11/21/22	(7)
						2,133	(8)	53,154
						1,600	(5)	39,872
						5,066	(9)	126,245
						2,850	(6)	71,022
						4,910	(7)	122,357
						9,819	(10)	244,689

Mr. Chu	29,413	—	25.55	11/13/17	(2)
	32,951	—	23.48	11/12/18	(3)
	27,246	9,082	22.53	11/11/19	(4)
	10,438	10,437	24.26	11/16/20	(5)
	5,786	17,357	28.58	11/22/21	(6)
	—	16,229	27.26	11/21/22	(7)
						2,783	(8)	69,352
						2,087	(5)	52,008
						5,066	(9)	126,245
						2,850	(6)	71,022
						4,910	(7)	122,357
						9,819	(10)	244,689
Dr. Shoemaker	5,000	—	23,68	11/16/15	(11)
	16,750	—	16.98	11/14/16	(1)
	16,750	—	25.55	11/13/17	(2)
	16,750	—	23.48	11/12/18	(3)
	12,563	4,187	22.53	11/11/19	(4)
	5,000	5,000	24.26	11/16/20	(5)
	3,499	10,495	28.58	11/22/21	(6)
	—	9,813	27.26	11/21/22	(7)
						1,333	(8)	33,218
						1,000	(5)	24,920
						3,063	(9)	76,330
						1,723	(6)	42,937
						2,969	(7)	73,987
						5,937	(10)	147,950
Mr. Pagenkopf	8,000	—	23,68	11/16/15	(11)
	8,000	—	16.98	11/14/16	(1)
	10,000	—	25.55	11/13/17	(2)
	32,244	—	23.48	11/12/18	(3)
	26,857	8,952	22.53	11/11/19	(4)
	10,750	10,750	24.26	11/16/20	(5)
	5,786	17,357	28.58	11/22/21	(6)
	—	16,229	27.26	11/21/22	(7)
						2,866	(8)	71,421
						2,150	(5)	53,578
						5,066	(9)	126,245
						2,850	(6)	71,022
						4,910	(7)	122,357
						9,819	(10)	244,689
Ms. Salin	5,000	—	23,68	11/16/15	(11)
	16,750	—	16.98	11/14/16	(1)
	16,750	—	25.55	11/13/17	(2)
	16,750	—	23.48	11/12/18	(3)
	12,563	4,187	22.53	11/11/19	(4)
	5,000	5,000	24.26	11/16/20	(5)
	3,499	10,495	28.58	11/22/21	(6)
	—	9,813	27.26	11/21/22	(7)
						1,333	(8)	33,218
						1,000	(5)	24,920
						3,176	(9)	79,146
						1,786	(6)	44,507
						3,078	(7)	76,704
						6,156	(10)	153,408

*
The market value of the unvested performance shares and RSUs is calculated by multiplying the number of shares that have not vested by the closing price of our common stock at September 25, 2015 (the last business day of our fiscal year), which was $24.92.

Vesting Schedule for Outstanding Stock Options, Unvested Performance Shares and PSUs, and Unvested RSUs

Note	Grant Dates	Vesting Dates
(1)	11/14/08	25% on 11/14/09; 25% annually for next 3 years
(2)	11/13/09	25% on 11/13/10; 25% annually for next 3 years
(3)	11/12/10	25% on 11/12/11; 25% annually for next 3 years
(4)	11/11/11	25% on 11/11/12; 25% annually for next 3 years
(5)	11/16/12	25% on 11/16/13; 25% annually for next 3 years
(6)	11/22/13	25% on 11/22/14; 25% annually for next 3 years
(7)	11/21/14	25% on 11/21/15; 25% annually for next 3 years
(8)	11/16/12	Annually over 3 years based on EPS growth, as further described in the CD&A
(9)	11/22/13	Annually over 3 years based on EPS growth, as further described in the CD&A
(10)	11/21/14	Cliff vesting following 3-year performance period based on EPS growth and relative TSR, as further described in the CD&A
(11)	11/16/07	25% on 11/16/08; 25% annually for next 3 years

              Outstanding options under the 2005 Equity Incentive Plan have a maximum term of eight years measured from the applicable grant date. Outstanding options under our earlier plans have a maximum term of ten years measured from the applicable grant date. All options are subject to earlier termination in the event of the optionee's cessation of service with us. The exercise price for each outstanding option is equal to the closing price per share of common stock on the grant date.

OPTIONS EXERCISED AND STOCK VESTED – FISCAL 2015

              The following table shows the number of shares acquired by each of the NEOs during fiscal 2015 through stock option exercises and the vesting of performance shares and RSUs. The table also presents the value realized upon such exercises and vesting, as calculated, in the case of stock options, based on the difference between the market price of our common stock at exercise and the option exercise price, and as calculated, in the case of performance shares and RSUs, based on the closing price per share of our common stock on the NASDAQ Global Select Market on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Vested* (#)	Value Realized on Vesting ($)
Mr. Batrack	30,000	54,600	27,213	740,671
Mr. Burdick	16,750	30,485	5,297	144,196
Mr. Chu	—	—	5,541	150,767
Dr. Shoemaker	2,500	11,200	3,219	87,625
Mr. Pagenkopf	—	—	5,572	151,624
Ms. Salin	16,750	63,985	3,320	90,378

*
Consists of performance shares and RSUs. No PSUs vested in fiscal 2015 since the PSUs awarded in November 2014 have 3-year cliff vesting contingent upon the achievement of certain performance metrics.

NONQUALIFIED DEFERRED COMPENSATION – FISCAL 2015

              The following table shows each NEO's contributions and earnings during fiscal 2015 and account balance as of September 27, 2015, under our Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Mr. Batrack	753,846	—	(42,169)	480,678	2,929,196
Mr. Burdick	18,269	—	(67,335)	—	1,764,913
Mr. Chu	113,615	—	(30,879)	—	816,989
Dr. Shoemaker	—	—	(60,297)	—	514,996
Mr. Pagenkopf.	71,000	—	(16,949)	—	545,334
Ms. Salin.	—	—	(62,095)	—	847,613

(1)
These amounts were included in the "Salary" and/or "Non-Equity Incentive Plan Compensation" columns, as applicable, of the Summary Compensation Table.

(2)
None of the amounts are included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(3)
None of the amounts are included in Summary Compensation Table because we did not make any contributions to the Deferred Compensation Plan during fiscal 2015.

              The Deferred Compensation Plan is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a percentage of their base salary, bonuses, directors fees, and equity awards other than options in a manner similar to the way in which our 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Internal Revenue Code. In addition, participants may also defer their performance shares and/or RSUs. The Deferred Compensation Plan is designed to comply with Section 409A of the Internal Revenue Code. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of our management employees, which group includes each of our NEOs. Since the adoption of the Deferred Compensation Plan by the Board of Directors in 2006, we have not made any contribution on behalf of any director or executive officer.

              Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the Deferred Compensation Plan Committee and elected by a participant.

              As of the end of fiscal 2015, the measurement funds consisted of the following: Fidelity VIP Money Market Initial, Fidelity VIP Investment Grade Bond Initial, PIMCO VIT Real Return Admin., PIMCO VIT Global Bond (Unhedged) Admin., MainStay VP High Yield Corporate Bond Initial, MainStay VP T. Rowe Price Equity Income Initial, Fidelity VIP Index 500 Initial, American Funds IS Growth 2, Invesco V.I. American Value I, Fidelity VIP III Mid Cap Initial, Delaware VIP Small Cap Value Std., Deutsche Small Cap Index VIP A, Invesco VIF International Growth I, MFS VIT II International Value Initial, Delaware VIP Emerging Markets Std., and Invesco VIF Global Real Estate I.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

              We do not enter into employment agreements with our NEOs. The CEO's employment may be terminated at any time at the discretion of the Board of Directors. The employment of the other NEOs may be terminated at any time by the CEO with the Board's concurrence.

              We have entered into an amended and restated change in control agreement with each of our NEOs, which terminate on March 25, 2018. The agreements provide that if the NEO's employment is terminated by us without cause or by the NEO with good reason, in each case, in connection with or within two years of a change in control that occurs during the term of the agreement, we will pay or provide the following severance benefits:

    •
    severance pay equal to $3,960,000 (in the case of Mr. Batrack), 175% of base salary (in the case of Mr. Burdick, Mr. Chu and Dr. Shoemaker), and 150% of base salary (in the case of Ms. Salin);

    •
    a pro-rata target bonus for the year of termination, based on actual performance and the number of days the NEO worked during the year;

    •
    the bonus the NEO earned for the year preceding the year of termination if such bonus had not yet been paid;

    •
    a payment equal to 102% of the cost of providing one year of health benefits (two years in the case of Mr. Batrack) to the NEO and his or her dependents substantially similar to those provided immediately prior to such termination date.

              Under the terms of the change in control agreements, if an NEO's employment is terminated due to his or her death or disability, in each case, within two years of a change in control that occurs during the term of the agreement, we will pay a pro-rata target bonus for the year of termination, based on the number of days the NEO worked during the year, together with the bonus the NEO earned for the year preceding the year of termination if such bonus had not yet been paid.

              Each NEO will also be paid or provided with any unpaid base salary, accrued vacation and unreimbursed expenses through the date of his employment termination, together with any benefits to which the NEO is entitled under our benefits programs.

              In addition, upon the occurrence of a change in control, all outstanding unvested stock options, performance shares and RSUs held by the NEOs that were granted prior to November 3, 2014 will vest (regardless of whether any applicable performance targets have been met), subject to the NEO remaining employed by us on such date. However, equity awards made on and after November 3, 2014 will not automatically vest. Instead, the unvested stock options, performance shares/units and RSUs will vest if, during the period commencing on the date of the change in control and ending on the second anniversary of such date, the executive's employment is terminated without cause or for good reason. Upon such occurrence, all unvested stock option, performance share/unit and RSU awards subject solely to time-based vesting shall vest in full, and all equity awards that vest upon the achievement of performance criteria will vest based on actual performance results.

              The payments and benefits described above will be reduced to the extent that they would result in triggering excise taxes under Section 4999 of the Internal Revenue Code (or be within $1,000 of doing so), unless the NEO would be better off by at least $50,000 on an after-tax basis, after taking into account all taxes and receiving the full amount of the payments and benefits. In that case, the payment and benefits would not be reduced. In no event are we obligated to provide any tax gross-up or similar payment to cover any NEO's Section 4999 excise tax.

              A "change in control" for purposes of the change in control agreements generally consists of one or more of the following events:

    •
    an acquisition by any person of beneficial ownership of securities representing 50% or more of the combined voting power of our voting securities (on one date or during any 12-month period);

    •
    the consummation of a merger, reorganization or consolidation if our stockholders (together with any trustee or fiduciary acquiring securities under any benefit plan) do not own more than 50% of the combined voting power of the merged company's then-outstanding securities (other than a recapitalization in which no person acquires more than 50% of the combined voting power of our outstanding securities); or

    •
    a sale of all or substantially all of our assets (other than a sale to an entity in which our stockholders own 50% or more of the voting securities of such entity).

              A termination for "good reason" for purposes of the change in control agreements generally includes any of the following actions by us in connection with or following a change in control:

    •
    a material diminution of the NEO's base salary, annual bonus opportunity or both;

    •
    a material diminution in the NEO's authority, duties or responsibilities;

    •
    a material diminution in the authority, duties or responsibilities of the supervisor to whom the NEO is required to report;

    •
    a material diminution in the budget over which the NEO retains authority; or

    •
    a material change in the geographic location at which the NEO must perform his or her services.

              An NEO will only be entitled to terminate his or her employment for good reason if he or she has provided us with notice of the occurrence of a condition described above within 60 days of its initial existence and we have failed to remedy such condition within 30 days after receipt of the notice.

              A termination for "cause" means:

    •
    the willful and continued failure of the NEO to perform substantially his or her duties (other than a failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the NEO by the board of directors or chief executive officer; or

    •
    the willful engaging by the NEO in illegal conduct or misconduct that is materially and demonstrably injurious to the company.

Assumptions Regarding the Tables

              The tables below were prepared as though a change in control occurred on September 27, 2015 (the last day of our most recent fiscal year), and the employment of each of our Current NEOs was terminated on this date. For purposes of any calculations involving equity awards, we have used the closing share price of our common stock on September 25, 2015 (the last business day of our fiscal year), which was $24.92. We are required by the SEC to use these assumptions. However, the Current NEOs'

employment was not terminated on September 27, 2015, and a change in control did not occur on this date. As a result, there can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption used in this disclosure is not correct in fact. All amounts set forth below are estimates only. The following are the equity award and annual bonus assumptions:

    •
    stock options that become vested due to a change in control are valued based on their option spread (i.e, the difference between the fair market value of a share of common stock at the time of the change in control and the exercise price);

    •
    the value of performance shares, PSUs and RSUs that vest upon a change in control are taken into account at full fair market value; and

    •
    given that each of the NEO's employment has been deemed to have been terminated on the last day of the fiscal year, any annual bonus with respect to such year would have been earned as of such date under the terms of our bonus program. As such, no amounts with respect to pro-rated bonuses have been included in the tables below.

Dan L. Batrack

	Termination Without Cause or With Good Reason Following a Change in Control ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	3,960,000	—	—	—
Pro-Rated Bonus	—	—	—	—
Health Benefits	37,633	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	123,450	123,450	123,450	123,450
Accelerated Vesting of Unvested Performance Shares/PSUs(3)	2,375,573	941,552	941,552	941,552
Accelerated Vesting of Unvested RSUs(3)	1,304,263	587,265	587,265	587,265
Golden Parachute Cut-back (if any)	(616,723)	—	—	—

Total	7,184,196	1,652,267	1,652,267	1,652,267

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 27, 2015. No PSUs were vested as of that date. Other than with respect to amounts under "Termination Without Cause or With Good Reason," does not include unvested securities issued subsequent to November 3, 2014. Stock options granted subsequent to November 3, 2014 were not in the money as of September 27, 2015. See "Outstanding Equity Awards at 2015 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2015" for information regarding performance shares and RSUs that vested in fiscal 2015.

Steven M. Burdick

	Termination Without Cause or With Good Reason Following a Change in Control ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	787,500	—	—	—
Pro-Rated Bonus	—	—	—	—
Health Benefits	15,520	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	21,711	21,711	21,711	21,711
Accelerated Vesting of Unvested Performance Shares/PSUs(3)	424,088	179,399	179,399	179,399
Accelerated Vesting of Unvested RSUs(3)	233,251	110,894	110,894	110,894
Golden Parachute Cut-back (if any)	—	—	—	—

Total	1,482,070	312,004	312,004	312,004

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 27, 2015. No PSUs were vested as of that date. Other than with respect to amounts under "Termination Without Cause or With Good Reason," does not include unvested securities issued subsequent to November 3, 2014. Stock options granted subsequent to November 3, 2014 were not in the money as of September 27, 2015. See "Outstanding Equity Awards at 2015 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2015" for information regarding performance shares and RSUs that vested in fiscal 2015.

Ronald J. Chu

	Termination Without Cause or With Good Reason Following a Change in Control ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	805,000	—	—	—
Pro-Rated Bonus	—	—	—	—
Health Benefits	18,043	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	28,594	28,594	28,594	28,594
Accelerated Vesting of Unvested Performance Shares/PSUs(3)	440,286	195,597	195,597	195,597
Accelerated Vesting of Unvested RSUs(3)	245,387	123,030	123,030	123,030
Golden Parachute Cut-back (if any)	—	—	—	—

Total	1,537,310	347,221	347,221	347,221

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 27, 2015. No PSUs were vested as of that date. Other than with respect to amounts under "Termination Without Cause or With Good Reason," does not include unvested securities issued subsequent to November 3, 2014. Stock options granted subsequent to November 3, 2014 were not in the money as of September 27, 2015. See "Outstanding Equity Awards at 2015 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2015" for information regarding performance shares and RSUs that vested in fiscal 2015.

Leslie R. Shoemaker

	Termination Without Cause or With Good Reason Following a Change in Control ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	700,000	—	—	—
Pro-Rated Bonus	—	—	—	—
Health Benefits	18,817	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	13,307	13,307	13,307	13,307
Accelerated Vesting of Unvested Performance Shares/PSUs(3)	257,498	109,548	109,548	109,548
Accelerated Vesting of Unvested RSUs(3)	141,844	67,857	67,857	67,857
Golden Parachute Cut-back (if any)	—	—	—	—

Total	1,131,466	190,712	190,712	190,712

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 27, 2015. No PSUs were vested as of that date. See "Outstanding Equity Awards at 2015 Fiscal Year-End" for information regarding outstanding vested stock options. Other than with respect to amounts under "Termination Without Cause or With Good Reason," does not include unvested securities issued subsequent to November 3, 2014. Stock options granted subsequent to November 3, 2014 were not in the money as of September 27, 2015. See "Options Exercised and Stock Vested—Fiscal 2015" for information regarding performance shares and RSUs that vested in fiscal 2015.

Janis B. Salin

	Termination Without Cause or With Good Reason Following a Change in Control ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	555,000	—	—	—
Pro-Rated Bonus	—	—	—	—
Health Benefits	18,691	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	13,307	13,307	13,307	13,307
Accelerated Vesting of Unvested Performance Shares/PSUs(3)	265,772	112,364	112,364	112,364
Accelerated Vesting of Unvested RSUs(3)	146,131	69,427	69,427	69,427
Golden Parachute Cut-back (if any)	—	—	—	—

Total	998,901	195,098	195,098	195,098

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 27, 2015. No PSUs were vested as of that date. Other than with respect to amounts under "Termination Without Cause or With Good Reason," does not include unvested securities issued subsequent to November 3, 2014. Stock options granted subsequent to November 3, 2014 were not in the money as of September 27, 2015. See "Outstanding Equity Awards at 2015 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2015" for information regarding performance shares and RSUs that vested in fiscal 2015.

EQUITY COMPENSATION PLAN INFORMATION

              The following table provides information as of September 27, 2015 with respect to the shares of our common stock that may be issued under our existing equity compensation plans under which awards may be granted. All of our existing plans have been approved by our stockholders. All of our employees are eligible to participate in the Employee Stock Purchase Plan (ESPP) and the 2015 Equity Incentive Plan (2015 Plan).

	A	B	C

	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(2)	2,985,023	$23.71	5,455,495	(3)

(1)
Excludes purchase rights under our ESPP for the purchase right period that commenced on January 1, 2015 and ended on December 31, 2015.

(2)
Consists of the 2015 Plan, the 2005 Equity Incentive Plan (under which awards are no longer granted), the 2003 Outside Director Stock Option Plan (under which options are no longer granted) and the ESPP.

(3)
As of September 27, 2015, an aggregate of 4,987,400, 0, 0 and 468,095 shares of common stock were available for issuance under the 2015 Plan, the 2005 Equity Incentive Plan, the 2003 Outside Director Stock Option Plan and the ESPP, respectively.

ITEM 3 – APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

              We are seeking stockholder approval of an amendment to our Employee Stock Purchase Plan (ESPP) to increase the maximum number of shares of common stock authorized for issuance over the term of the ESPP by 1,000,000 shares.

              The ESPP offers eligible employees the opportunity to acquire a stock ownership interest in us through period payroll deductions that will be applied towards the purchase of our common stock at a discount from the then current market price. The purpose of the amendment is to ensure that we will have a sufficient reserve of common stock available under the ESPP to provide eligible employees with the continuing opportunity to acquire a proprietary interest in us through participation in a payroll deduction-based employee stock purchase plan.

              The ESPP was adopted by our Board on November 15, 1995 and approved by our stockholders in February 1996. Initially, 1,373,290 shares (as adjusted for subsequent stock splits) were authorized to be issued under the ESPP. In February 2004, the stockholders approved a 1,000,000 share increase in the maximum number of shares authorized for issuance under the ESPP. As of December 31, 2015, employees had purchased 2,194,821 shares of our common stock under the ESPP, and only 259,281 shares remained for purchase. At that date, approximately 9,800 employees were eligible to participate in the ESPP, including 10 executive officers.

              The following is a brief summary of the principal features of the ESPP as applied to U.S. participants. The summary is qualified by and subject to the full text of the ESPP, as proposed to be amended, which is attached to this proxy statement as Appendix B and incorporated by reference into this proxy statement.

SUMMARY

              The ESPP provides for the granting of purchase rights (Purchase Rights) to purchase common stock to our (and our subsidiaries') employees and officers, including directors who are also employees or officers. Under the ESPP, shares of common stock are issued upon the exercise of Purchase Rights. The ESPP is administered by the Compensation Committee, which has the authority to prescribe rules and procedures relating to the ESPP, and to take all other actions necessary or appropriate for the administration of the ESPP.

              The classes of employees who are eligible to participate in the ESPP are regular full-time employees and regular part-time employees who are regularly scheduled to work more than 20 hours per week.

              Each Purchase Right lasts for a period of 50 weeks (Purchase Right Period). The Compensation Committee may elect to suspend and/or recommence the ESPP at any time following the end of a Purchase Right Period. Prior to the beginning of each Purchase Right Period, employees may elect to contribute amounts to the ESPP during that Purchase Right Period. Employees can only commence participation in the ESPP on the first day of a Purchase Right Period.

              The maximum amount that a U.S.-based employee can contribute during a Purchase Right Period is $5,000, and the minimum contribution per payroll period is $25. The amount that an employee elects to contribute during a Purchase Right Period is fixed, and cannot be increased or decreased during the Purchase Right Period, although the employee may elect to stop contributing to the ESPP. The amount that the employee elects to contribute is withheld from the employee's post-tax salary in equal amounts over the entire Purchase Right Period.

              Under the ESPP, the exercise price of a Purchase Right is the lesser of 100% of the fair market value of such shares on the first day of the Purchase Right Period or 85% of the fair market value on the last day of the Purchase Right Period. For this purpose, the fair market value of the common stock is its closing price as reported on the NASDAQ Stock Market on the day in question. The employees' contributions to the ESPP are automatically used to purchase common stock on the last day of the Purchase Right Period, unless they elect to withdraw from the ESPP prior to that date or otherwise lose eligibility to participate as described below.

              Participants whose employment is terminated for any reason forfeit their Purchase Right and receive a refund of all of their contributions during the applicable Purchase Right Period. Employees who elect to suspend their contributions can elect either to withdraw their contributions or leave those amounts in the ESPP to be used to purchase common stock at the end of the Purchase Right Period. No interest is credited on any amounts contributed to the ESPP.

              In the event we cease to be an independent publicly-owned corporation, or there is a sale or other disposition of all or substantially all of our assets, all Purchase Rights will be automatically exercised immediately preceding such an event. If our outstanding shares of common stock are increased, decreased or exchanged for different securities, a proportionate adjustment will be made in the number, price and kind of shares subject to outstanding Purchase Rights.

              Our Board may amend or terminate the ESPP at any time, except with respect to any outstanding Purchase Rights. Stockholder approval is required for any amendment that changes the class of individuals who may participate or the aggregate number of shares to be granted under the ESPP. Further, the board may suspend or recommence the ESPP following the end of any Purchase Right Period.

              The above description summarizes the main provisions of the ESPP and the Purchase Rights granted thereunder. This description does not purport to be complete and is qualified in its entirety by the provisions of the ESPP. Stockholders are urged to read the ESPP in its entirety.

FEDERAL INCOME TAX CONSEQUENCES

              The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under such an arrangement, no income will be taxable to a participant upon either the grant or the exercise of the Purchase Rights. Upon disposition of the shares issued under the qualified component of the ESPP, the participant will generally be subject to income tax. The amount of the tax may depend upon the participant's holding period. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant for the qualified component of the ESPP; however, if the shares are disposed of in a non-qualifying disposition (i.e., shares that are sold within two years after the grant of the Purchase Right or within one year after the purchase of such shares), we may be entitled to a tax deduction for the amount included as ordinary income to the individual.

              The foregoing summary of the effects of federal income taxation with respect to Purchase Rights granted and shares issued under the ESPP does not purport to be complete and applicable to all participants. Each participant is urged to consult with his or her personal tax advisor regarding the federal, state and local tax consequences of participating in the ESPP.

PLAN BENEFITS

              The table below shows, as to each of our executive officers named in the Summary Compensation Table of the Executive Compensation section of this proxy statement and the various indicated groups, the number of shares of common stock purchased under the ESPP during the 2015 plan year. All such purchases were made on December 15, 2015. For all participating employees, the purchase price was $22.54 per share.

Name and Position	Number of Purchased Shares

Dan L. Batrack Chairman and Chief Executive Officer	221

Steven M. Burdick Executive Vice President and Chief Financial Officer	221

Ronald J. Chu Executive Vice President and President of RME	221

Leslie R. Shoemaker Executive Vice President and President of WEI	221

James R. Pagenkopf Former Executive Vice President	221

Janis B. Salin Senior Vice President, General Counsel and Secretary	221

All current executive officers as a group (10 persons)	1,874

All current directors other than executive officers as a group (8 persons)	0*

All participating employees, including current officers who are not executive officers, as a group (1,894 persons)	206,940

*
Not eligible

NEW PLAN BENEFITS

              The benefits to be received by our executive officers, directors and employees as a result of the proposed amendment to the ESPP are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. No Purchase Rights have been granted, and no shares of common stock have been issued, with respect to the 1,000,000 share increase for which stockholder approval is sought under this proposal.

              The closing price of our common stock on the NASDAQ Stock Market on December 31, 2015 was $26.02 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

               Your Board of Directors recommends that you vote FOR the amendment to our ESPP to increase the maximum number of shares of common stock authorized for issuance over the term of the ESPP by 1,000,000 shares. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

ITEM 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the 2016 fiscal year, and our Board is seeking stockholder ratification of the appointment. Stockholder ratification is not required by our Bylaws or applicable laws and regulations. However, our Board annually submits the appointment for stockholder ratification as a matter of good corporate governance. If stockholders were not to ratify the appointment, the Audit Committee would reconsider whether or not to retain PwC, but could determine to do so in the Committee's discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm without stockholder approval if the Committee were to determine that doing so would be in the best interests of our company and stockholders.

              PwC has been our independent registered public accounting firm since fiscal year 2004, and served in that capacity for the 2015 fiscal year. PwC is knowledgeable about our operations and accounting practices, and is well qualified to act as our independent registered public accounting firm. Some governance stakeholders have suggested that a long-tenured auditor poses an independence risk. The Audit Committee has several practices in place that mitigate this potential risk, including the following:

    •
    Review of all non-audit services and engagements provided by PwC in annually assessing PwC's independence;

    •
    Periodic consideration of whether to change the independent registered public accounting firm based on its assessment of PwC's audit quality, performance, compensation and independence;

    •
    Regular meetings with PwC without management present, and with management without PwC present; and

    •
    Involvement in the interview and selection process for any new lead audit partner.

              In order to regularly bring a fresh perspective to the audit engagement, a new lead audit partner is designated at least every five years, and a new partner was so designated in at the beginning of fiscal 2015. The Audit Committee Chair interviewed the partner prior to his designation, and the Audit Committee as a whole was directly involved with members of senior management and PwC in making the selection.

              In determining whether to reappoint PwC, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team, the quality of its discussion with PwC, and the fees charged by PwC for the level and quality of services provided. Although no formal statement from PwC is planned, representatives of the firm will be present at the Annual Meeting to answer questions from stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

               Your Board of Directors recommends that you vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for the 2016 fiscal year. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

AUDITOR INDEPENDENCE

              We have been advised by PwC that neither the firm nor any member thereof has any financial interest, direct or indirect, in any capacity in our company or its subsidiaries. As a result, PwC has confirmed that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board (PCAOB) and the regulations of the SEC governing auditor independence. The Audit Committee considers at least annually whether PwC's provision of non-audit services is compatible with maintaining auditor independence.

AUDITOR FEES

              The following is a summary of the fees billed or expected to be billed to us by PwC for professional services rendered for the fiscal years ended September 27, 2015 and September 28, 2014:

Fee Category	Fiscal 2015 Fees	Fiscal 2014 Fees

Audit Fees	$2,714,644	$3,083,281
Audit-Related Fees	11,250	4,950
Tax Fees	293,188	345,776
All Other Fees	3,600	3,600

Total Fees	$3,022,682	$3,437,607

              Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting, for the reviews of the interim consolidated financial statements included in our quarterly reports, and for services that are normally provided by PwC in connection with statutory and regulatory filings or other engagements.

              Audit-Related Fees.    In fiscal 2015, consists of fees billed for opinion on controls for the Quebec autorité des marches (AMF) certification, and in fiscal 2014, consists of fees billed for the preparation of statutory financial statements.

              Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice, tax planning and tax returns. These services include assistance regarding federal, state and international tax compliance; assistance with tax reporting requirements, tax returns and audit compliance; mergers and acquisitions tax compliance; and tax advice on international and state tax matters. None of these services were provided under contingent fee arrangements.

              All Other Fees.    These fees were associated with an annual license fee for software used by management in performing technical research.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

              The Audit Committee's policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, subject to limited discretionary authority granted to our executive management. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

 AUDIT COMMITTEE REPORT

              Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, but the Audit Committee is not responsible for preparing the Company's financial statements or auditing those financial statements, which are the responsibilities of management and the independent auditors, respectively.

              The Audit Committee has reviewed with PricewaterhouseCoopers LLP (PwC) the matters that are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with the Company's internal auditors and PwC the overall scope and plan for their respective audits. The Audit Committee meets regularly with the internal auditors and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

              In the context of the foregoing, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended September 27, 2015 with management. In connection with that review, management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also reviewed management's report on its assessment of internal controls over financial reporting, as required under the Sarbanes-Oxley Act of 2002. In its report, management provided a positive assertion that internal controls over financial reporting were in place and operating effectively as of September 27, 2015.

              The Audit Committee has discussed the consolidated financial statements with PwC and it has also discussed with PwC the matters required to be discussed pursuant to Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has also received a letter from PwC regarding its independence from the Company as required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), has discussed with PwC the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PwC. In reliance upon the foregoing, the Audit Committee has determined that PwC is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act of 1933 and the regulations thereunder adopted by the Securities and Exchange Commission and the PCAOB.

              Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2015, as filed with the Securities and Exchange Commission.

Hugh M. Grant, Chairman
J. Christopher Lewis
Kimberly E. Ritrievi
Kirsten M. Volpi

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, unless specifically incorporated by reference herein.

SECURITY OWNERSHIP INFORMATION

STOCK OWNERSHIP GUIDELINES

              To further the goal of aligning the interests of executive officers and non-employee directors with those of stockholders, we maintain a policy regarding minimum ownership of our shares. These ownership guidelines call for the following:

    •
    the CEO to own shares having a value equal to the lesser of at least three times the CEO's base salary or 104,000 shares;

    •
    each Executive Vice President to own shares having a value equal to the lesser of at least two times base salary or a fixed number of shares;

    •
    each other executive officer to own shares having a value equal to the lesser of at least one times the executive officer's base salary or a fixed number of shares; and

    •
    each non-employee director to own shares having a value equal to the lesser of at least three times the non-employee director's regular annual cash retainer or 6,400 shares.

              Until an executive officer's or non-employee director's stock ownership requirement is met, the executive officer or non-employee director must retain at least 75% of "gain shares" resulting from the exercise of a stock option or vesting of a performance share or PSU award. With respect to stock options, "gain shares" means the total number of shares of common stock that are being exercised less the number of shares, if any, used in the case of a cashless exercise to pay for the exercise price. With respect to performance share, PSU and RSU awards, "gain shares" means the total number of shares of common stock subject to any such equity award that vest. Gain shares do not include shares of common stock that are used to satisfy tax withholding obligations.

              Each executive officer and non-employee director has five years from the later of the date of such officer's or director's appointment or the date of adoption of the guidelines to attain the required ownership level. In addition to shares of common stock, vested but unexercised stock options, and vested performance shares, PSUs and RSUs, count in determining stock ownership for purposes of the guidelines. An executive officer or non-employee director who fails to comply with the stock ownership guidelines will be required to use one-third of any net annual cash bonus or net annual retainer, as applicable, to purchase shares of our stock.

              As of November 2015, all of Tetra Tech's executive officers and non-employee directors met the stock ownership guidelines.

INSIDER TRADING POLICY; PROHIBITION ON HEDGING AND PLEDGING

              Our insider trading policy prohibits our directors, officers and employees from engaging in transactions in our company's stock while in the possession of material non-public information and disclosing material non-public information to unauthorized persons, outside our company. In addition, this policy restricts trading for directors and officers (including all NEOs) during blackout periods, which generally begin two weeks before the end of each fiscal quarter and end two business days after the release of earnings for the quarter.

              Our insider trading policy expressly prohibits our directors, officers and employees from (i) engaging in hedging or monetization transactions such as zero-cost collars and forward sale contracts designed to hedge or offset any decrease in the market value of shares of our common stock held by them, or (ii) pledging any of their shares of our common stock to secure personal loans or other obligations, including by holding such shares in a margin account. To our knowledge, none of our directors or executive officers has hedged or pledged our common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND SIGNIFICANT STOCKHOLDERS

              The following table sets forth information known to us with respect to beneficial ownership of our common stock at December 1, 2015 by:

    •
    all those persons known by us to own beneficially 5% or more of our common stock;

    •
    each director and nominee;

    •
    our NEOs; and

    •
    all directors and executive officers as a group.

              Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of December 1, 2015 includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2015, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after December 1, 2015. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 58,997,475 shares of common stock outstanding on December 1, 2015 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2015. Unless otherwise stated, the business address of each of our directors, nominees and executive officers listed in the table below is c/o Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned

BlackRock, Inc.(1)	5,711,946	9.7
The Vanguard Group, Inc.(2)	4,131,331	7.0
Norges Bank(3)	2,946,426	5.0
Dan L. Batrack(4)	730,711	*
Steven M. Burdick(5)	140,910	*
Ronald J. Chu(6)	163,799	*
Hugh M. Grant(7)	80,455	*
Patrick C. Haden(8)	54,655	*
J. Christopher Lewis(9)	118,630	*
James R. Pagenkopf(10)	174,351	*
Kimberly E. Ritrievi(11)	24,380	*
Janis B. Salin(12)	108,629	*
Leslie R. Shoemaker(13)	129,157	*
Albert E. Smith(14)	86,112	*
J. Kenneth Thompson(15)	67,955	*
Richard H. Truly(16)	72,455	*
Kirsten M. Volpi(17)	21,380	*
All directors and executive officers as a group (19 persons)(18)	2,448,249	4.0

*
Less than 1%

(1)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 5), dated as of January 12, 2015, filed by BlackRock, Inc., whose address is 55 East 52nd Street, New York, NY 10022.

(2)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 3), dated as of February 9, 2015, filed by The Vanguard Group, Inc., whose address is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 1), dated as of August 12, 2015, filed by Norges Bank (the Central Bank of Norway), whose address is Bankplassen 2, P.O. Box 1179 Sentrum, No. 0107, Oslo, Norway.

(4)
Includes options to purchase 528,781 shares.

(5)
Includes options to purchase 105,380 shares.

(6)
Includes options to purchase 129,979 shares.

(7)
Includes options to purchase 68,600 shares.

(8)
Includes options to purchase 44,600 shares. The business address of Mr. Haden is c/o University of Southern California Athletic Department, Heritage Hall 203A, 3501 Watt Way, Los Angeles, CA 90089..

(9)
Includes options to purchase 68,600 shares. The business address of Mr. Lewis is c/o Riordan, Lewis & Haden, 10900 Wilshire Boulevard, Suite 850, Los Angeles, CA 90024.

(10)
Includes options to purchase 109,808 shares.

(11)
Includes options to purchase 16,400 shares. The business address of Dr. Ritrievi is 1850 Brightwaters Blvd. NE, Saint Petersburg, FL 33704.

(12)
Includes options to purchase 84,300 shares.

(13)
Includes options to purchase 83,952 shares.

(14)
Includes options to purchase 52,600 shares.

(15)
Includes options to purchase 55,100 shares. The business address of Mr. Thompson is 1120 Huffman Rd., Suite 24 PMB203, Anchorage, AK 99515.

(16)
Includes options to purchase 60,600 shares.

(17)
Includes options to purchase 16,400 shares. The business address of Ms. Volpi is c/o Colorado School of Mines, 1500 Illinois St., Golden, CO 80401.

(18)
Includes options to purchase 1,629,395 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and owners of more than 10% of our equity securities (collectively, our "insiders"), to timely file initial reports of ownership and reports of changes in ownership with the SEC. Due to the complexity of SEC reporting rules, we undertake to file these reports on behalf of our directors and executive officers, and have instituted procedures to assist them with complying with their reporting obligations. To our knowledge, based solely on our review of SEC filings, our records and written representations from certain of our Insiders that no other reports were required to have been filed, we believe that all of our Insiders complied with the Section 16(a) filing requirements applicable to them on a timely basis during fiscal 2015.

RELATED PERSON TRANSACTIONS

              Our Board of Directors has adopted a written related person transactions policy. Under the policy, the Audit Committee (or other committee designated by the Nominating and Corporate Governance Committee) reviews transactions between us and "related persons." For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case, since the beginning of the last fiscal year, and their immediate family members.

              The policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

    •
    employment-related compensation to executive officers that is determined by the Compensation Committee;

    •
    compensation to non-employee directors that is reported in our proxy statement;

    •
    transactions with another company at which:

    •
    the related person's only relationship is as a beneficial owner of less than 10% of that company's shares or as a limited partner holding interests of less than 10% in such partnership; or

    •
    the related person is the beneficial owner of less than a majority interest in that company if the related person is solely related to us because of his or her beneficial ownership of greater than 5% of our common stock;

    •
    transactions where the related person's interest arises solely from the ownership of publicly traded securities issued by us and all holders of such securities receive proportional benefits;

    •
    transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

    •
    transactions where the rates or charges involved are determined by competitive bids;

    •
    transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

    •
    ordinary course of business travel and expenses, advances and reimbursements; and

    •
    payments made pursuant to (i) directors' and officers' insurances policies; (ii) our certificate of incorporation or bylaws; and/or (iii) any policy, agreement or instrument previously approved by our Board of Directors, such as indemnification agreements.

              Related person transactions that do not fall into one of the above categories must be reviewed by our Disclosure Committee, which consists of an internal team of senior representatives from our finance, accounting, legal, human resources, tax, treasury, investor relations and information technology departments. The Disclosure Committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through our Code of Business Conduct, our quarterly certification process or our other policies and procedures and reported to the Audit Committee (or other designated committee). The Disclosure Committee will review the material facts of all related person transactions and either approve, ratify, rescind, or take other appropriate action (in its discretion) with respect to the transaction.

              We did not have any related person transactions in fiscal 2015.

MEETING AND VOTING INFORMATION

              This proxy statement is being furnished to stockholders on behalf of our Board to solicit proxies for the Annual Meeting to be held on Thursday, March 3, 2016, at 10:00 a.m. Pacific Time, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101 and at any adjournment or postponement thereof. The items of business to be acted upon at the meeting are set forth in the Notice of Annual Meeting of Stockholders appearing at the beginning of this proxy statement.

              All stockholders are urged to vote by telephone or on the internet by following the instructions on the Notice of Internet Availability of Proxy Materials (Notice). If you have properly requested and received a paper copy of this proxy statement, you may vote your shares by (a) submitting a proxy by telephone or on the internet by following the instructions on the proxy card or (b) completing, dating and signing the proxy card and promptly returning it in the pre-addressed, postage-paid envelope provided. Stockholders of record may obtain a copy of this proxy statement without charge by writing to our Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Blvd., Pasadena, California 91107.

DELIVERY OF ANNUAL REPORT ON FORM 10-K

              We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended September 27, 2015, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to our Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Blvd., Pasadena, California 91107. Our Annual Report on Form 10-K is also available at www.tetratech.com.

DELIVERY OF PROXY MATERIALS

              We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice to our stockholders of record. Brokers, banks and other nominees (collectively, nominees) who hold shares on behalf of the beneficial owners (also called street name holders) will send a similar notice. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice. Instructions on how to request printed proxy materials by mail, including an option to receive paper copies in the future, may be found in the Notice and on the website referred to in the notice.

              On or before January 19, 2016, we intend to make this proxy statement available on the Internet and mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote at the Annual Meeting who properly request paper copies of these materials within three business days of request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.

HOUSEHOLDING

              We have adopted a procedure approved by the SEC called "householding." Under this procedure, we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. Householding affects only the delivery of proxy materials; it has no impact on the delivery of dividend checks.

              For certain holders who share a single address, we are sending only one annual report and proxy statement to that address unless we received instructions to the contrary from any stockholder at that address. If you wish to receive an additional copy of our annual report or proxy statement, or if you received multiple copies of our annual report or proxy statement and wish to receive a single copy in the future, you may make such request by writing to our Corporate Secretary at Tetra Tech, Inc., 3475 E. Foothill Blvd., Pasadena, California 91107.

              If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy statement and annual report in future years, you may call Broadridge Investor Communications Services toll-free at (800) 542-1061 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHARES ENTITLED TO VOTE

              Stockholders of record as of the close of business on January 8, 2016 are entitled to notice of, and to vote at, the Annual Meeting. Our only class of shares outstanding is common stock, and there were 58,877,236 shares of our common stock outstanding on January 8, 2016. A list of stockholders entitled to vote will be available for inspection at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held on the record date.

VOTING YOUR SHARES

              You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares in street name, you may only vote in person at the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares.

              The method of voting by proxy differs depending on whether you are viewing this proxy statement on the Internet or reviewing a paper copy, as follows:

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    if you are viewing this proxy statement on the Internet, you may vote your shares by (i) submitting a proxy on the Internet by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below; and

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    if you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and returning it in the preaddressed, postage paid envelope provided.

              We encourage you to vote by telephone or on the Internet since these methods immediately record your votes and allow you to confirm that your votes have been properly recorded.

              In the event that you return a signed proxy card on which no directions are specified, your shares will be voted

    •
    FOR the election of the nine directors nominated by our Board to serve a one-year term;

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    FOR the approval, on an advisory basis, of our executive compensation;

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    FOR the amendment to our Employee Stock Purchase Plan (ESPP) to increase by 1,000,000 the number of shares of common stock authorized for issuance under the ESPP; and

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    FOR  the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2016; and

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    in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

REVOKING YOUR PROXY OR CHANGING YOUR VOTE

              A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is acted upon at the Annual Meeting by (i) submitting another proxy by telephone or on the Internet (only your last voting instructions will be counted); (ii) sending a later dated paper proxy; (iii) delivering to our Corporate Secretary a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (iv) voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy.

              If your shares are held in street name, you may change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how you can change your vote.

CONFIDENTIALITY OF YOUR VOTE

              Except in contested proxy solicitations, when required by law or as expressly authorized by you (such as by making a written comment on your proxy card, in which case the comment, but not your vote, will be shared with our company), your vote or voting instruction, irrespective of method of submission, is confidential and will not be disclosed to any other person other than the broker, trustee, agent or other person tabulating your vote. None of our directors, officers or employees will be able to access individual stockholder votes.

QUORUM AND VOTES REQUIRED

              Votes cast by proxy or in person at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the independent agent appointed as inspector of election by our Board. The inspector of election will also determine whether or not a quorum is present. At the Annual Meeting, the existence of a quorum and tabulation of votes is determined as follows:

    •
    shares represented by proxies that reflect abstentions or "broker non-votes" (which are shares held by a nominee that are represented at the meeting, but with respect to which the nominee is not empowered to vote on a particular item) will be counted as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. All of the items scheduled to be considered at the Annual Meeting are "non-routine" under the Nasdaq rules, except for Item 4, ratification of the appointment of our independent registered public accounting firm. Nominees are prohibited from voting on non-routine items in the absence of instructions from the beneficial owners of the shares. As a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will not be voted on Item 1, election of directors; Item 2, approval, on an advisory basis, of our executive compensation; and Item 3, approval of the amendment to our Employee Stock Purchase Plan (ESPP) to increase by 1,000,000 the number of shares of common stock authorized for issuance under the ESPP. We urge you to promptly provide voting instructions to your nominee so that your vote is counted.

    •
    Because there is no cumulative voting and this is an uncontested election, each of the director nominees named in Item 1 receiving a majority of the votes cast will be elected (for these purposes, "a majority of votes cast" means that the number of shares voted "for" a director's election exceeds the number of votes "against" that director, with abstentions not counted as votes cast). Abstentions and broker non-votes will not count as a vote for or against a nominee's election and therefore will have no effect in determining whether a director nominee has received a majority of the votes cast.

    •
    For Item 2, approval, on an advisory basis, of our executive compensation; Item 3, approval of the amendment to our Employee Stock Purchase Plan (ESPP) to increase by 1,000,000 the number of shares of common stock authorized for issuance under the ESPP; and Item 4, ratification of the appointment of our independent registered public accounting firm, the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote on the item will be the act of the stockholders. Abstentions as to a particular item will have the same effect as a vote against that item. Broker non-votes will have no effect on the vote for Item 2 and Item 3. Ratifying the appointment of our independent registered public accounting firm is considered a routine matter on which brokers may vote in their discretion on behalf of beneficial owners. Accordingly, broker non-votes should not be applicable for Item 4.

VOTING ON ADDITIONAL BUSINESS

              As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting. However, if any other business properly comes before the meeting, votes will be cast in respect of any such other business in accordance with the best judgment of the persons acting pursuant to the proxies.

VOTE RESULTS

              We intend to announce preliminary voting results at the conclusion of the Annual Meeting. We expect to report final voting results in a Current Report on Form 8-K filed with the SEC on or before March 7, 2016.

PROXY SOLICITATION

              We will bear all costs related to this solicitation of proxies. We have retained The Proxy Advisory Group, LLC to assist in soliciting proxies for a fee of $10,000, plus reimbursement for out-of-pocket expenses incident to the preparation and mailing of our proxy materials. Some of our employees may solicit proxies in person, by telephone or by email; these employees will not receive any additional compensation for their proxy solicitation efforts. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial stockholders. You can help reduce these costs by electing to access proxy materials electronically.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

              Instead of receiving paper copies of proxy statements and annual reports by mail in the future, you can elect to receive an email message that will provide a link to these document on the Internet. By opting to access proxy materials via the Internet, you will be able to access them more quickly; save us the cost of printing and mailing them to you; reduce the amount of mail you receive from us; and help us preserve environmental resources.

              You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: www.proxyvote.com. If you vote on the Internet, simply follow the prompts on the voting website to link to the electronic enrollment website.

TIME AND LOCATION OF ANNUAL MEETING

              The Annual Meeting will take place at 10:00 a.m. Pacific Time on March 3, 2016 at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101.

ANNUAL MEETING PROCEDURES

              You are entitled to attend the annual meeting if you were a stockholder of record or a beneficial owner of our common stock on January 8, 2016, or you hold a valid legal proxy for the annual meeting. If you are a stockholder of record, you may be asked to present valid picture identification, such as a driver's license or passport, for admission to the annual meeting.

              If your shares are registered in the name of a nominee, you may be asked to provide proof of beneficial ownership as of January 8, 2016, such as a brokerage account statement, a copy of the Notice of Internet Availability of Proxy Materials or voting instruction form provided by your bank, broker or other holder of record, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the Annual Meeting, you must obtain a legal proxy from your nominee and present it to the inspector of elections with your ballot.

SUBMISSION OF STOCKHOLDER ITEMS FOR 2017 ANNUAL MEETING

REQUIREMENTS FOR STOCKHOLDER PROPOSALS TO BE CONSIDERED FOR INCLUSION IN OUR PROXY MATERIALS

              Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be included in our proxy materials relating to our 2017 Annual Meeting, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received no later than September 21, 2016. Such proposals should be delivered to the Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Blvd., Pasadena, California 91107.

REQUIREMENTS FOR STOCKHOLDER PROPOSALS TO BE BROUGHT BEFORE THE ANNUAL MEETING

              Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of Tetra Tech, Inc. not less than 60 nor more than 90 days prior to the anniversary of the date on which we mailed our proxy materials for our immediately preceding annual meeting of stockholders. To be timely for the 2017 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by the Secretary at our principal executive offices on or between October 21, 2016 and November 20, 2016. However, in the event that the annual meeting is called for a date that is not within 30 days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made. The public announcement of an adjournment of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to the Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. As to each person whom the stockholder proposes to nominate for election as a director, the notice must include:

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    the name, age, business address and residence address of such nominee;

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    the principal occupation or employment of such nominee;

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    the number of shares of our stock that are owned of record and beneficially by such nominee, together with the dates on which such shares were acquired and the investment intent of such acquisition;

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    a statement whether such nominee, if elected, intends to tender, promptly following such person's failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board;

    •
    information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee's age, business experience for the past five years and any other directorships held by the nominee, including directorships held during the past five years; and

    •
    the consent of the nominee to serve as a director if so elected.

              We will not permit stockholder items that do not fully comply with our notice requirements to be brought before the 2017 Annual Meeting.

              The proxy solicited by the Board for the 2017 Annual Meeting of Stockholders will confer discretionary authority to vote on (1) any proposal presented by a stockholder at that meeting for which we have not been provided with notice on or prior to November 20, 2016; and (2) on any proposal made in accordance with the bylaw provisions, if the 2017 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

              Our Board of Directors knows of no other matters to be presented for stockholder action at the 2016 Annual Meeting. However, if other matters properly come before the meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Janis B. Salin Senior Vice President, General Counsel and Secretary

Pasadena, California
January 19, 2016

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

$ in thousands (except EPS data)

	Three Months Ended			Fiscal Year Ended
	Sep. 27, 2015	Sep. 28, 2014	% Y/Y	Sep. 27, 2015	Sep. 28, 2014	% Y/Y
Revenue	$578,394	$622,179	(7)%	$2,299,321	$2,483,814	(7)%
RCM	(17,528)	(31,661)	—	(86,575)	(221,108)	—

Ongoing revenue	$560,866	$590,518	(5)%	$2,212,746	$2,262,706	(2)%

Foreign Exchange (FX)	22,923	—	—	71,227	—	—

Ongoing revenue, net of FX	$583,789	$590,518	(1)%	$2,283,973	$2,262,706	1%

Net Revenue	$426,982	$462,187	(8)%	$1,718,715	$1,859,918	(8)%
RCM	(4,829)	(2,431)	—	(23,275)	(79,497)	—

Ongoing Net Revenue	$422,153	$459,756	(8)%	$1,695,440	$1,780,421	(5)%

FX	21,501	—	—	64,421	—	—

Ongoing Net Revenue, net of FX	$443,654	$459,756	(4)%	$1,759,861	$1,780,421	(1)%

Operating income (loss)	$(20,047)	$24,763	NM	$87,685	$153,833	(43)%
Goodwill charge	60,763	—	—	60,763	—	—
Earn-out gain	—	(23,816)	—	(3,111)	(58,694)	—
RCM loss	5,009	35,828	—	8,614	45,151	—

Ongoing operating income	$45,725	$36,775	24%	$153,951	$140,290	10%

FX	1,574	—	—	3,122	—	—

Ongoing operating income, net of FX	$47,299	$36,775	29%	$157,073	$140,290	12%

EPS	$(0.53)	$0.35	NM	$0.64	$1.66	(61)%
Goodwill charge	0.96	—	—	0.93	—	—
Earn-out gain	—	(0.35)	—	(0.04)	(0.83)	—
RCM loss	0.07	0.36	—	0.10	0.45	—

Ongoing EPS	$0.50	$0.36	39%	$1.63	$1.28	27%

FX	0.02	—	—	0.03	—	—

Ongoing EPS, net of FX	$0.52	$0.36	44%	$1.66	$1.28	30%

A-1

APPENDIX B

AMENDED EMPLOYEE STOCK PURCHASE PLAN

TETRA TECH, INC.

Employee Stock Purchase Plan

(As Amended Through January 6, 2016)

(continued)

TETRA TECH, INC.
Employee Stock Purchase Plan
(As Amended Through January 6, 2016)

Article 1
Establishment, Purpose and Term of Plan

              The Tetra Tech, Inc. Employee Stock Purchase Plan (the "Plan") was originally established effective as of February 8, 1996. The purpose of the Plan is to provide employment incentives for, and to encourage stock ownership by, Eligible Employees (as defined in Section 3.1 of the Plan) of Tetra Tech, Inc. or any Subsidiary that maintains the Plan in order to increase their proprietary interest in the success of the Company.

              This amendment and restatement of the Plan is effective as of October 15, 2015 and applies to any Purchase Right Period beginning on or after that date. As amended and restated, the Plan includes two components, a Section 423 Component and a Non-423 Component. The "Section 423 Component" is intended to qualify as an "employee stock purchase plan" under Code Section 423, and the Plan shall be so construed. The "Non-423 Component" means the part of the Plan applicable to certain Subsidiaries that is not intended to meet the requirements set forth in Code Section 423. The Plan shall govern the terms and conditions of grants made under both the Section 423 Component and the Non-423 Component. Except as otherwise indicated below, the Non-423 Component will operate and be administered in the same manner as the Section 423 Component.

              The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Common Stock available for issuance under the Plan have been issued.

Article 2
Definitions

              Whenever capitalized in the text, the following terms shall have the meanings set forth below.

              2.1  "Account" shall mean the account established pursuant to Section 3.5 below to hold a Participant's contributions to the Plan.

              2.2  "Board" shall mean the Board of Directors of Tetra Tech, Inc.

              2.3  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              2.4  "Committee" shall mean the Board of Tetra Tech, Inc. or a committee designated by the Board to administer the Plan. The Board may appoint and remove members of the Committee at any time.

              2.5  "Common Stock" shall mean the common stock of Tetra Tech, Inc.

              2.6  "Company" shall mean Tetra Tech, Inc., a Delaware corporation, as well as any Subsidiary whose employees participate in the Plan with the consent of the Board.

              2.7  "Continuous Employment" shall mean uninterrupted employment with the Company. Employment shall not be considered interrupted because of (i) transfers of employment between Tetra Tech, Inc. and a Subsidiary, (ii) transfers of employment between Subsidiaries, and (iii) any Leave of Absence except as otherwise provided in Section 2.11.

              2.8  "Employee" shall mean any person in an employee-employer relationship with Tetra Tech, Inc. or any Subsidiary. This term does not include members of the Board unless the Company employs them in a position in addition to their duties as directors.

              2.9  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              2.10  "Fair Market Value" shall be determined in accordance with the following rules.

                  (a)          If the Common Stock is admitted to trading or listed on a national securities exchange, including but not limited to the NASDAQ Stock Market, Inc., Fair Market Value shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

                  (b)          If not admitted to trading or listed on any national securities exchange, Fair Market Value shall be the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

If the markets were closed on the day in question, Fair Market Value shall be determined as of the last preceding day on which they were open.

              2.11  "Leave of Absence" shall mean a bona fide leave of absence taken in accordance with the Company's leave of absence policy. A Participant will not be considered to have incurred a break in Continuous Employment because of a Leave of Absence that does not exceed ninety (90) days. If the Leave of Absence exceeds ninety (90) days, the Participant will be deemed to have incurred a break in Continuous Employment on the ninety-first (91st) day, unless statute or contract guarantees the Participant's rights to reemployment after the end of such Leave of Absence.

              2.12  "Participant" shall mean an Eligible Employee who has been granted a Purchase Right under the Plan.

              2.13  "Plan" shall mean the Tetra Tech, Inc. Employee Stock Purchase Plan.

              2.14  "Purchase Right" shall mean a stock option granted pursuant to the Plan.

              2.15  "Purchase Right Period" shall mean the period that begins on the first day after January 1st on which the Company's Common Stock is traded and ending on the last day on which the Company's Common Stock is traded that occurs on or before December 15 of that year.

              2.16  "Stockholders" shall mean the holders of Common Stock.

              2.17  "Subsidiary" shall mean a corporation (other than the Company), whether in existence as of the date of this amendment and restatement or thereafter, in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Article 3
Eligibility and Participation

              3.1  Eligibility.

                  (a)          Employees of Tetra Tech, Inc. and each Subsidiary listed in Appendix A-1 shall be Eligible Employees with respect to the Section 423 Component of the Plan except for Employees who are either customarily employed less than twenty one (21) hours per week or for less than 5 months per calendar year. With respect to the Non-423 Component of the Plan, these same eligibility rules apply except that the Committee shall have the authority to expand or limit eligibility within any Subsidiary listed in Appendix A-2 in its sole discretion, including but not limited to compliance with applicable local law.

                  (b)          No Employee may be granted a Purchase Right if the Employee would immediately thereafter own, directly or indirectly, five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a Subsidiary. For this purpose, an Employee's ownership interest shall be determined in accordance with the constructive ownership rules of Code Section 424(d).

              3.2  Payroll Withholding.

                  (a)          Eligible Employees may enroll as Participants by designating prior to the commencement of each Purchase Right Period the dollar amount (not a percentage of compensation) to be deducted from their paychecks and contributed to their Accounts for the purchase of Common Stock, which shall not be less than twenty-five dollars (U.S. $25), or its foreign currency equivalent, per payroll period.

                  (b)          Once chosen, the rate of contributions for a Purchase Right Period cannot be increased. However, pursuant to rules and procedures prescribed by the Committee, a Participant may make additional contributions to make up any contributions that he or she failed to make while on a Leave of Absence if the Participant returns to active employment prior to having a break in Continuous Service and contributes those amounts before the end of the Purchase Right Period.

              3.3  Limitations.

                  (a)          Notwithstanding anything herein to the contrary, a Participant may not accrue a right to purchase shares of Common Stock under the Plan at a rate that exceeds five thousand dollars (U.S. $5,000), or its foreign currency equivalent, per Purchase Right Period.

                  (b)          Furthermore, in no event may a Participant accrue a right to purchase stock under the Plan and under all other employee stock purchase plans described in Code Section 423 that are maintained by the Company and its Subsidiaries at a rate that exceeds twenty-five thousand dollars (U.S. $25,000), or its foreign currency equivalent, per calendar year.

                  (c)          The dollar limitations of this Section 3.3 apply to the Fair Market Value of Common Stock determined at the time the Purchase Right is granted.

              3.4  Granting of Purchase Rights.

                  (a)          Upon an Eligible Employee's enrollment in the Plan, the Committee will, at the commencement of the Purchase Right Period, grant a Purchase Right to allow the Participant to purchase the number of whole shares of Common Stock calculated by:

                      (i)           Multiplying the dollar amount of the deduction designated by the Participant by the number of payroll periods in the Purchase Right Period; and

                      (ii)          Dividing this sum by the Fair Market Value of a share of Common Stock on the first day of the Purchase Right Period.

                  (b)          Notwithstanding the provisions of Paragraph (a) above, the price at which each share covered by a Purchase Right will be purchased will be the lesser of:

                      (i)           One hundred percent (100%) of the Fair Market Value of a share of Common Stock on the first day of the applicable Purchase Right Period; or

                      (ii)          Eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last day of that Purchase Right Period.

                  (c)          Notwithstanding anything in this Plan to the contrary, in no event can a Participant purchase more than twenty thousand (20,000) shares of Common Stock in a single Purchase Right Period.

              3.5  Establishment of Accounts.

                  (a)          All amounts contributed by the Participant to the Plan (by means of payroll withholding) will be accounted for separately for the benefit of the Participant. No interest will be earned on those contributions.

                  (b)          A Participant may not withdraw any amounts from his or her Account without terminating his or her Purchase Right pursuant to Section 4.1 below.

              3.6  Special Rules for Acquisitions.    If the Company or a Subsidiary acquires another entity, whether by means of the purchase of stock or assets ("Acquired Entity"), the Board may (a) designate a special Purchase Right Period for the employees of the Acquired Entity, and (b) may treat service with the Acquired Entity as service with the Company for purposes of the service requirement of Section 3.1(a). Any such treatment shall be made by means of resolutions of the Board, and shall apply to all of the employees of the Acquired Entity.

              3.7  Change in Employment Status; Transfers of Employment.

                  (a)          If an Employee's employment situation has changed so that the individual is no longer an Eligible Employee under Section 3.1 (e.g., because of a reduction of hours worked), but his or her employment has not been terminated, such Employee shall not be entitled to make any more contributions to the Plan after the change in status, but may elect to leave his or her prior contributions in the Plan to be used to purchase Common Stock at the end of the Purchase Right Period.

                  (b)          A Participant who transfers employment from a Subsidiary listed in either Appendix A-1 (with respect to the Section 423 Component of the Plan) or Appendix A-2 (with respect to the Non-423 Component of the Plan) to a Subsidiary that is listed in a different Appendix (for example, a transfer of employment from a Subsidiary listed in Appendix A-1 to a Subsidiary listed in either Appendix A-2 or Appendix A-3) shall not be entitled to make any more contributions to any component of the Plan after such change in status for the remainder of the then current Purchase Right Period; provided, however, that any such Participant may elect to apply his or her contributions made prior to any such transfer towards the purchase of Common Stock at the end of the then current Purchase Right Period under the component of the Plan under which such contributions were made to the Plan.

              3.8  Suspension upon Hardship Withdrawal.

                  (a)          If a Participant receives a distribution from a Section 401(k) plan (or another similar type of retirement or savings plan) maintained by the Company (or any other entity affiliated with the Company under Code Section 414) on account of a financial hardship ("Hardship Withdrawal") and it is intended that the Hardship Withdrawal satisfy the safe harbor contained in the Section 401(k) regulations (or a restriction that is similar to it), the Participant shall be (i) considered to have withdrawn from the Plan and (ii) precluded from making any contributions to this plan for at least six (6) months.

                  (b)          The Committee shall prescribe such rules and procedures, as it deems appropriate regarding suspensions pursuant to this Section 3.8.

Article 4
Purchase Rights

              4.1  Termination of Purchase Rights.

                  (a)          Upon the termination of a Purchase Right, all amounts held in the Participant's Account shall be refunded to the Participant.

                  (b)          A Participant may withdraw from the Plan at any time prior to the last day of the Purchase Right Period by submitting written notice to the Company, which shall be deemed to be duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. The Participant's Purchase Right shall terminate upon his or her withdrawal from the Plan.

                  (c)          A Purchase Right shall terminate automatically if the Participant holding the Purchase Right ceases to be in Continuous Employment for any reason prior to the last day of the Purchase Right Period.

                  (d)          Notwithstanding the provisions of Paragraph (a) above, in the event that a Participant ceases making contributions during a Purchase Right Period, the Participant may elect to leave his or her prior contributions in the Plan to be used to purchase Common Stock at the end of the Purchase Right Period. However, in no event can a Participant:

                      (i)           Reduce (but not eliminate) his or her contributions during a Purchase Right Period; or

                      (ii)          Suspend his or her contributions and recommence making them in the same Purchase Right Period, unless due to a Leave of Absence.

              4.2  Exercise of Purchase Rights.

                  (a)          Unless previously terminated, Purchase Rights will be automatically exercised on the last day of the Purchase Right Period. Under no circumstances may Purchase Rights be exercised after the expiration of 27 months from the date the Purchase Right is granted.

                  (b)          Except as provided in Section 3.2(b) above or an Appendix to the Plan, payment for shares to be purchased at the termination of the Purchase Right Period may only be made from funds accumulated through payroll deductions made during the Purchase Right Period.

                  (c)          If the amount in the Participant's Account at the end of the Purchase Right Period is insufficient to purchase all the shares covered by the Purchase Right granted to the Participant, those funds will be used to purchase as many whole shares as possible.

                  (d)          If the balance of the Participant's Account on the date of purchase exceeds the purchase price of the whole number of shares to be acquired, the surplus shall be refunded to the Participant in accordance with rules and procedures prescribed by the Committee. Any funds remaining after the last Purchase Right Period are automatically refunded to the Participant.

                  (e)          Distribution of the whole number of shares of Common Stock shall be made as soon as reasonably possible following the date of the exercise of the Purchase Right either electronically to the brokerage accounts of the Participants or, if they have no such accounts, by means of a stock certificate.

              4.3  Termination Event.    The following provisions of this Section 4.3 shall apply, notwithstanding anything herein to the contrary.

                  (a)          A "Termination Event" shall be deemed to occur as a result of:

                      (i)           A transaction in which the Company will cease to be an independent publicly-owned corporation (as determined by the Committee); or

                      (ii)          A sale or other disposition of all or substantially all of the assets of the Company.

                  (b)          All Purchase Rights shall be automatically exercised as of the Termination Event.

              4.4  Non-Transferability.    Neither payroll deductions/contributions credited to a Participant's Account nor a Participant's Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

Article 5
Common Stock

              5.1  Shares Subject to Plan.

                  (a)          Effective as of January 6, 2016, the maximum number of shares of Common Stock available for issuance under the Plan was 1,259,281, subject to increase pursuant to subparagraph (b) and adjustment under Section 5.2 below. The maximum number of shares of Common Stock authorized under this Section 5.1 may be issued under the Section 423 Component (provided no shares of Common Stock are issued under the Non-423 Component).

                  (b)          Only the number of shares of Common Stock that are issued under a Purchase Right shall reduce the number of shares available under the Plan. If any outstanding Purchase Right is terminated for any reason prior to its exercise, the shares allocable to the Purchase Right may again become subject to purchase under the Plan.

                  (c)          The Common Stock subject to issue under the Plan may be previously unissued stock or may have been reacquired by the Company in the open market (or otherwise).

              5.2  Adjustment Upon Changes in Capitalization.    A proportionate adjustment shall be made by the Committee in the number, price, and kind of shares subject to outstanding Purchase Rights if the outstanding shares of Common Stock are increased, decreased or exchanged for different securities, through reorganization, recapitalization, reclassification, stock split, stock dividend, or other similar transaction not constituting a Termination Event under Section 4.3 above.

Article 6
Plan Administration

              6.1  Administration.

                  (a)          The Committee shall administer the Plan. The Committee shall have authority in its sole discretion to:

                      (i)           Interpret the Plan;

                      (ii)          Prescribe rules and procedures relating to the Plan, including without limitation rules and procedures regarding employment transfers, handling of payroll deductions or other contributions by Participants, conversion of local currency, data privacy security, payroll tax, withholding procedures for U.S. source income;

                      (iii)         Establish rules or sub-plans applicable to particular Subsidiaries or locations under Section 8.5 of the Plan and updating the Appendices to the Plan; or

                      (iv)         Take all other actions necessary or appropriate for the administration of the Plan, including delegation of administrative duties to officers of Tetra Tech, Inc.

Notwithstanding the foregoing, the provisions of the Section 423 Component of the Plan shall be interpreted, administered and enforced in accordance with Code Section 423(b), so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Code Section 423.

                  (b)          A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by:

                      (i)           A majority of the members present at any meeting; or

                      (ii)          All of the members in writing without a meeting.

                  (c)          All actions, decisions and determinations taken or made by the Committee shall be final and binding on all Participants and any other person having an interest herein.

                  (d)          No member of the Committee shall be liable for any action or inaction made in good faith with respect to the Plan or any Purchase Right granted under it.

              6.2  Indemnification.

                  (a)          To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and every other member of the Board, as well as any other Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of his or her duties under the Plan. This indemnity shall not apply, however, if:

                      (i)           It is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or

                      (ii)          The individual fails to assist the Company in defending against any such claim.

                  (b)          Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit. Furthermore, the Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

Article 7
Amendment and Termination

              7.1  Amendment and Termination.    The Board may amend or terminate the Plan at any time by means of written action, except with respect to any outstanding Purchase Rights. Furthermore, the Board may elect to suspend or recommence the Plan following the end of any Purchase Right Period.

              7.2  Stockholder Approval.    An amendment to the Plan must be approved by the Stockholders within twelve months of being adopted by the Board if such amendment would authorize the sale of more Common Stock than is then authorized for issuance under the Plan (for avoidance of doubt, not including any adjustment under Section 5.2 above) or would involve any change that would be considered the adoption of a new plan under Code Section 423 and Treas. Reg. Sect. 1.423-2(c)(4).

              7.3  Participating Subsidiaries.    The Board may change, from time to time, the designation of Subsidiaries whose Employees may participate in the Plan. For the avoidance of doubt, the Board shall have the exclusive authority to determine which Subsidiaries shall participate in the

Non-423 Component and which shall participate in the Code Section 423 Component. Any change made under this Section 7.3 shall not require shareholder approval.

Article 8
Miscellaneous Matters

              8.1  Uniform Rights and Privileges.    The rights and privileges of all Participants under the Section 423 Component of the Plan shall be the same.

              8.2  Application of Proceeds.    The proceeds received by the Company from the sale of Common Stock pursuant to Purchase Rights may be used for any corporate purpose.

              8.3  Notice of Disqualifying Disposition.    A Participant must notify the Company if the Participant disposes of stock acquired pursuant to the Section 423 Component of the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the sale.

              8.4  No Additional Rights.

                  (a)          Neither the adoption of this Plan nor the granting of any Purchase Right shall:

                      (i)           Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

                      (ii)          Confer upon any Participant the right to continue to be employed by the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant at any time, with or without cause.

                  (b)          No Participant shall have any rights as a Stockholder with respect to the shares covered by a Purchase Right until the time at which the Fair Market Value of the Common Stock is determined on the last day of the Purchase Right Period in which the shares were purchased.

                  (c)          No adjustments will be made for cash dividends or other rights for which the record date is prior to the date of the exercise of the Purchase Right.

              8.5  Accommodation of Local Laws.    The Committee may adopt rules or procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Code Section 423(b), including but not limited to the requirement of Code Section 423(b)(5) that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan. The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which may be designed to be within or outside the scope of Code Section 423. Such rules or sub-plans may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such rules or sub-plan, the provisions of the Plan shall govern.

              8.6  Section 409A.    The Section 423 Component of the Plan shall be exempt from the application of Section 409A of the Code as a stock right that does not provide for the deferral of compensation. The Non-423 Component of the Plan shall be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities in the Plan shall be construed and interpreted in accordance with such intent. The Company shall have no liability to a Participant or any other party if a Purchase Right that is intended to be exempt from Code Section 409A is not so exempt or for any action taken by the Board or the Committee with respect thereto. The Company makes no representation that a Purchase Right is exempt from Code Section 409A.

              8.7  Data Privacy.    By participating in the Plan, each Participant agrees to the collection, processing, use and transfer of personal information by the entity that employs the Participant, the Company, the Committee and its designees in order to administer the Plan.

              8.8  Governing Law; Severability.    The Plan and all actions taken under it shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles. If any provision of the Plan (including all or any part of an Appendix hereto) shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. Venue for any dispute involving the Plan shall be in Los Angeles County, California.

APPENDIX A-1
(As of January 6, 2016)

List of Subsidiaries Whose Employees are Designated to
Participate in the Section 423 Component of the Plan

Name of Entity	Domicile
Advanced Management Technology, Inc.	United States
Advent Engineering Services, Inc.	United States
AEG West, Inc.	United States
American Environmental Group, Ltd.	United States
Ardaman & Associates, Inc.	United States
Cosentini Associates, Inc.	United States
Eagle Summit Management Company, Inc.	United States
Rooney Engineering, Inc.	United States
Tetra Tech BAS, Inc.	United States
Tetra Tech Construction, Inc.	United States
Tetra Tech EC, Inc.	United States
Tetra Tech EMC, Inc.	United States
Tetra Tech Executive Services, Inc.	United States
Tetra Tech Facilities Construction, LLC	United States
Tetra Tech Technical Services, Inc.	United States
Tetra Tech Tesoro, Inc.	United States

APPENDIX A-2
(As of January 6, 2016)

List of Subsidiaries Whose Employees are Designated to
Participate in the Non-Section 423 Component of the Plan

Name of Entity	Domicile
ARD, Inc.	United States
BPR Inc.	Canada
Innogiciel Inc.	Canada
Metalica Consultores S.A.	Chile
Parkland Pipeline Contractors Ltd.	Canada
Park L Projects Ltd.	Canada
PRO-telligent, LLC	United States
Proteus Engineers Pty Ltd.	Australia
Tetra Tech Australia Pty. Ltd.	Australia
Tetra Tech Canada Inc.	Canada
Tetra Tech Canada Construction Inc.	Canada
Tetra Tech EBA Inc.	Canada
Tetra Tech ES, Inc.	United States
Tetra Tech IC, Inc.	Canada
Tetra Tech Industries General Partner Inc.	Canada
Tetra Tech Industries L.P.	Canada
Tetra Tech International, Inc.	United States
Tetra Tech MA, Inc.	United States
Tetra Tech OGD Inc.	Canada
Tetra Tech WEI Inc.	Canada
Western Utility Contractors, Inc.	United States

APPENDIX A-3
(As of January 6, 2016)

List of Subsidiaries Ineligible to Participate in the Plan

Name of Entity	Domicile
Cornerstone Environmental Group, LLC	New York
Hagler Bailly Pakistan (Private) Limited	Pakistan
IP3 Afrique, LLC	Senegal
PRO-telligent Global Limited	Kenya
PRO-telligent GLOBAL (South) Limited	Malawi
Taheel Tetra Tech L.L.C.	Saudi Arabia
Tetra Tech AMT FZ LLC	United Arab Emirates
Tetra Tech ARD, Inc. S. de R.L. de C.V.	Mexico
Tetra Tech Argentina S.A.	Argentina
Tetra Tech (Beijing) Consultancy Company Limited	China
Tetra Tech Caribe, Inc.	Puerto Rico
Tetra Tech Colombia SAS	Colombia
Tetra Tech Consultoria Ltda.	Brazil
Tetra Tech do Brasil Minerios e Metais Ltda.	Brazil
Tetra Tech ES, Inc. S. de R.L. de C.V.	Mexico
Tetra Tech ES India Private Limited	India
Tetra Tech India Limited	India
Tetra Tech Industries Africa (pty) Ltd.	South Africa
Tetra Tech International (BVI) Ltd.	British Virgin Islands
Tetra Tech International S.A.C.	Peru
Tetra Tech Ring Industries Ltd.	Jamaica
Tetra Tech Sustentabilidade Servicios De Engenharia Consultiva Ltda.	Brazil
Tetra Tech (Tianjin) Consultancy Company Limited	China
Tetra Tech NZ Limited	New Zealand
Wardrop (Ghana) Ltd.	Ghana

APPENDIX B
(As of January 6, 2016)

Australia Addendum

1.    Purpose.    This Appendix B (the "Australia Addendum") to the Tetra Tech, Inc. Employee Stock Purchase Plan, as amended (the "U.S. Plan") is hereby adopted under Section 8.5 of the U.S. Plan to set forth certain rules which, together with the provisions of the U.S. Plan (which are modified by this Appendix B in certain respects to comply with the requirements of Australian law), shall govern the operation of the Plan with respect to Australian resident employees of its Australian Subsidiary. The Australia Addendum is intended to comply with the provisions of the Corporations Act 2001, ASIC Policy Statement 49 and ASIC Class Order 03/184 issued pursuant to that policy statement.

2.    Definitions.    Except as set forth below, capitalized terms used herein shall have the meaning ascribed to them in the U.S. Plan. In the event of any conflict between the provisions set forth in the Australia Addendum and the U.S. Plan, the Australia Addendum provisions shall prevail. For purposes of the Australia Addendum:

ASIC" means the Australian Securities & Investments Commission.

"Associated Body Corporate" means, as determined in accordance with the Corporations Act 2001:

  (a)
  a body corporate that is a related body corporate of the Company;

  (b)
  a body corporate that has voting power in the Company of not less than 20%; or

  (c)
  a body corporate in which the Company has voting power of not less than 20%.

"Australian ADI" means an Australian authorized deposit taking institution which is regulated by the Australian Prudential Regulation Authority under the Australian Banking Act 1959.

"Australian Subsidiary" means any Australian Associated Body Corporate. For avoidance of doubt, Tetra Tech Australia Pty. Ltd. is the Australian Subsidiary as of the date of this amendment and restatement of the U.S. Plan.

"Plan" means collectively the U.S. Plan and the Australia Addendum.

"Shares" means shares of the Company's Common Stock.

"U.S. Plan" means the Tetra Tech, Inc. Employee Stock Purchase Plan, as amended from time to time.

3.    Form of Awards.    Only Shares and rights to acquire Shares shall be awarded to Eligible Employees (as defined in paragraph 4 below) employed by the Australian Subsidiary under the Plan.

4.    Eligible Employees.    The offer under the Plan must be extended only to persons who at the time of the beginning of the Purchase Right Period are full or part-time employees or directors of an Australian Subsidiary (for purposes of the Australia Addendum, "Australian Employees").

5.    Form of Offer.    Any offer under the Plan must be in writing ("Offer Document") and must include or be accompanied by a copy of the rules of the Plan. The Company must take reasonable steps to ensure that any Eligible Employee to whom an offer under the Plan is made is given a copy of the Offer

Document. The Offer Document must also state the name of the Australian ADI where contributions are held, the length of time they may be held and the rate of interest payable (if any). The Offer Document will include a statement to the effect that any advice given by the Company or an Australian Subsidiary in connection with the offer is general advice only, and that Australian offerees should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

6.    Australian Dollar Equivalent of Purchase Price at Offer Date.    The Offer Document must specify the Australian dollar equivalent of the purchase price of the Shares offered were the formula in Section 3.4 of the U.S. Plan applied at the date of the Offer Document.

7.    Updated Purchase Price Information.    The Offer Document must include an undertaking that, and an explanation of the way in which the Company or its Australian Subsidiary must, within a reasonable period of an Eligible Employee so requesting, make available to the Eligible Employee the following information:

              (a)          the Australian dollar equivalent of the current market price of shares in the same class as the Shares to which the offer relates; and

              (b)          the Australian dollar equivalent of the purchase price as if Section 3.4 of the U.S. Plan were applied at the date of the Eligible Employee's request.

For the purposes of the above calculation, the current market price of a Share shall be taken as the price published by the principal exchange on which the Share is quoted as the closing price for the previous day on which the Share was traded on the stock market of that exchange.

8.    Exchange Rate for Australian Dollar Equivalent of the Purchase Price.    For the purpose of paragraphs 6 and 7 above, the Australian dollar equivalent of the purchase price under Section 3.4 of the U.S. Plan and current market price of a Share shall be calculated by reference to the Australian/U.S. dollar exchange rate published by an Australian bank on the previous business day.

9.    Restriction on Capital Raising: 5% Limit.    In the case of an offer of Shares or options for issue under the Plan, the number of Shares subject of the offer or to be received on exercise of an option, when aggregated with the Offer Shares, must not exceed 5% of the total number of issued Shares in that class of the Company as at the time of the offer.

In calculating the Offer Shares, the following must be counted:

              (c)          the number of Shares in the same class that would be issued were each outstanding offer or option to acquire unissued Shares, being an offer made or option acquired pursuant to an employee share scheme extended only to employees or directors of the Company or of Associated Bodies Corporate, to be accepted or exercised (as the case may be), and

              (d)          the number of Shares in the same class issued during the previous 5 years pursuant to the Plan or any other employee share scheme extended only to employees or directors of the Company or of Associated Bodies Corporate.

In calculating the Offer Shares, disregard any offer made, or option acquired or Share issued by way or as a result of:

              (e)          an offer to a person situated at the time of receipt of the offer outside Australia,

              (f)           an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000,

              (g)          an offer that did not need disclosure to investors because of section 708 of the Corporations Act 2001,

              (h)          an offer that did not require the giving of a Product Disclosure Statement (within the meaning of the Corporations Act 2001) because of section 1012D of the Corporations Act 2001, or

              (i)           an offer made under a disclosure document or a Product Disclosure Statement.

10.    Providing Offer Document to ASIC.    A copy of the Offer Document (which need not contain details of the offer particular to the offeree such as the identity or entitlement of the offeree) and each accompanying document must be provided to ASIC not later than 7 days after the provision of that material to the offeree.

11.    Compliance with Undertakings.    The Company or an Australian Subsidiary must comply with any undertaking required to be made in the Offer Document, such as the undertaking to provide pricing information on request.

12.    No Loan or Financial Assistance.    Neither the Company nor any Associated Body Corporate may offer employees any loan or other financial assistance for the purpose of, or in connection with, the acquisition of the Shares to which the offer relates.

13.    Contribution Plan.    All contributions from wages or salary made in connection with participation in the Plan must be authorized by the offeree on the same form of application which is used in respect of the offer, or on a form that is included in or accompanies the Offer Document. Any contributions made by an offeree as part of the Plan must be held by the Company for the offeree in an account of an Australian ADI which is established and kept by the Company solely for the purpose of depositing contribution moneys and other money paid by employees for the Shares on offer under the Plan.

The Australian offeree may elect to discontinue their participation in the Plan under procedures established under the Plan, and as soon as practicable after that election is made, all money deposited with the Australian ADI in relation to that offeree shall be returned.

APPENDIX C
(As of January 6, 2016)

Canada Addendum

1.    Purpose.    This Appendix C (the "Canada Addendum") to the Tetra Tech, Inc. Employee Stock Purchase Plan, as amended (the "U.S. Plan") is hereby adopted under Section 8.5 of the U.S. Plan to set forth certain rules which, together with the provisions of the U.S. Plan (which are modified by this Appendix C in certain respects to comply with the requirements of Canadian national and provincial law), shall govern the operation of the Plan with respect to Canadian residents employed by Subsidiaries domiciled in Canada.

2.    Deductions.    A Participant may specify as the amount to be deducted from his or her compensation an amount that may not be less than $10 (Canadian dollars) per pay period. Check or money order contributions are to be included in the $5,000 (U.S. dollars) limitation per Purchase Right Period described in Section 3.3(a) of the U.S. Plan.

3.    Continuous Employment.    A Participant shall be considered to have a break in Continuous Employment upon the earlier of the date that the Participant is notified that his or her employment has been terminated (without immediate re-employment by the Company or a Subsidiary) or the date on which the Participant provides notice of his or her termination of employment.

4.    Disposition of Shares.    Shares acquired by Canadian residents who participate in the Plan shall only be disposed of over the NASDAQ Stock Market or as otherwise may be permitted under Canadian securities law.

5.    Participant Consent to Receive Information in English.    The Company shall obtain a written consent from a Canadian resident of Quebec who is a Participant in the following form before providing documents, notices and legal proceedings in English.

    Les parties reconnaissent avoir exig la rdaction en anglais de cette convention, ainsi que de tous documents excuts, avis donns et procedures judiciaries intentes, directement ou indirectement, relativement ou suite la prsente convention.

APPENDIX D

Chile Addendum
[Reserved]

APPENDIX E
(As of January 6, 2016)

Germany Addendum

1.    Purpose.    This Appendix E (the "Germany Addendum") to the Tetra Tech, Inc. Employee Stock Purchase Plan, as amended (the "U.S. Plan") is hereby adopted under Section 8.5 of the U.S. Plan to set forth certain rules which, together with the provisions of the U.S. Plan (which are modified by this Appendix E in certain respects to comply with the requirements of applicable German, EU and U.S. law), shall govern the operation of the Plan with respect to German residents employed by Subsidiaries domiciled in Germany.

2.    Shares Subject to Plan.    Notwithstanding Article 5 of the U.S. Plan, the aggregate value of the shares of Common Stock (the "Shares") and any securities of the same class as the Shares offered by the Company in the European Union, whether offered through the Plan or otherwise, shall be limited so that it never exceeds 2.5 million euros in any 12-month period or such higher limit as may be adopted for an exemption under the EU prospectus requirements.

3.    Eligible Employees.    Notwithstanding anything to the contrary in Section 3.1, all Employees, including Employees employed on part-time or temporary basis, who provide services in Germany and are employed by a Subsidiary domiciled in Germany shall be treated as Eligible Employees under Article 3 of the U.S. Plan.

APPENDIX F

India Addendum
[Reserved]

APPENDIX G
(As of January 6, 2016)

U.K. Addendum

1.    Purpose.    This Appendix G (the "U.K. Addendum") to the Tetra Tech, Inc. Employee Stock Purchase Plan, as amended (the "U.S. Plan") is hereby adopted under Section 8.5 of the U.S. Plan to set forth certain rules which, together with the provisions of the U.S. Plan (which are modified by this Appendix G in certain respects to comply with the requirements of applicable local law), shall govern the operation of the Plan with respect to U.K. resident employees employed by Subsidiaries domiciled in the United Kingdom of Great Britain ("U.K.").

2.    Shares Subject to Plan.    Notwithstanding Article 5 of the U.S. Plan, the aggregate value of the shares of Common Stock (the "Shares") and any securities of the same class as the Shares offered by the Company in the European Union, whether offered through the Plan or otherwise, shall be limited so that it never exceeds 2.5 million euros in any 12-month period or such higher limit as may be adopted for an exemption under the EU prospectus requirements.

3.    Eligible Employees.    Notwithstanding anything to the contrary in Section 3.1, all Employees, including Employees employed on part-time or temporary basis, who provide services in the U.K. and are employed by a Subsidiary domiciled in the U.K. shall be treated as Eligible Employees under Article 3 of the U.S. Plan.

4.    Data Protection.    It shall be a term and condition of each award granted under this Appendix G that the Eligible Employee agrees and consents to:

              (a)          the collection, use and processing of his or her Personal Data (as defined below) by Tetra Tech, Inc. and any Subsidiary and the transfer of his or her Personal Data to any third party administrator of the Plan and any broker through whom shares of Common Stock are to be sold on behalf of the Eligible Employee;

              (b)          Tetra Tech, Inc., its Subsidiaries and the third party administrator of the Plan transferring the Eligible Employee's Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and the grant of awards and the acquisition of shares of Common Stock pursuant to the Plan;

              (c)          the use of Personal Data by any such person for any such purposes; and

              (d)          the transfer to and retention of Personal Data by third parties (including any situated outside the European Economic Area) for or in connection with such purposes.

For the purpose of this paragraph 4, "Personal Data" means an Eligible Employee's name, home address, e-mail address and telephone number, date of birth, social security number or equivalent, details of all rights to acquire shares of Common Stock or other securities issued or transferred to such Eligible Employee pursuant to this Plan and any other personal information which could identify the Eligible Employee and is necessary for the administration of the Plan.

5.    Taxes.

              (e)          The Eligible Employee subject to this Appendix F agrees to indemnify and keep indemnified the Company from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of a Purchase right; (ii) the acquisition by the Participant of the Common on exercise of a Purchase right; or (iii) the disposal of any shares of Common Stock, (a "Tax Liability").

              (b)          At the discretion of the Committee, the Purchase Right cannot be exercised until the Eligible Employee has entered into an election with his or her employer (the "Employer") (in a form approved by the Employer and HMRC) (a "joint election") under which any liability of the Employer for Employer's National Insurance Contributions arising in respect of the grant, exercise of or other dealing in the Purchase Right, or the acquisition of the shares on exercise of the option, is transferred to and met by the Participant. Without prejudice to the terms of the Plan, the Purchase Right cannot be exercised until the Eligible Employee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Purchase Right and/or the acquisition of the shares by the Eligible Employee.

              (c)          Where any Tax Liability is likely to arise, the Company, the Employer or any Subsidiary may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements: (i) deduction from salary or other payments due to the Eligible Employee; or (ii) withholding the issue, allotment or transfer to the Eligible Employee of that number of shares (otherwise to be acquired by the Eligible Employee on the exercise of the option) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares, where the company intends to sell the shares to meet the Tax Liability); or (iii) withholding the issue, allotment or transfer to the Eligible Employee of the shares otherwise to be acquired by the Eligible Employee pursuant to the option until such Employee has demonstrated to the satisfaction of the Company or the Employer that he has given irrevocable instructions to a third party (for example a broker) satisfactory to the Company or the Employer to sell sufficient of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the tax liability.

              (d)          Paragraph (c) above will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares to be issued or transferred to the Eligible Employee as a result of the exercise of a Purchase Right, paid to the Company or the Employer, in cleared funds a sum equal to the Tax Liability arising on the exercise of the Purchase Right.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TETRA TECH, INC. C/O COMPUTERSHARE ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. P.O. BOX 43070 PROVIDENCE, RI 02940-3070 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees nominee(s) on the line below. 0 0 0 01 Dan L. Batrack 06 Albert E. Smith 02 Hugh M. Grant 07 J. Kenneth Thompson 03 Patrick C. Haden 08 Richard H. Truly 04 J. Christopher Lewis 09 Kirsten M. Volpi 05 Kimberly E. Ritrievi The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2 To approve, on an advisory basis, the Company's executive compensation; 3 To approve an amendment to the Company's Employee Stock Purchase Plan (ESPP) to increase by 1,000,000 the number of shares of common stock authorized for issuance under the ESPP; To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2016. 4 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000260383_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Shareholder Letter is/are available at www.proxyvote.com . TETRA TECH, INC. Annual Meeting of Stockholders March 03, 2016, 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dan L. Batrack and Janis B. Salin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TETRA TECH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PST on 03/03/2016, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, CA 91101, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000260383_2 R1.0.0.51160